As filed with the Securities and Exchange Commission on June 13, 2025
Registration No. 333-280517

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VANECK SOLANA ETF
(Exact name of registrant as specified in its charter)

Delaware	6221	33-6972117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
c/o VanEck Digital Assets, LLC
Jonathan R. Simon, Esq.
Matthew A. Babinsky, Esq.
666 Third Avenue, 9th Floor
New York, New York 10017
(212) 293-2000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices and for service of process purposes)

Copy to:
Clifford R. Cone, Esq.
Jason D. Myers, Esq.
Jesse Overall, Esq.
Clifford Chance US LLP
Two Manhattan West
375 Ninth Avenue
New York, New York 10001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus dated June 13, 2025
PRELIMINARY PROSPECTUS
VanEck Solana ETF
The VanEck Solana ETF (the "Trust") is an exchange-traded fund that issues common shares of beneficial interest (the "Shares") that are expected to be approved for listing, subject to notice of issuance, on the Cboe BZX Exchange, Inc. (the "Exchange") under the ticker symbol VSOL. The Trust's investment objective is to reflect the performance of the price of Solana ("SOL") and rewards from staking a portion of the Trust's SOL, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust's ability to qualify as a grantor trust for tax purposes, less the expenses of the Trust's operations. . In seeking to achieve its investment objective, the Trust will hold SOL and will value its Shares daily based on the reported MarketVectorTM Solana Benchmark Rate (the "Index" or "MarketVectorTM Solana Benchmark Rate"), which is calculated based on prices contributed by trading platforms that the Sponsor's (as defined below) affiliate, MarketVector Indexes GmbH ("MarketVector"), believes represent the top five SOL trading platforms based on the industry leading CCData Centralized Exchange Benchmark review report. See "The Trust and SOL Prices—Description of the MarketVectorTM Solana Benchmark Rate Construction and Maintenance" for more information. To the extent the Sponsor determines to stake a portion of the Trust's SOL, the Sponsor plans to engage one or more third party staking services providers (each a "Staking Services Provider") to conduct such staking activities ("Staking Activities"). The Sponsor may instead seek to utilize alternative means to engage in Staking Activities, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk, including the use or holding of liquid staking tokens (“LSTs”), though no such determination has been made as of the date of this registration statement. VanEck Digital Assets, LLC (the "Sponsor") is the sponsor of the Trust, CSC Delaware Trust Company (the "Trustee") is the trustee of the Trust, and Gemini Trust Company, LLC, (the "SOL Custodian" or "Gemini"), Coinbase Custody Trust Company, LLC (the “Additional SOL Custodian” or “Coinbase Custody”), or any successor custodians, are the custodians of the Trust, who will hold all of the Trust's SOL on the Trust's behalf.
The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the Securities and Exchange Commission (the "SEC") in accordance with Rule 456(d) and 457(u). When the Trust sells or redeems its Shares, it will do so in blocks of 25,000 Shares (a "Basket") that are based on the amount of SOL represented by the Basket being created, the amount of SOL being equal to the combined net asset value of the number of Shares included in the Basket (net of accrued but unpaid remuneration due to the Sponsor (the "Sponsor Fee") and any accrued but unpaid expenses or liabilities not assumed by the Sponsor). The Trust will conduct subscriptions and redemptions in cash or in-kind transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (known as "Authorized Participants" or "APs"). For a subscription in cash, the Authorized Participant's subscription shall be in the amount of cash needed to purchase the amount of SOL represented by the Basket being created, as calculated by [ ] (the "Administrator") based on the Index or the other valuation policies described herein. The AP will deliver the cash to the Trust's account at [ ] (the "Cash Custodian"), which the Sponsor will then use to purchase SOL from a third party selected by the Sponsor who (1) is not the Authorized Participant and (2) will not be acting as an agent, nor at the direction, of the Authorized Participant with respect to the delivery of SOL to the Trust (such third party, a "Liquidity Provider"). For a redemption in cash, the Sponsor shall arrange for the SOL represented by the Basket to be sold to a Liquidity Provider selected by the Sponsor and the cash proceeds distributed from the Trust's account at the Cash Custodian to the Authorized Participant in exchange for their Shares. For an "in-kind" subscription, Authorized Participants will deliver, or arrange for the delivery by the Authorized Participant's designee of, SOL to the Trust's account with the SOL Custodian in exchange for Shares when they purchase Shares. For an "in-kind" redemption transaction, when Authorized Participants redeem Shares with the Trust, the Trust, through the SOL Custodian, will deliver SOL to such Authorized Participants, or a designee thereof, in exchange for their Shares.
Following an Authorized Participant's subscription in cash for a Basket and issuance by the Trust of the corresponding Shares to such AP, Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust's assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of the Shares of the Trust.
Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.
Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares have been approved for listing, subject to notice of issuance, on the Exchange under the ticker symbol VSOL.

Investing in the Trust involves risks similar to those involved with an investment directly in SOL and other significant risks. See "Risk Factors" beginning on page 15.
The offering of the Trust's Shares is registered with the SEC in accordance with the Securities Act of 1933, as amended (the "1933 Act"). The offering is intended to be a continuous offering. The Trust is not registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the "CEA"), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the "CFTC") as a commodity pool operator or a commodity trading advisor. The Trust's Shares are neither interests in nor obligations of the Sponsor or the Trustee.
On June 10, 2025, Van Eck Associates Corporation (the "Seed Capital Investor"), the parent of the Sponsor, subject to certain conditions, purchased the "Seed Shares," comprising 4,000 Shares at a per-Share price of $25.00. Delivery of the Seed Shares was made on June 10, 2025. Total proceeds to the Trust from the sale of the Seed Shares were $100,000. On [ ], 2025, the Seed Shares were redeemed for cash and the Seed Capital Investor purchased the "Seed Creation Baskets," comprising of [ ] Shares at a per-Share price equal to [ ] SOL. The price of SOL was determined using the Index on [ ], 2025. The Index price on [ ], 2025 was $[ ]. Total proceeds to the Trust from the sale of the Seed Creation Baskets were [ ] SOL. Delivery of the Seed Creation Baskets was made on [ ], 2025. The Seed Capital Investor has acted as a statutory underwriter in connection with this purchase.
The price of the Seed Creation Baskets was determined as described above and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.
The value of SOL and, therefore, the value of the Trust's Shares could decline rapidly, including to zero. You could lose your entire investment. The Shares are neither insured nor guaranteed by the Federal Deposit Insurance Corporation, or any other governmental agency or other person or entity. The Shares are not interests in nor obligations of nor guaranteed by any of the Sponsor, the Trustee, Seed Capital Investor, MarketVector, the Administrator, the Cash Custodian, the SOL Custodian, the Additional SOL Custodian, any Liquidity Provider, [any Staking Services Provider,] or their respective affiliates.
AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD SOL OR INTERESTS RELATED TO SOL. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 15.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE TRUST IS AN "EMERGING GROWTH COMPANY" AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE "JOBS ACT") AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.
The date of this Prospectus is           , 2025

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.
Until [ ], 2025, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.
- i -

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus includes "forward-looking statements" which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "intend", "plan," "anticipate," "believe," "estimate," "predict," "potential" or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the cryptocurrencies markets and indexes that track such movements, the Trust's operations, the Sponsor's plans and references to the Trust's future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of its Shares.
- ii -

PROSPECTUS SUMMARY
This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus, including "Risk Factors" on page 15, before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.
Overview of the Trust
The VanEck Solana ETF (the "Trust") is an exchange-traded fund that issues common shares of beneficial interest (the "Shares") that are expected to be approved for listing, subject to notice of issuance, on the Cboe BZX Exchange, Inc. (the "Exchange") under the ticker symbol VSOL.The Trust is not registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and is not required to register under such act. The Trust is not a commodity pool for purposes of the CEA, and the Sponsor is not subject to regulation by the Commodity CFTC as a commodity pool operator or a commodity trading advisor. The Trust is a passive investment vehicle that does not seek to pursue any investment strategy beyond tracking the price of Solana ("SOL"). As a result, the Trust will not attempt to avoid losses or hedge exposure arising from the risk of changes in the price of SOL. The Trust's investment objective is to reflect the performance of the price of SOL, and rewards from staking a portion of the Trust's SOL, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust's ability to qualify as a grantor trust for tax purposes, less the expenses of the Trust's operations. In seeking to achieve its investment objective, the Trust will hold SOL and will value its Shares daily based on the reported MarketVectorTM Solana Benchmark Rate, which is calculated based on prices contributed by trading platforms that the Sponsor's affiliate, MarketVector Indexes GmbH ("MarketVector"), believes represent the top five SOL trading platforms based on the industry leading CCData Centralized Exchange Benchmark review report. See "The Trust and SOL Prices— Description of the MarketVectorTM Solana Benchmark Rate Construction and Maintenance" for more information. To the extent the Sponsor determines to stake a portion of the Trust's SOL, the Sponsor plans to engage one or more third party staking services providers (each a "Staking Services Provider") to conduct such staking activities ("Staking Activities"). The Sponsor may instead seek to utilize alternative means to engage in Staking Activities, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk, including the use or holding of liquid staking tokens (“LSTs”), though no such determination has been made as of the date of this registration statement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust is sponsored by VanEck Digital Assets, LLC (the "Sponsor"), a wholly-owned subsidiary of Van Eck Associates Corporation ("VanEck"), a U.S. registered investment adviser with approximately $116.64 billion in assets under management as of April 30, 2025. The Sponsor is not registered as an investment adviser and currently is not required to register under the Advisers Act in connection with its activities on behalf of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust's assets, nor will the Trust's assets serve as collateral for any loan or similar arrangement.
SOL is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana Network, a dispersed network of computers that operates on cryptographic software protocols based on open source code. It is widely understood that no single intermediary or entity operates or controls the Solana Network (referred to as "decentralization"), the transaction validation and recordkeeping infrastructure of which is collectively maintained by a disparate user base, although some entities, like Solana Labs and the Solana Foundation, exert significant influence. The Solana Network allows people to exchange tokens of value, or SOL, which are recorded on a distributed public recordkeeping system or ledger known as a blockchain (the "Solana Blockchain"), and which can be used to pay for goods and services. Because SOL is issued by and can be used to interact directly with the Solana Network through, e.g., the payment of transaction fees needed to execute smart contract code or record transactions on the Solana Blockchain, SOL is commonly referred to as the native asset of the Solana Network.
The Trust intends to stake a portion of the Trust's assets through one or more Staking Services Providers. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of SOL, which may be treated for federal income tax purposes as income to the Trust (see for further description of the tax implications of the activities of the Trust to an investor). The Staking Provider exercises no discretion as to the amount the Trust's SOL to be staked or timing of the staking activities. The SOL Custodian and Additional SOL Custodian will maintain exclusive possession and control of the private keys associated with any staked SOL at all times. Staking activity on the Solana Network involves the delegation of SOL to validators and carries certain risks. Staked SOL may be subject to community-determined penalties for validator misbehavior, or slashing. If the Staking Service Provider causes the Trust's staked SOL to be subject to such slashing losses, the Trust could suffer losses of the staked SOL. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked SOL is temporarily locked and inaccessible. These phases affect when SOL begins earning rewards, participates in consensus and becomes available for transfer or redelegation. The description and considerations related to staking are discussed more fully in "Principal Risks-Risks Associated with SOL and the Solana Network."
Because peer-to-peer transfers of SOL are recorded on the Solana Blockchain, which is a digital public recordkeeping system or ledger, buying, holding and selling SOL is very different than buying, holding and selling more conventional instruments like cash, stocks or bonds. For example, SOL must either be acquired as a reward for participating in the validation of transactions that are added to the Solana Blockchain (the validation process is referred to interchangeably in this Prospectus as "validation" or "staking", the rewards are referred to as "staking rewards", and the parties performing such validation, "validators"), obtained in a peer-to-peer transaction on the Solana Network, or purchased through an online digital asset trading platform or other intermediary, such as a broker in the institutional over-the-counter ("OTC") market. Peer-to-peer transactions may be difficult to arrange, and involve complex and potentially risky procedures around safekeeping, transferring and holding the SOL. Alternatively, purchasing SOL on an SOL trading platform requires choosing a trading platform, opening an account, and transferring funds to the trading platform in order to purchase the SOL. Transactions on centralized trading platforms are not ordinarily recorded on the Solana Blockchain. There are currently a large number of SOL trading platforms from which to choose, the quality and reliability of which varies significantly. Some trading platforms have been subject to unauthorized cybersecurity breaches ("hacks"), resulting in significant losses to end users.
The Trust provides direct exposure to SOL and the Shares of the Trust are valued on a daily basis using prices drawn from a carefully evaluated group of trading platforms selected by MarketVector, which utilizes the CCData Centralized Exchange Benchmark data to construct the MarketVectorTM Solana Benchmark Rate. The Trust provides investors with the opportunity to access the market for SOL through Shares held in a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring SOL directly, acquiring it from an exchange, or participating in staking and receiving SOL as a reward as referenced above (to the extent the Sponsor determines to stake a portion of the Trust’s SOL). The Trust will custody its SOL at Gemini Trust Company, LLC (the "SOL Custodian"), a regulated third-party custodian that carries insurance and is chartered as a limited purpose trust company under the New York Banking Law. The Trust will also custody its SOL at Coinbase Custody Trust Company, LLC (the "Additional SOL Custodian"), a regulated third-party custodian that carries insurance and is chartered as a limited purpose trust company under the New York Banking Law. The Trust will not use derivatives such as swaps, futures, or options in its investment strategy. Using derivatives could subject the Trust to derivatives counterparty, credit, and other risks, though the Trust also will not attempt to use derivatives to hedge the risk of declines in the price of SOL held by the Trust. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use SOL by investing in the Shares rather than purchasing, holding and trading SOL directly or through derivatives.
Except as set forth in the Trust Agreement, Shareholders have no voting rights with respect to the Trust.
SOL and the Solana Network
SOL is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana Network, a decentralized network of computers that operates on cryptographic protocols. No single entity is known to own or operate the Solana Network, the infrastructure of which is understood to be collectively maintained by a decentralized user base, although some entities, like Solana Labs and the Solana Foundation, exert significant influence. The Solana Network allows people to exchange tokens of value, called SOL, which are recorded on a public transaction ledger known as a blockchain. SOL can be used to pay for goods and services, including computational power on the Solana Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user- to-end-user transactions under a barter system. Furthermore, the Solana Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than SOL on the Solana Network. Smart contract operations are executed on the Solana blockchain in exchange for payment of SOL. Like the Ethereum network, the Solana Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.
The Solana protocol introduced the Proof-of-History ("PoH") timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users, or may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.
In addition to the PoH mechanism described above, the Solana Network uses a proof-of-stake consensus mechanism to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or "stake" coins to compete to be selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Validators who engage in malicious activity can result in the forfeiture or "slashing" of a portion or all of the validator's staked coins. Unlike Ethereum, slashing is not automatically enforced by the network's source code, but is rather by social consensus among the non-misbehaving validators. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work. Although anyone can act as a validator on the Solana Network, participating in validation directly has higher hardware and other operational requirements, and can be more costly than participating in validation on some competing blockchain networks, such as Ethereum.
The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper. Development of the Solana Network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc. ("Solana Labs"), a Delaware corporation, which administered the original network launch and token distribution.
Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana. Most nodes that do not participate in validation (Remote Procedure Call nodes or "RPC nodes") operate using a single client software implementation called Agave, developed by Anza with a team consisting largely of ex-Solana Labs employees, and at times as much as 90% or more of assets staked by validators have been staked through a single specialized staking client software implementation called Jito. With that said, the Solana Network, like the Ethereum network, is believed to be decentralized in that it does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of SOL. The source code of the Solana Network is open-source and available to the public. As of June 12, 2025, SolanaBeach.io reports there were approximately 1,200 validator nodes on the Solana Network, with no single validator node directly controlling more than 4% of the aggregate stake, though the real figure could be higher because some entities may operate multiple nodes (Source: https://solanabeach.io/validators). As of June 12, 2025, more than 500 applications were built on the Solana Network.
MarketVector and the Sponsor believe that certain factors have combined to improve the efficiency of the SOL market, creating a dynamic, institutional-quality, two-sided market. For more information on SOL and the Solana Network, see "SOL, SOL Market, SOL Exchanges and Regulation of SOL" below.

The Trust's Investment Objective and Strategies
The Trust's investment objective is to reflect the performance of the price of SOL, and rewards from staking a portion of the Trust's SOL, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust's ability to qualify as a grantor trust for tax purposes, less the expenses of the Trust's operations. In seeking to achieve its investment objective, the Trust will hold SOL and will value its Shares daily based on the reported MarketVectorTM Solana Benchmark Rate, which is calculated based on prices contributed by exchanges that the Sponsor's affiliate, MarketVector, believes represent the top five SOL trading platforms based on the industry leading CCData Centralized Exchange Benchmark review report as described below, and process all creations and redemptions in transactions with Authorized Participants as described below. To the extent the Sponsor determines to stake a portion of the Trust's SOL, the Sponsor plans to engage one or more Staking Services Providers to conduct such staking activities. The Sponsor may instead seek to utilize alternative means to engage in Staking Activities, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk, including the use or holding of liquid staking tokens (“LSTs”), though no such determination has been made as of the date of this registration statement. The Trust is a passive investment vehicle that does not seek to pursue any investment strategy beyond tracking the price of SOL. As a result, the Trust will not attempt to speculatively sell SOL at times when its price is high or speculatively acquire SOL at low prices in the expectation of future price increases, nor will the Trust attempt to avoid losses or hedge exposure arising from the risk of changes in the price of SOL. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.
When the Trust sells or redeems its Shares, it will do so in blocks of 25,000 Shares ("Baskets") that are based on the amount of SOL represented by the Basket being created, the amount of SOL being equal to the combined net asset value of the number of Shares included in the Basket (net of the accrued but unpaid remuneration due the Sponsor ("Sponsor Fee") and any accrued but unpaid expenses or liabilities not assumed by the Sponsor). The Trust conducts subscriptions and redemptions in cash or in-kind transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (known as "Authorized Participants" or "APs"), which must be registered broker-dealers.
For a subscription in cash, the Authorized Participant's subscription for Shares shall be in the amount of cash needed to purchase the amount of SOL represented by the Basket being created, as calculated by the Administrator based on the Index or the other valuation policies described herein. The AP will deliver the cash to the Trust's account at the Cash Custodian, which the Sponsor will then use to purchase SOL from a third party selected by the Sponsor who (1) is not the Authorized Participant and (2) will not be acting as an agent, nor at the direction, of the Authorized Participant with respect to the delivery of SOL to the Trust in connection with such cash creation (such third party, a "Liquidity Provider"). For a redemption in cash, the Sponsor shall arrange for the SOL represented by the Basket to be sold to a Liquidity Provider selected by the Sponsor and the cash proceeds distributed from the Trust's account at the Cash Custodian to the Authorized Participant in exchange for their Shares. or an "in-kind" subscription, Authorized Participants will deliver, or arrange for the delivery by the Authorized Participant's designee of, SOL to the Trust's Custody Account with the SOL Custodian in exchange for Shares when they purchase Shares. For an "in-kind" redemption transaction, when Authorized Participants redeem Shares with the Trust, the Trust, through the SOL Custodian, will deliver SOL to such Authorized Participants, or a designee thereof, in exchange for their Shares.
In addition to selling SOL to distribute cash to Authorized Participants redeeming Shares, the Sponsor may sell SOL to pay certain expenses not assumed by the Sponsor (described below), which may be facilitated by one or more Liquidity Providers and/or the SOL Custodian or an affiliate thereof. All SOL will be held by a third-party custodian that carries insurance. The Transfer Agent (as defined below) will facilitate the processing of purchase and sale orders in Baskets from the Trust.
The Trust will engage in SOL transactions for converting cash into SOL (in association with cash purchase orders) and SOL into cash (in association with cash redemption orders). The Trust will conduct its SOL purchase and sale transactions by trading directly with third parties selected by the Sponsor (each, a "Liquidity Provider"), who are not registered broker-dealers, pursuant to written agreements between such Liquidity Providers and the Trust. Liquidity Providers may be added at any time, subject to the discretion of the Sponsor. Alternatively,

Liquidity Providers may choose to terminate their participation as Liquidity Providers to the Trust at any time. The Trust is not aware of any other affiliation or material relationship between Liquidity Provider and the Authorized Participants or other service providers of the Trust in executing a transaction in SOL with the Trust. Each Liquidity Provider represents to the Trust that it is acting for itself and not for another person, and is not acting as agent or at the direction of any Authorized Participant. Upon receipt of an order from an Authorized Participant to create or redeem Baskets, the Trust may obtain quotes for a price to purchase or sell SOL from one or more Liquidity Providers. A Liquidity Provider may respond to the Trust's request with an offer of a quote at which it is willing to sell the specified quantity of SOL, or a portion thereof, in the case of a creation, or a quote at which it is willing to buy the specified quantity of SOL, or a portion thereof, in the case of a redemption, as indicated in such offer. The Trust then determines, in its sole discretion, which Liquidity Provider that provided a quote to use. Once an offer is accepted it becomes a trade that is binding on both the Trust and the Liquidity Provider. Each Liquidity Provider is required to comply with U.S. federal and/or state laws including licensing and registration requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations.
The Liquidity Providers as of the date of this Prospectus, that have agreed to serve as a Liquidity Provider and have consented to be named in this Prospectus are [ ].
Current or future Liquidity Providers may be affiliates of, or have material relationships with, the Trust's current or future Authorized Participants.
The MarketVectorTM Solana Benchmark Rate
Market Vector is the index sponsor and index administrator for the MarketVectorTM Solana Benchmark Rate (“MarketVectorTM Solana Benchmark Rate” or “Index”). MarketVector is a wholly-owned subsidiary of VanEck. CryptoCompare Data Limited is the calculation agent for the MarketVectorTM Solana Benchmark Rate and an affiliate of VanEck.
The MarketVectorTM Solana Benchmark Rate is a U.S. dollar-denominated composite reference rate for the price of SOL. The Index is calculated daily between 00:00 and 24:00 (CET) and the Index values are disseminated to data vendors. The Index is disseminated in U.S. dollars and the closing and intraday value is calculated over twenty three-minute intervals pursuant to a methodology referred to as an equal-weighted average of the volume-weighted median price.
The MarketVectorTM Solana Benchmark Rate is designed to be a robust price for SOL in U.S. dollars. There is no component other than SOL in the Index. The underlying trading platforms are sourced from the industry leading CCData Centralized Exchange Benchmark review report. CCData's Centralized Exchange Benchmark was established in 2019 as a tool designed to bring clarity to the digital asset trading platforms sector by providing a framework for assessing risk and in turn bringing transparency and accountability to a complex and rapidly evolving market. The CCData Centralized Exchange Benchmark methodology utilizes a combination of qualitative and quantitative metrics to analyze a comprehensive data set across eight categories of evaluation: legal/regulation, KYC/transaction risk, data provision, security, team/exchange, asset quality/diversity, market quality and negative events. See "The Trust and SOL Prices—Description of the MarketVectorTM Solana Benchmark Rate Construction and Maintenance" for more details. The CCData Centralized Exchange Benchmark review report provides a framework for assessing risk of each trading platform and brings transparency and accountability to a rapidly evolving market and industry. Based on the CCData Centralized Exchange Benchmark, MarketVector initially selects the top five trading platforms by rank for inclusion in the MarketVectorTM Solana Benchmark Rate. If an eligible trading platform is downgraded by two or more notches in a semi-annual review and is no longer in the top five by rank, it is replaced by the highest ranked non-component trading platform. Adjustments to exchange coverage are announced four business days prior to the first business day of each of March and September at 23:00 CET. The MarketVectorTM Solana Benchmark Rate is rebalanced at 16:00:00 GMT/BST on the last business day of each of February and August. The current exchange composition of the MarketVectorTM Solana Benchmark Rate is Bitstamp, Bullish, Coinbase, Gemini, and Kraken.

Pricing Information Available on the Exchange and Other Sources
The following table lists the Exchange symbols and their descriptions with respect to the Shares and the MarketVectorTM Solana Benchmark Rate:

Ticker	Description
VSOL	Market price per Share on the Exchange
VSOL.IV	Indicative intra-day value per Share
VSOL.NV	End of day NAV
VSOL.SO	Number of outstanding Shares
The intra-day data in the above table is published once every 15 seconds throughout each trading day.
The current market price per Share (symbol: VSOL) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.
The intra-day indicative value per Share (symbol: VSOL.IV) will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.
The Trust's most recent end-of-day net asset value ("NAV") (symbol: VSOL.NV) will be published as of the close of business by market data vendors and available on the Sponsor's website at www.vaneck.com, or any successor thereto, and will be published on the consolidated tape.
Any adjustments made to the MarketVectorTM Solana Benchmark Rate will be published on the MarketVector website at https://www.MarketVector.com/ or any successor thereto.
The intra-day levels and closing levels of the MarketVectorTM Solana Benchmark Rate are published by MarketVector, and the closing NAV is published by the Administrator.
The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.
MarketVector makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the MarketVectorTM Solana Benchmark Rate for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by MarketVector is for informational purposes only, not intended for trading purposes, and provided on an "as is" basis. MarketVector does not warrant that the Index information will be uninterrupted or error-free, or that defects will be corrected. MarketVector also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.
For more information on the MarketVectorTM Solana Benchmark Rate and MarketVector, see "The Trust and SOL Prices" below.
The Trust's Legal Structure
The Trust is a Delaware statutory trust, formed on November 30, 2021 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Amended and Restated Declaration of Trust and Trust Agreement (the "Trust Agreement"), dated as of March 10, 2025. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the "Trustee"). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on December 8, 2020.

The Trust's Service Providers
The Sponsor
The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor has developed a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor appoints and may remove the Trust's other service providers, including the Trustee, Administrator, Transfer Agent, SOL Custodian, Additional SOL Custodian, Staking Services Provider, and Marketing Agent (as defined below), as well as any additional, replacement, or successor service providers. The Sponsor has agreed to pay all ordinary operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor's unified fee.
The Trustee
The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Declaration of Trust and the Delaware Statutory Trust Act.
The Administrator
[  ]serves as the Trust's administrator (the "Administrator"). The Administrator's principal address is [  ]. Under the Trust's Administration Agreement between [  ] and the Trust (the "Trust Administration Agreement") and a separate cash custodian agreement, the Administrator provides certain administrative and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust's SOL and calculating the net asset value per Share of the Trust and the net asset value of the Trust and maintaining the books of account of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.
The Transfer Agent
[  ] serves as the transfer agent for the Trust (the "Transfer Agent"). The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust's Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.
The Cash Custodian
Under the cash custodian agreement (the "Cash Custody Agreement"), [  ] will act as custodian for the Trust's cash (in such capacity, the "Cash Custodian"). The Cash Custodian is responsible for, among other things, maintaining a separate deposit account or accounts for cash in the name of the Trust and determining the amount of SOL and/or cash required for the issuance or redemption, as the case may be, of Shares in creation unit aggregations of the Trust after the end of each trading day.
The Staking Provider
[   ] is expected to serve as the Staking Services Provider for the Trust [   ] from the date the Shares are initially listed on the Exchange.
The SOL Custodian
Gemini Trust Company, LLC serves as the Trust's SOL Custodian and is a fiduciary under § 100 of the New York Banking Law. The SOL Custodian is authorized to serve as the Trust's custodian under the Trust Agreement and pursuant to the terms and provisions of the Custody Agreement. The SOL Custodian has its principal office at 315 Park Ave South, Floor 16, New York, NY 10010.

The SOL Custodian makes available to the Trust a custodial account for SOL maintained by the SOL Custodian ("SOL Account") and access to an omnibus custodial account held at depository institutions or money market funds in the SOL Custodian's name for the benefit of its customers at which a cash balance may be maintained ("Fiat Account"). The SOL Custodian's services in respect of the SOL Account (i) allow SOL to be deposited from a public blockchain address to the Trust's SOL Account and (ii) allow SOL to be withdrawn from the SOL Account to a public blockchain address as instructed by the Trust. The Trust expects to use the Fiat Account to facilitate the purchase and sale of SOL in connection with the cash creations and redemptions. In respect of the Fiat Account, the SOL Custodian holds the Trust's cash held in its Fiat Account in one or more omnibus accounts for the benefit of the SOL Custodian's customers at depository institutions or money market funds.
The Sponsor may, in its sole discretion, add or terminate other SOL custodians. The Sponsor has executed an agreement with Coinbase Custody that allows Coinbase Custody to serve as an additional custodian for the Trust's assets. The Sponsor may, in its sole discretion, change the custodian for the Trust's SOL holdings, but it will have no obligation to do so or to seek any particular terms for the Trust from other such custodians. To the extent that the Sponsor adds or terminates other SOL custodians, or changes the custodian for the Trust's SOL holdings, notification will be made to Shareholders via a prospectus supplement and/or a current report filed with the SEC.
In addition to the SOL custodial services in connection with the SOL Account, the SOL Custodian will also provide the Trust with clearing and settlement services for SOL purchase and sale transactions ("Clearing Services") between the Trust and Liquidity Providers and Authorized Participants or their designees in connection with the Trust's creation and redemption processes as well as in connection with transfers of SOL out of the Trust to pay the Sponsor Fee and to reimburse the Sponsor in SOL for payment of extraordinary expenses. These services are detailed within the clearing agreement between the Trust and the SOL Custodian (the "Clearing Agreement"). In connection with the Clearing Services, the SOL Custodian will make available to the Trust a clearing account (the "Clearing Account"), as further described below in "—Custody of the Trust's Assets."
The Additional SOL Custodian
Coinbase Custody Trust Company, LLC, serves as the Trust's Additional SOL Custodian and is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act of 1940, as amended. The Additional SOL Custodian is authorized to serve as the Trust's custodian under the Trust Agreement and pursuant to the terms and provisions of the Additional SOL Custody Agreement. The Additional SOL Custodian has its principal address at 55 Hudson Yards, 550 West 34th Street, 4th Floor, New York, NY 10001.
The Additional SOL Custodian makes available to the Trust a custodial account for SOL maintained by the Additional SOL Custodian (the "Additional SOL Account"). The Additional SOL Custodian's services in respect of the Additional SOL Account (i) allow all or a portion of the Trust's SOL allocated to the vault balance (the "Additional SOL Vault Balance") to be held in the Additional SOL Account, (ii) allow SOL to be deposited from a public blockchain address to the Trust's Additional SOL Account, (iii) allow SOL to be withdrawn from the Additional SOL Account to a public blockchain address as instructed by the Trust and (iv) certain additional services as may be agreed to between the Trust and the Additional SOL Custodian from time to time.
The Marketing Agent
Van Eck Securities Corporation (the "Marketing Agent"), a wholly-owned subsidiary of VanEck, is responsible for reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority ("FINRA") advertising laws, rules, and regulations.
The Trust's Fees and Expenses
The Trust will pay the Sponsor the Sponsor Fee, which is a unified fee of [ ]%. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will make its determination regarding the Sponsor Fee in respect of each day by reference to the Trust's NAV as of that day. The Sponsor Fee will accrue in U.S. dollars and be payable monthly in arrears in SOL on, or by, the tenth business day of the next month in respect of the prior month. Each month, the Administrator will calculate the

Sponsor Fee for each day of the month, resulting in a cumulative total in U.S. dollars, which the Administrator will then calculate the SOL equivalent of by reference to the Index as of the date of calculation, and the Sponsor shall then withdraw the corresponding amount of SOL from the Trust's SOL Account in payment of the Sponsor Fee. The Sponsor has agreed to pay all ordinary operating expenses (except for extraordinary expenses, including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters) out of the Sponsor Fee. For extraordinary expenses not covered in the previous sentence, the Sponsor shall pay these expenses as they become due and seek contemporaneous reimbursement from the Trust in the form of SOL at the time of payment. For extraordinary expenses denominated in dollars, the Sponsor shall convert the expense amounts into SOL at the Index price on the date the Sponsor seeks such reimbursement from the Trust, and shall withdraw the corresponding amounts of SOL from the Trust as reimbursement for paying such extraordinary expenses of the Trust. For extraordinary expenses denominated in SOL, if any, the Sponsor shall withdraw the corresponding amounts of SOL from the Trust as reimbursement for paying such extraordinary expenses. Neither the Trust nor the Shareholders shall be responsible for any fees and expenses, including any Solana Network fees, incurred by the Sponsor to withdraw SOL from the Trust's SOL Account in connection with payment of the Sponsor Fee or Trust expenses not assumed by the Sponsor, or to convert such SOL, once withdrawn, into cash (if applicable). The Sponsor will sell SOL which may be facilitated by one or more Liquidity Providers and/or the SOL Custodian or an affiliate thereof, in connection with the termination of the Trust and the liquidation of the Trust's SOL holdings, which the Sponsor shall do at a price which it is able to obtain through commercially reasonable efforts, and arrange for the distribution of the cash proceeds to the Trust's Shareholders and creditors (if any). The amount of SOL held by the Trust may vary from time to time depending on the level of the Trust's expenses and liabilities and the market price of SOL. Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor Fee attributable to Shares held by certain investors, or share a portion of the Sponsor Fee with such investors, subject to certain minimum Shareholding and lock up requirements as determined by the Sponsor to foster stability in the Trust's asset levels. Any such rebate or sharing of the Sponsor's Fee will be subject to negotiation and agreement between the Sponsor and the investor on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of, or share, the Sponsor Fee. Neither the Trust nor the Trustee will be a party to any Sponsor Fee rebate or sharing arrangements negotiated by the Sponsor. Any Sponsor Fee rebate, or any sharing of the Sponsor Fee, will be paid from the funds of the Sponsor (including the Sponsor Fee) and not from the assets of the Trust. In addition, the Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.
Custody of the Trust's Assets
The Trust's SOL Custodian and Additional SOL Custodian will keep custody of all of the Trust's SOL and will safeguard the private keys to the SOL associated with the Trust's SOL Account, Additional SOL Account and Clearing Account. SOL private keys are stored in two different forms: "hot" storage, whereby the private keys are stored on secure, internet-connected devices (a "hot wallet"), and "cold" storage, where digital currency private keys are stored completely offline. The SOL Custodian and Additional SOL Custodian maintain the private keys to the Trust's SOL in the Trust's SOL Account, Additional SOL Account and Clearing Account in a geographically distributed fashion across the continental United States.
SOL Account
The Custody Agreement requires the SOL Custodian to hold the Trust's SOL in cold storage, unless required to facilitate withdrawals as a temporary measure. Other than in connection with creations and redemptions, where the associated SOL is first transferred to the Trust's Clearing Account (where they may be held in omnibus hot storage wallets, as described below) before being transferred to the Trust's SOL Account (in the case of a creation) or to the Liquidity Provider's Gemini account (in the case of a redemption), as well as in connection with transfers of SOL to pay the Sponsor Fee and to reimburse the Sponsor in SOL for payment of extraordinary expenses, which also are first transferred to the Trust's Clearing Account before being transferred to the Sponsor, the SOL Custodian will use segregated cold storage SOL addresses for the Trust's SOL Account. The addresses on the Solana Blockchain at which the Trust's SOL in the SOL Account are held by the SOL Custodian are separate from the SOL addresses that the SOL Custodian uses for its other customers and are directly verifiable via the Solana Blockchain. The SOL Custodian will at all times record and identify in its books and records that such SOL constitute the property of the Trust. The SOL Custodian will not withdraw the Trust's SOL from the Trust's SOL Account with the SOL Custodian, or loan, hypothecate, pledge or otherwise encumber the Trust's SOL, without the Trust's instruction, nor will the Sponsor or any other entity or service provider. The Trust will not lease or loan SOL held in the Trust's SOL Account with the SOL Custodian and will not give instructions to that effect.
The SOL Custodian has adopted the following security policies and practices with respect to digital assets held in cold storage: hardware security modules ("HSMs") are used to generate, store and manage cold storage private keys; multi-signature technology is used to provide both security against attacks and tolerance for losing access to a key or facility, eliminating single points of failure; all HSMs are stored offline in air- gapped environments within a diverse network of guarded, monitored and access-controlled facilities that are geographically distributed; multiple levels of physical security and monitoring controls are implemented to safeguard HSMs within storage facilities; and all fund transfers require the coordinated actions of multiple employees.
The Sponsor has evaluated the SOL Custodian's policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust's SOL holdings and believes these are designed consistent with accepted industry practices to protect against theft, loss, and unauthorized and accidental use of the private keys, though the Sponsor does not control the SOL Custodian's operations or implementation of such policies, procedures and controls and there can be no assurance that they will actually work as designed or prove to be successful in safeguarding the Trust's assets against all possible sources of theft, loss or damage.
The SOL Custodian currently maintains digital asset insurance consisting of a $100 million specie policy and a $25 million crime policy.
Although the SOL Custodian carries insurance, the SOL Custodian's insurance does not cover any loss in value of SOL and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The insurance maintained by the SOL Custodian is shared among all of the SOL Custodian's customers, is not specific to the Trust or to customers holding SOL with the SOL Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Trust is not a named beneficiary under the SOL Custodian's insurance policies, though the SOL Custodian has represented to the Sponsor that the insurance covers customer losses, including losses suffered by the Trust, arising from specified events, including fraud, theft, and cyber- security breaches.
The Additional SOL Account
The Additional SOL Custody Agreement (as defined below) requires the Additional SOL Custodian to hold the Trust's SOL in cold storage, unless required to facilitate withdrawals as a temporary measure. The Additional SOL Custodian will use segregated cold storage SOL addresses for the Trust's Additional SOL Account. The addresses on the Solana Blockchain at which the Trust's SOL in the Additional SOL Account are held by the Additional SOL Custodian are separate from the SOL addresses that the Additional SOL Custodian uses for its other customers and are directly verifiable via the Solana Blockchain. The Additional SOL Custodian will at all times record and identify in its books and records that such SOL constitute the property of the Trust. The Additional SOL Custodian will not withdraw the Trust's SOL from the Trust's Additional SOL Account with the Additional SOL Custodian, or loan, hypothecate, pledge or otherwise encumber the Trust's SOL, without the Trust's instruction.
The Sponsor has evaluated the Additional SOL Custodian's policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust's SOL holdings and believes these are designed consistent with accepted industry practices to protect against theft, loss, and unauthorized and accidental use of the private keys, though the Sponsor does not control the Additional SOL Custodian's operations or implementation of such policies, procedures and controls and there can be no assurance that they will actually work as designed or prove to be successful in safeguarding the Trust's assets against all possible sources of theft, loss or damage.

Although the Additional SOL Custodian arranges for insurance, to be carried in respect of customer assets, the Additional SOL Custodian's insurance does not cover any loss in value of SOL and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The insurance maintained by the Additional SOL Custodian is shared among all of the customers of the Coinbase Insureds (as defined below), is not specific to the Trust or to customers of the Additional SOL Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Trust is not a named beneficiary under the Additional SOL Custodian's insurance policies, though the Additional SOL Custodian has represented to the Trust that it shall obtain and maintain, at its sole expense, insurance coverage in such types and amounts as shall be commercially reasonable for the custodial services provided under the Additional SOL Custody Agreement, including through its parent Coinbase Global (as defined below).
Clearing Account
The Trust will use the Clearing Account in connection with the Clearing Services, which the Trust utilizes to facilitate transfers, purchases and sales of SOL in connection with creations and redemptions of Baskets as well as in connection with transfers of SOL out of the Trust to pay the Sponsor Fee and to reimburse the Sponsor in SOL for payment of extraordinary expenses. While the SOL Custodian maintains records of the Trust's SOL balance in its Clearing Account, the actual SOL relating to the Trust's Clearing Account is held in omnibus wallets by the SOL Custodian, meaning that SOL owned by multiple customers is held in the same wallet and at the same address on the Solana Blockchain. The Trust's Clearing Account balance therefore represents an omnibus claim on the SOL Custodian's SOL held in such wallets, and the Trust does not have an identifiable claim to specific SOL. The SOL Custodian holds the SOL across a combination of omnibus hot wallets and cold wallets. The Sponsor has no control over, and the SOL Custodian does not disclose to the Sponsor, the amount of SOL that the SOL Custodian holds in connection with the Trust's Clearing Account in omnibus hot wallets, as compared to omnibus cold wallets. The SOL Custodian could hold substantially all SOL connected to the Trust's Clearing Account in omnibus hot wallets, which permits more efficient transfers (thus facilitating the settlement of SOL purchase and sale transactions in connection with the Trust's creation and redemption processes) but makes the SOL more vulnerable to hacking than if it were held in cold storage in the SOL Account. The SOL Custodian has represented to the Sponsor that it does not treat the Trust's SOL in its Clearing Account as the SOL Custodian's own property and will not loan, hypothecate, pledge or otherwise encumber the Trust's SOL in its Clearing Account.
Fiat Account
The Trust expects to use the Fiat Account to facilitate the purchase and sale of SOL in connection with the cash creations and redemptions. In respect of the Fiat Account, the SOL Custodian holds the Trust's cash held in its account at the SOL Custodian in one or more Customer Omnibus Accounts. "Customer Omnibus Account" means, with respect to fiat currency held for customers of the SOL Custodian in fiat accounts (including the Trust's cash balance in its Fiat Account), omnibus bank accounts (each an "Omnibus Account") at depository institutions (each, a "Bank"); money market accounts (each, a "Money Market Account") at a Bank or financial institution; and/or payment accounts (each, a "Payment Account") at a financial institution. The Trust intends to maintain any cash not held in the SOL Custodian's Fiat Account at the Cash Custodian in accordance with the Cash Custody Agreement.
The Trust generally does not intend to hold cash or cash equivalents except temporarily in connection with a cash creation or redemption transaction or to pay expenses. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis. For additional information, see "CUSTODY OF THE TRUST'S ASSETS" below.
Net Asset Value Determinations
As described in more detail below in "NET ASSET VALUE DETERMINATIONS," "NAV" means the total assets of the Trust which shall consist solely of SOL and cash, less total liabilities of the Trust.
The Trust Agreement gives the Sponsor the exclusive authority to determine the Trust's NAV and the Trust's NAV per Share, which it has delegated to the Administrator. The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. Eastern time based on the MarketVectorTM Solana Benchmark Rate. The NAV of the Trust is the aggregate value of the Trust's assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust's NAV, the Administrator values the SOL held by the Trust based on the price set by the MarketVectorTM Solana Benchmark Rate as of 4:00 p.m. Eastern time. The Administrator also determines the NAV per Share. The Sponsor believes that use of the MarketVectorTM Solana Benchmark Rate mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.
However, determining the value of Trust's SOL using the MarketVectorTM Solana Benchmark Rate is not in accordance with U.S. generally accepted accounting principles ("GAAP"), and therefore is not used in the Trust's financial statements. The Trust's SOL are carried, for financial statement purposes, at fair value, as required by GAAP. The Trust determines the fair value of SOL based on the price provided by the SOL market that the Trust considers its "principal market" as of 11:59 p.m., Eastern time, on the valuation date.
Plan of Distribution
The Trust is an exchange-traded fund. When the Trust sells or redeems its Shares, it will do so in Baskets that are based on the amount of SOL represented by the Basket being created, the amount of SOL being equal to the combined net asset value of the number of Shares included in the Basket (net of the Sponsor Fee and any accrued but unpaid expenses or liabilities not assumed by the Sponsor). The Trust currently conducts subscriptions and redemptions in cash and in kind. Authorized Participants will deliver cash or SOL to create Shares and will receive only cash when redeeming Shares. For a subscription in cash, the Authorized Participant's subscription shall be in the amount of cash needed to purchase the amount of SOL represented by the Basket being created, as calculated by the Administrator based on the Index or the other valuation policies described herein. The AP will deliver the cash to the Trust's account at the Cash Custodian, which the Sponsor will then use to purchase SOL from a Liquidity Provider. For a redemption in cash, the Sponsor shall arrange for the SOL represented by the Basket to be sold to a Liquidity Provider selected by the Sponsor and the cash proceeds distributed from the Trust's account at the Cash Custodian to the Authorized Participant. For an "in-kind" subscription, Authorized Participants will deliver, or arrange for the delivery by the Authorized Participant's designee of, SOL to the Trust's Custody Account in exchange for Shares when they purchase Shares. For an "in-kind" redemption transaction, when Authorized Participants redeem Shares with the Trust, the Trust, through the SOL Custodian, will deliver SOL to such Authorized Participants, or a designee thereof, in exchange for their Shares.
Following the issuance of Shares by the Trust to the AP in connection with a Basket subscription, APs may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust's assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.
Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares have been approved for listing, subject to notice of issuance, on the Exchange under the ticker symbol VSOL.
Federal Income Tax Considerations
It is expected that owners of Shares will be treated, for U.S. federal income tax purposes, as if they own a proportionate share of the assets of the Trust, as if they directly receive a proportionate share of any income of the Trust, and as if they will incur a proportionate share of the expenses of the Trust. Consequently, each sale of SOL by the Trust (which includes under current Internal Revenue Service ("IRS") guidance using SOL to pay expenses of the Trust) would constitute a taxable event to Shareholders. See "United States Federal Income Tax Consequences—Taxation of U.S. Shareholders."
Use of Proceeds
Proceeds received by the Trust from the issuance of Baskets consist of SOL, or cash. Deposits of SOL are held by the SOL Custodian or the Additional SOL Custodian on behalf of the Trust.

Principal Investment Risks of an Investment in the Trust
An investment in the Trust involves a high degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 15.
•Digital assets such as SOL were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.
•The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.
•The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of SOL as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Solana Blockchain.
•Due to the nature of private keys, SOL transactions are irrevocable and stolen or incorrectly transferred SOL may be irretrievable. As a result, any incorrectly executed SOL transactions could adversely affect an investment in the Trust.
•The value of the Shares relates directly to the value of SOL, the value of which may be highly volatile and subject to fluctuations due to a number of factors.
•The Index has a limited history, the Index price could fail to track the global SOL price, and a failure of the Index price could adversely affect the value of the Shares.
•The Index price used to calculate the value of the Trust's SOL may be volatile, adversely affecting the value of the Shares.
•Security threats to the Trust's account with the SOL Custodian or the Additional SOL Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.
•The Solana Network's decentralized governance structure may negatively affect its ability to grow and respond to challenges.
•A temporary or permanent "fork" of the Solana Blockchain could adversely affect the short-, medium-, or long-term value of SOL and an investment in the Trust.
•Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.
•Competition from the emergence or growth of other digital assets or methods of investing in SOL could have a negative impact on the price of SOL and adversely affect the value of the Shares.
•Due to the unregulated nature and lack of transparency surrounding the operations of SOL trading platforms, which may be subject to regulation in a relevant jurisdiction but may not be complying, they may experience fraud, manipulation, security failures or operational problems, which may adversely affect the value of SOL and, consequently, the value of the Shares.
•Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of SOL or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of SOL, mining activity, digital wallets, the provision of services related to trading and custodying SOL, the operation of the Solana Network, or the digital asset markets generally.
•Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the CEA.
•If regulatory changes or interpretations of an Authorized Participant's, Liquidity Provider's, the Trust's or the Sponsor's activities require the regulation of an Authorized Participant, Liquidity Provider, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, Liquidity Provider, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant's clients, thereby reducing the liquidity of the shares.
•The treatment of digital currency for U.S. federal income tax purposes is uncertain.
•Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

RISK FACTORS
You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.
Risks Associated with SOL And The Solana Network
The Trading Prices Of Many Digital Assets, Including SOL, Have Experienced Extreme Volatility In Recent Periods And May Continue To Do So. Extreme Volatility In The Future, Including Further Declines In The Trading Prices Of SOL, Could Have A Material Adverse Effect On The Value Of The Shares And The Shares Could Lose All Or Substantially All Of Their Value.
The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including SOL, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a "bubble." These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for SOL. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout SOL's history. SOL prices have continued to exhibit extreme volatility through the date of this prospectus.
Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. ("FTX"), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company's liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX's CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX's and its affiliates' senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX's bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC ("Genesis"). In response to these events (collectively, the "2022 Events"), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. Some sources report the price of SOL declined 94% overall in 2022, including over 50% in the two months following FTX’s declaration of bankruptcy. The 2022 events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including SOL, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.
The price of some digital assets, including SOL, has risen following the election of Donald Trump as president of the United States. Many expect the new administration to facilitate a supportive regulatory approach toward the digital asset industry. Through his executive orders, President Trump has indicated that the administration will work toward providing greater regulatory clarity for blockchain technology and digital assets, thereby fostering their development in the U.S. Similarly, the digital asset industry expects favorable legislation from the new U.S. Congress as certain members have expressed interest in advancing digital asset specific legislation. There can be no assurance that market expectations around future activity by the administration or Congress will be fulfilled, or that digital asset prices will rise or maintain their current levels. Some commentators have referred to the digital asset market post-President Trump's election as a bubble. There can be no assurance that such a bubble does not exist. The failure of the administration and Congress to provide the expected level of regulatory clarity and support for blockchain technology and digital assets, could lead to a decline in digital asset prices, including SOL. Such a decline could cause a decline in the value of the Shares and cause Shareholders to suffer losses. Moreover, there can be no assurance that political dynamics and sentiments toward the digital asset industry, or market perceptions of those sentiments, will not shift over time.
On March 6, 2025, President Trump issued an executive order for the "Establishment of the Strategic Bitcoin Reserve and United States Digital Asset Stockpile" (the "Order"). The Order requires the Secretary of the U.S. Department of Treasury to establish two offices to administer and maintain a "Strategic Bitcoin Reserve" (the "Bitcoin Reserve") and a U.S. Digital Asset Stockpile (the "Digital Asset Stockpile"), respectively. The Bitcoin Reserve will be capitalized with bitcoin forfeited as part of U.S. criminal or civil proceedings or in satisfaction of penalties imposed by executive agencies. The Order directs the Secretaries of the U.S. Treasury Department and the U.S. Department of Commerce to develop budget-neutral strategies for acquiring additional bitcoin for the Bitcoin Reserve. As established by the Order, the Bitcoin Reserve will not contain SOL, and there can be no assurance, and there is no present indication, that it would be changed to include SOL in the future. The Digital Asset Stockpile will be capitalized initially with digital assets other than bitcoin forfeited as part of criminal or civil asset forfeiture proceedings, which could include SOL; however, there will be no new acquisitions of SOL as part of the Digital Asset Stockpile. The anticipation of a U.S. government-funded strategic cryptocurrency reserve may have motivated large-scale purchases of SOL in the expectation of the U.S. government potentially acquiring SOL to fund such an expected reserve, and the market price of SOL may have decreased as a result of the ultimate content of the Order, which did not ultimately provide for acquisition of SOL as part of the Bitcoin Reserve, though SOL could be held as part of the Digital Asset Stockpile. While legislation has been introduced in the U.S. Senate and the U.S. House of Representatives, which would direct the acquisition of 1 million bitcoin by the federal government over a five-year period, no such similar federal legislation has been introduced that would provide for acquiring SOL. Even if such legislation providing for the acquisition of SOL were to be introduced at the federal level, it could fail to pass. Bills have also been introduced in several state legislatures to authorize the acquisition of bitcoin by state governments or their instrumentalities, some of which have failed to pass; however, the Sponsor is not aware as of the date of this prospectus that similar legislation at the state level has been introduced in respect of SOL, in the same quantity as legislation in respect of bitcoin. There can be no assurance that any particular legislation will ever be introduced or passed at either the federal or state level providing for the acquisition of SOL by governmental instrumentalities.
Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of SOL and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of SOL.
The Value Of The Shares Depends On The Development And Acceptance Of The Solana Network. The Slowing Or Stopping Of The Development Or Acceptance Of The Solana Network May Adversely Affect An Investment In The Trust.
Digital assets such as SOL have only been introduced within the past 15 years, and the value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers, and validators and the potential for malicious activity. SOL itself was conceived only in 2017, and first pre-sold in 2018, with the Solana Network mainnet launching in 2020. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares: digital asset networks, including the Solana peer-to-peer network and associated blockchain ledger (such blockchain, the "Solana Blockchain" and together with the peer-to-peer network, the "Solana Network" or "Layer 1 Solana Network"), and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because SOL is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.
The Solana Network, including the cryptographic and algorithmic protocols associated with the operation of the Solana Blockchain, has only been in development since 2017 and in existence (following mainnet launch) since 2020, and SOL markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the following are some of the risks could materially adversely affect the value of the Shares:
•Digital assets, including SOL, are controllable only by the possessor of both the unique public key and private key or keys relating to the Solana Network address, or "wallet", at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.
•Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Solana Network, would affect the ability to transfer digital assets, including SOL, and, consequently, their value.
•Governance of the Solana Network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Solana Network, which may stymie the Solana Network's utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Solana Network, especially long-term problems.
•The foregoing notwithstanding, the Solana Network's protocol is informally overseen by a collective of core developers who propose amendments to the relevant network's source code. Core developers' roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators were to adopt amendments to the Solana Network based on the proposals of such core developers, the Solana Network would be subject to new protocols that may adversely affect the value of SOL.
•To the extent that any validators cease to record transactions that do not include the payment of a transaction fee or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana Blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.
•As the Solana Network continues to develop and grow, certain technical issues might be uncovered and the trouble shooting and resolution of such issues requires the attention and efforts of Solana's global development community. Like all software, the Solana Network is at risk of vulnerabilities and bugs that can disrupt ordinary operations or potentially be exploited by malicious actors.
•Many digital asset networks, including the Solana Network, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as "throughput"). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Solana Network and the value of SOL.
•Moreover, in the past, bugs, defects and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal Solana Network, Solana Client, or DApp and smart contract operations or disabled related functionality for users, exposed users' personal information and/or resulted in the theft of users' digital assets. The cryptography underlying the Solana Network or SOL as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. Quantum computing technology is an emerging phenomenon which, because it is still developing, makes it difficult to predict its ultimate effect on the future value of SOL and other digital assets. However, if quantum computing technology is able to advance and significantly increase its capacity relative to the capacity of today's leading quantum computers, it could potentially undermine the viability of many of the cryptographic algorithms used across the world's information technology infrastructure, including the cryptographic algorithms used for digital assets like SOL. If quantum computing is able to advance in that way, there is a risk that quantum computing could result in the cryptography underlying the Solana Network becoming ineffective, which, if realized, could compromise the security of the Solana Network, or allow a malicious actor to compromise the wallets holding SOL owned by the Trust or others on the Solana Network, which would result in losses to Shareholders. There is no guarantee that new quantum-proof architectures for the Solana Network will be built and appropriate transitions will be implemented across the network at scale in a timely manner; any such changes could require the achievement of broad consensus within the Solana Network community and a fork (or multiple forks), and there can be no assurance that such consensus would be achieved or the changes implemented successfully. See "— The Solana Network's Decentralized Governance Structure May Negatively Affect Its Ability To Grow And Respond To Challenges." and "— A Temporary Or Permanent "Fork" or a "Clone" Of The Solana Blockchain Could Adversely Affect The Value Of The Shares. "If any of the foregoing were to occur, it could result in losses to Shareholders. Moreover, normal operations and functionality of the Solana Network may be negatively affected. Such losses of functionality could lead to the Solana Network losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for SOL. Even if another digital asset other than SOL were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.
•The Solana Network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of SOL as well as other Solana Network protocols. The open-source nature of many digital asset network protocols, such as the protocol for the Solana Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the Solana Network does not successfully develop its policies on supply and issuance, and other major design decisions or does so in a manner that is not attractive to network participants it could lead to a decline in adoption of the Solana Network and price of SOL.
•Software applications running on top of the Solana Network (often referred to as "decentralized applications" or "DApps", whether or not decentralized in fact) and smart contract developers depend on being able to obtain SOL to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require SOL in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for SOL. SOL's price volatility (particularly where SOL prices increase), or the Solana Network's wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the Solana Network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the Solana Blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of SOL could be negatively affected.

Moreover, because digital assets, including SOL, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.
The Solana Protocol Was Only Conceived In 2017 And The Solana Protocol Or Its Proof-of-History Timestamping Mechanism May Not Function As Intended, Which Could Have An Adverse Impact On The Value Of SOL And An Investment In The Shares.
The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper, and introduced the Proof-of-History ("PoH") timestamping mechanism. PoH is a timestamping mechanism that automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations.
PoH is a new blockchain technology that is not widely used, and may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying PoH specifically or the Solana Network generally, including flaws that affect functionality of the Solana Network, the proof-of-stake consensus algorithm, a particular client software implementation, or a user's wallet software, or make the network vulnerable to attack.
The Solana Network has reportedly suffered seven (7) network-level outage incidents over the past five years, according to Helius (Source: https://www.helius.dev/blog/solana-outages-complete-history).
For example, in 2020, the Solana Network experienced an outage attributed to a bug in the block propagation mechanism, and was offline for at least six hours.
On September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. During the restart, a second integer overflow bug was discovered and patched.
In January 2022, during a time of high network congestion, the Solana Network experienced degraded performance and partial outages. The disruption was attributed to bots spamming excessive duplicate transactions, significantly reducing network capacity. Blocks took longer than expected to process, leading to transaction success rates dropping by as much as seventy (70) percent.
In April 2022, the Solana Network experienced an unprecedented surge in transaction requests, attributed to bots trying to secure newly minted NFTs through the Metaplex Candy Machine program. This minting mechanism operated on a first-come, first-served basis, creating a strong economic incentive to flood the network with transactions and win the mint. As transaction volume skyrocketed, validators ran out of memory and crashed, ultimately stalling consensus. Insufficient voting throughput prevented the finalization of earlier blocks, preventing abandoned forks from being cleaned up. As a result, validators became overwhelmed by the sheer number of forks they had to evaluate, exceeding their capacity even after restarts and requiring manual intervention to restore the network. The Solana Network was offline for at least eight (8) hours.
In June 2022, the Solana Network experienced a bug with so-called "durable nonce" transactions leading to consensus failures. The Solana Network was offline for at least two and a half hours.
In September 2022, the Solana Network experienced a bug attributed to validators erroneously producing duplicate blocks at the same block height. The Solana Network was offline for at least eight and a half hours.
In February 2023, the Solana Network experienced another bug with its block propagation mechanism. The Solana Network was offline for at least nineteen (19) hours.
In February 2024, the Agave client software implementation experienced a bug affecting its compiler. The Solana Network was offline for around five (5) hours.

In August 2024, a security vulnerability was identified in the Agave client software implementation. The bug was secretly patched following coordination between the Solana Foundation and validators. The Sponsor is not aware of any known reports of malicious activity as a result of the security vulnerability.
Wallet software developed by Phantom Technologies and used by many users of the Solana Network has also allegedly been the subject of cybersecurity incidents that allegedly have resulted the loss or theft of users' assets stored in such wallets. See, e.g., Complaint, Murphy et al. v. Phantom Technologies, Case No. 1:25-cv-3060 (S.D.N.Y. filed April 25, 2025). The Sponsor is not aware of the truth or falsity of these claims.
The development of the Solana Network is ongoing and future disruptions, outages, bugs, or other problems could have a material adverse effect on the value of SOL and an investment in the Shares. Likewise, the client software implementation and wallets used by users and validators to access the Solana Network or SOL could suffer future disruptions, bugs, or other problems that could have a material adverse effect on the value of SOL and an investment in the Shares.
Digital Assets Represent A New And Rapidly Evolving Industry, And The Value Of The Shares Depends On The Acceptance Of SOL.
The first major blockchain-based digital asset, bitcoin, was launched in 2009. The Solana Network launched in 2020. In general, digital asset networks, including the Solana Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:
•Banks and other established financial institutions may refuse to process funds for SOL transactions; process wire transfers to or from Digital Asset Trading Platforms, SOL-related companies or service providers; or maintain accounts for persons or entities transacting in SOL. As a result, the prices of SOL are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept SOL in the future.
•Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as SOL, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.
•Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the Solana Network, any trading platforms or businesses that facilitate transactions in SOL may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.
•Users, developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with SOL or the Solana Network.
•The Trust is not actively managed and will not have any formal strategy relating to the development of the Solana Network and will not attempt to avoid or mitigate losses caused by declines in the price of SOL.
Due To The Nature Of Private Keys, SOL Transactions Are Irrevocable And Stolen Or Incorrectly Transferred SOL May Be Irretrievable. As A Result, Any Incorrectly Executed SOL Transactions Could Adversely Affect An Investment In The Trust.
SOL transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the Solana Blockchain, an incorrect transfer of cryptocurrency, such as SOL, or a theft of SOL generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the

Trust's transfers of SOL will regularly be made to or from the Trust's accounts at the SOL Custodian or the Additional SOL Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Trust's SOL could be transferred from the Trust's account at the SOL Custodian or the Additional SOL Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.
The custody of the Trust's SOL is handled by the SOL Custodian or the Additional SOL Custodian, and the transfer of SOL to and fromLiquidity Providers normally takes place through the SOL Custodian's Clearing Services and is directed by the Administrator and the Transfer Agent. The Sponsor has evaluated the procedures and internal controls of the Trust's SOL Custodian and the Additional SOL Custodian to safeguard the Trust's SOL holdings, as well as the procedures and internal controls of the Trust's Administrator. However, it is possible that, through computer or human error, or through theft or criminal action, the Trust's SOL could be transferred from the Trust's SOL Account or Clearing Account at the SOL Custodian or the Additional SOL Account at the Additional SOL Custodian in incorrect amounts or to unauthorized third parties, or to incorrect destination addresses on the Solana Blockchain. Alternatively, if the SOL Custodian's and the Additional SOL Custodian's internal procedures and controls are inadequate to safeguard the Trust's SOL holdings, and the Trust's private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its SOL, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust's private key(s) is (are) misappropriated and the Trust's SOL holdings are stolen, including from or by the SOL Custodian or the Additional SOL Custodian, the Trust could lose some or all of its SOL holdings, which could adversely impact an investment in the Shares of the Trust.
Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust's SOL through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred SOL. The Trust will also be unable to convert or recover its SOL transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.
A Disruption Of The Internet May Affect Solana Operations, Which May Adversely Affect The SOL Industry And An Investment In The Trust.
The Solana Network relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the Solana Network's functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate.
The Solana Network's Decentralized Governance Structure May Negatively Affect Its Ability To Grow And Respond To Challenges.
The governance of decentralized networks, such as the Solana Network, is by voluntary consensus and open competition. In other words, the Solana Network has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of the Solana Network may adversely affect the network's utility and ability to adapt and face challenges, including technical and scaling challenges. Historically the development of the source code of the Solana Network has been overseen by Solana Labs, the Solana Foundation, and other core developers. Core developers' roles evolve over time, largely based on self determined participation. If a significant majority of users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset. However, the Solana Network would cease to operate successfully without both validators and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Solana Network. As a general matter, the governance of the Solana

Network generally depends on most of members of the Solana community ultimately reaching some form of voluntary agreement on significant changes.
The decentralized governance of the Solana Network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. The Solana Network's failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon the Solana Network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of SOL to decline. If the Solana community is unable to reach consensus in the future, it could have adverse consequences for the network or lead to a fork, which could affect the value of SOL.
Digital Asset Networks Are Developed By A Diverse Set Of Contributors And The Perception That Certain High-Profile Contributors Will No Longer Contribute To The Network Could Have An Adverse Effect On The Market Price Of The Related Digital Asset.
Digital asset networks and related protocols are often developed by a diverse set of contributors but certain identifiable and high-profile contributors may be perceived as playing an impactful role. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum core developer Vitalik Buterin had died. Following the rumor, the price of ETH decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ETH. In the event a high-profile contributor to the Solana Network such as Anatoly Yakovenko is perceived as no longer able to contribute to the Solana Network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of SOL, which could adversely impact the value of the Shares.
In another example, FTX, one of the largest Digital Asset Trading Platforms at the time, experienced a high-profile collapse in November 2022. Along with its CEO Sam Bankman-Fried and Alameda Research (a digital asset trading firm also owned by Bankman-Fried), FTX had provided substantial financial and developmental support to the Solana project. Bankman-Fried was also a strong and vocal supporter of SOL and the Solana Network. It does not appear, however, that FTX, Alameda Research, or any other Bankman-Fried-affiliated entity had a formal relationship with Solana Labs or the Solana Foundation, or that Solana Labs or the Solana Foundation were involved in any of FTX, Alameda Research or Bankman-Fried's alleged misconduct. The price of SOL fell severely immediately following the news of FTX's insolvency and remained negatively affected by the perceived entanglement with FTX for some time.
In the event a high-profile contributor to the Solana Network, such as Anatoly Yakovenko, is perceived as no longer contributing to the Solana Network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of SOL, which could adversely impact the value of the Shares.
The Open-Source Structure Of The Solana Network Protocol Means That The Core Developers And Other Contributors Are Generally Not Directly Compensated For Their Contributions In Maintaining And Developing The Solana Network Protocol. A Failure To Properly Monitor And Upgrade The Solana Network Protocol Could Damage The Solana Network And An Investment In The Trust.
The Solana Network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to SOL development. As new SOL are rewarded solely for validator activity (other than the 500 million minted in 2018 upon launch of the Solana testnet) and are not sold on an ongoing basis to generate revenue to support development activity, and the Solana Network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Solana Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Solana Network and the core developers may lack the resources to adequately address emerging issues with the Solana Network protocol. Although the Solana Network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future.
Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Solana Network. In addition, a bad actor could also attempt to interfere with the operation of the Solana Network by attempting to exercise a malign influence over a core developer. For example, in May 2025, Solana Labs' co-founder Raj Gokal's personal information was stolen and leaked by a hacker on the social media website of the music group Migos, which was also hacked. Such attempts could continue, which could interfere with the core developers' work and ability to maintain and upgrade the source code of the Solana Network. A failure to properly monitor and upgrade the protocol of the Solana Network could damage the network or hurt its ability to appeal to users, validators and application developers. To the extent that material issues arise with the Solana Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Solana Network and an investment in the Trust may be adversely affected.
Digital Assets May Have Concentrated Ownership And Large Sales Or Distributions By Holders Of Such Digital Assets, Or Any Ability To Participate In Or Otherwise Influence A Digital Asset's Underlying Network, Could Have An Adverse Effect On The Market Price Of Such Digital Asset.
As of June 13, 2025, the largest 100 SOL wallets held approximately 91.9% of the SOL in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of SOL, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of SOL. Also, because validation on the Solana Network is judged by heaviest stake weight (i.e., the correct fork among several forks is identified by having the largest amount of staked SOL voting for it), concentrated ownership by a bad actor or colluding bad actors could potentially lead to malicious behavior, such as halting the consensus process or, in the worst case, double spending. See "—The Solana Blockchain Could Be Vulnerable To Attacks on Transaction Finality and Consensus Processes, Which Could Adversely Affect An Investment In The Trust Or The Ability Of The Trust To Operate." Any such malicious behavior, if the bad actor or colluding bad actors had a sufficiently large portion of the total outstanding staked assets, could lead to an immediate loss of value of SOL.
One of the larger holders of SOL was historically the FTX bankruptcy estate. Approximately 41 million SOL were held by the FTX bankruptcy estate. The FTX estate sold its SOL holdings to third party buyers, subject to some restrictions on when the buyers would be able to freely access the acquired SOL. On March 1, 2025, approximately 7.5 million SOL, which represented over 1% of the outstanding supply of SOL at the time, was made available by FTX to the buyers. This may have caused the market price of SOL to decline significantly due to market expectations that all or a portion of the SOL made available by FTX's estate to the buyers on that date could be immediately re-sold by them, thereby immediately increasing the circulating supply of SOL. The FTX estate will continue periodically distributing SOL to buyers in structured distributions through 2028. Future distributions of SOL by the FTX estate to buyers could also cause the SOL price to decrease due to similar market dynamics, which could cause losses to shareholders of the Trust.
The Solana Blockchain Could Be Vulnerable To Centralization Concerns Which Could Adversely Affect The Security And Stability of the Solana Network As Well As The Value Of The Shares.
In the context of blockchain networks and digital assets, although there is no universally accepted definition of "centralization", concerns arise when a limited number of persons, entities, or software infrastructure have a disproportionate amount of control over the network’s operations or governance or could serve as a single point of failure, thereby undermining the network's ability as a distributed system to continue functioning correctly even if some of its nodes or participants are faulty or malicious (also known as "Byzantine Fault Tolerance"). See also "—The Solana Blockchain Could Be Vulnerable To Attacks on Transaction Finality and Consensus Processes, Which Could Adversely Affect An Investment In The Trust Or The Ability Of The Trust To Operate."

Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana. Most nodes that do not participate in validation (Remote Procedure Call nodes or "RPC nodes") operate using a single client software implementation called Agave, developed by Anza with a team consisting largely of ex-Solana Labs employees. At times, as much as 90% or more of assets staked by validators have been staked through a single specialized staking client software implementation called Jito. As a result, there is a lack of client diversity on the Solana Network. If there are bugs, defects, outages, disruptions, or other problems with the Agave or Jito clients, it could take the Solana Network offline, cause the consensus process to halt, or lead to a variety of other problems, all of which could cause the price of SOL to decline. Bugs and other defects in the Agave client have led to multiple outages and disruptions of the Solana Network's operations as recently as 2024. See "— The Solana Protocol Was Only Conceived In 2017 And The Solana Protocol Or Its Proof-of-History Timestamping Mechanism May Not Function As Intended, Which Could Have An Adverse Impact On The Value Of SOL And An Investment In The Shares." Although a new client called Firedancer created by a third party is being developed, it is not currently operational outside of a testnet environment.
The Solana Network is believed to be decentralized in that it does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of SOL. The source code of the Solana Network is open-source and available to the public. As of June 12, 2025, more than 500 applications were built on the Solana Network. As of June 12, 2025, SolanaBeach.io reports there were approximately 1,200 validator nodes on the Solana Network, with no single validator node directly controlling more than 4% of the aggregate stake (Source: https://solanabeach.io/validators). However, the real figure could be higher because some entities may operate multiple nodes.
Moreover, Jito offers an application that provides a so-called “liquid staking” solution which permits holders of SOL to deposit them with Jito's smart contract, which stakes the SOL while issuing the holder a transferrable token which represents an interest in the staked SOL which the holder can then use to transact with. At times, Jito has reportedly controlled around a significant percentage of the total staked SOL on the Solana Network, which could pose some centralization concerns.
A Temporary Or Permanent "Fork" or a "Clone" Of The Solana Blockchain Could Adversely Affect The Value Of The Shares.
The Solana Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of SOL adopt the modification. When a modification is introduced and a substantial majority of users and validators' consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators' consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a "hard fork" of the Solana Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of SOL running in parallel, yet lacking interchangeability. For example, in September 2022, the Ethereum Network transitioned to a proof-of-stake model, in an upgrade referred to as the "Merge." Following the Merge, a hard fork of the Ethereum Network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as "Ethereum Proof-of-Work."
Forks may also occur as a network community's response to a significant security breach. For example, in July 2016, Ethereum "forked" into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum Network community's response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a "fork" that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as "Ethereum Classic" with the digital asset on that blockchain now referred to as ETC. ETC now trades on several Digital Asset Trading Platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.
Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi's Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool's validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.
Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a "clone" is a copy of a protocol's codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new "clone" network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A "clone" results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.
A hard fork may adversely affect the price of SOL at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Trust's purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares.
A significant upcoming planned hard fork—referred to as "Alpenglow"—was announced by the core developers in May 2025 and aims to reduce transaction finality time and enhance network security. Alpenglow is anticipated to introduce a new consensus architecture that is intended to replace Solana's existing Proof of History (PoH) and Tower BFT consensus mechanisms with a redesigned protocol composed of Votor and Rotor. Votor is an off-chain consensus mechanism intended to increase the speed of finalizing blocks for faster transaction confirmation, whereas Rotor is a block propagation mechanism intended to replace the existing Turbine protocol to reduce block transmission times and cost. There can be no assurance Alpenglow will be implemented properly, or at all, and Alpenglow and future anticipated upgrades, if any, could fail to work as expected or create vulnerabilities, bugs, defects, outages, disruptions or other problems. Any failure to successfully implement Alpenglow or other future upgrades could undermine confidence in the Solana Network, disrupt application functionality, reduce validator participation and in turn could adversely affect the price of SOL, value of the Shares or the ability of the Trust to operate.
Shareholders May Not Receive The Benefits Of Any Forks Or "Airdrops."
We refer to the right to receive any benefits arising from a fork, airdrop (defined below), or similar event as an "Incidental Right" and any such virtual currency acquired through an Incidental Right as "IR Virtual Currency." The only crypto asset to be held by the Trust will be SOL. The Trust has adopted the following procedures to address situations involving any fork, airdrop or similar event that results in the issuance of Incidental Rights or IR Virtual Currency that the Trust may receive. The Trust Agreement stipulates that if a fork occurs, the Sponsor shall determine which asset constitutes SOL and which network constitutes the Solana Network, and the Sponsor will as soon as possible cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. Such Incidental Rights or IR Virtual Currency will not be taken into account for purposes of determining NAV. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency that is not SOL in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders. There can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange will seek or obtain this approval, if at all.
In addition to forks, a digital asset may become subject to a similar occurrence known as an "airdrop." In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Neither the Trust nor the Sponsor shall be under any obligation to claim or attempt to secure or realize any economic benefit from "airdropped" assets, and the Sponsor will cause the Trust to irrevocably and permanently abandon, for no consideration, such Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency associated with the airdropped assets in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders.
In The Event Of A Hard Fork Of The Solana Network, The Sponsor Will, If Permitted By The Terms Of The Trust Agreement, Use Its Discretion To Determine Which Network Should Be Considered The Appropriate Network For The Trust's Purposes, And In Doing So May Adversely Affect The Value Of The Shares.
In the event of a hard fork of the Solana Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Solana Network, is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Trust's purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor's beliefs regarding expectations of the core developers of Solana, users, service providers, businesses, validators and other constituencies, as well as the actual continued acceptance of, staking power, and community engagement with, the Solana Network. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor's decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, security vendors and MarketVector on what is generally accepted as Solana and should therefore be considered "SOL" for the Trust's purposes, which may also adversely affect the value of the Shares as a result.
In The Event Of A Hard Fork Of The Solana Blockchain, The SOL Custodian's And The Additional SOL Custodian's Operations May Be Interrupted Or Subject To Additional Security Risks That Could Disrupt The Trust's Ability To Process Creations And Redemptions Of Shares Or Otherwise Threaten The Security Of The Trust's SOL Holdings.
In the event of a hard fork of the Solana Blockchain, the SOL Custodian and the Additional SOL Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer SOL on the Custodian's platform. Such a delay may be intended to permit the Custodian to assess the resulting versions of the Blockchain, to determine how best to securely "split" the SOL from the forked asset, and to prevent malicious users from conducting "replay attacks" (i.e., broadcasting transactions on both versions of the forked networks to put Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the Custodian's operations are halted.
In addition, any losses experienced by the Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Any Name Change And Any Associated Rebranding Initiative By The Core Developers Of SOL May Not Be Favorably Received By The Digital Asset Community, Which Could Negatively Impact The Value Of SOL And The Value Of The Shares.
From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi's Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to "Horizen." We cannot predict the impact of any name change and any associated rebranding initiative on SOL. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of SOL and the value of the Shares.
The Solana Blockchain Could Be Vulnerable To Attacks on Transaction Finality and Consensus Processes, Which Could Adversely Affect An Investment In The Trust Or The Ability Of The Trust To Operate.
The Solana Network is currently vulnerable to several types of attacks, including:
•“33% attack"”where, if a validator or group of validators were to gain control of more than 33% of the total staked SOL on the Solana Network, a malicious actor could impede or delay block confirmation or even cause a fork in the blockchain.
•“50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked SOL on the Solana Network, a malicious actor would be able to gain full control of the Solana Network and the ability to manipulate the blockchain on a forward-looking basis, including censoring transactions following the achievement of threshold, double- spending and fraudulent block propagation, while the attacker maintains the threshold. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker's ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.
•“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked SOL on the Solana Network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward- and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers, and could also reverse past finalized blocks.
If a malicious actor, group or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains certain percentages of the validating power dedicated to validation on the Solana Network is controlled by a bad actor (often referred to as a "51% attack", though the numerical thresholds vary in the proof-of-stake consensus mechanism of the Solana Network), it may be able to alter the Solana Blockchain on which the Solana Network and SOL transactions rely. The Solana Network's proof- of-stake consensus mechanism requires a 2/3 supermajority of validators who have staked SOL to vote in favor in order to finalize transactions and add blocks to the Solana Blockchain. If the bad actor were to obtain 2/3 of the total SOL staked in validation processes, it is widely believed that the bad actor could construct fraudulent blocks, "double-spend" its own SOL (i.e., spend the same SOL in more than one transaction), or censor other users' transactions by preventing them from being confirmed while continuing to validate and confirm its own transactions and earn the associated block reward, thereby enriching itself while also entrenching its own control of the Solana Blockchain. If the bad actor were to obtain 1/3 of the total SOL staked in validation processes, the bad actor could prevent certain transactions from completing in a timely manner, or at all, and prevent the confirmation of other users' transactions, though this would likely be temporary (since it would likely be penalized for inactivity leakage, resulting in the bad actor's staked SOL being slashed, as defined below) and it likely could not double spend or propagate fraudulent blocks without the 66% supermajority of staked assets. With control of the respective threshold of total staked assets on the Solana Network, it could be possible for the malicious actor to control, exclude or modify the ordering of transactions on the Solana Blockchain and prevent the confirmation of other users' transactions, while continuing to mine new SOL and confirm its own blocks, for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the validating power on the Solana Network or the Solana community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the Solana Blockchain may be difficult or impossible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Solana Network.
For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Solana Network could negatively impact the value of SOL and the value of the Shares.
In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the Solana Network, which could negatively impact the value of SOL and the value of the Shares.
Although there are no known reports of malicious control of the Solana Network, if groups of coordinating or connected SOL holders that together have more than 50% of outstanding SOL, were to stake that SOL and run validators, they could exert authority over the validation of SOL transactions. This risk is heightened if over 50% of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of SOL, the feasibility of a malicious actor obtaining control of the validating power on the Solana Network will increase, which may adversely affect the value SOL and the value of the Shares.
A malicious actor may also obtain control over the Solana Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. See discussion of hacking incident affecting Raj Gokal in "—The Open-Source Structure Of The Solana Network Protocol Means That The Core Developers And Other Contributors Are Generally Not Directly Compensated For Their Contributions In Maintaining And Developing The Solana Network Protocol. A Failure To Properly Monitor And Upgrade The Solana Network Protocol Could Damage The Solana Network And An Investment In The Trust." To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Solana Network, the risk that a malicious actor may be able to obtain control of the Solana Network in this manner exists. Moreover, it is possible that a group of SOL holders that together control more than 50% of outstanding SOL are in fact part of the initial or core developer group, or are otherwise influential members of the Solana community. To the extent that the initial or existing core developer groups also control more than the relevant thresholds of outstanding SOL, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Solana Network will be even greater, and should this materialize, it may adversely affect the value of the Shares.
If Validators Exit The Solana Network, It Could Increase The Likelihood Of A Malicious Actor Obtaining Control.
Validators exiting the network could make the Solana Network more vulnerable to a malicious actor obtaining control of a large percentage of staked SOL, which might enable them to manipulate the Solana Blockchain by censoring or manipulating specific transactions, as discussed previously. If the Solana Blockchain suffers such an attack, the price of SOL could be negatively affected, and a loss of confidence in the Solana Network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Solana Network may adversely affect an investment in the Trust.

Blockchain Technologies Are Based On Theoretical Conjectures As To The Impossibility Of Solving Certain Cryptographical Puzzles Quickly. These Premises May Be Incorrect Or May Become Incorrect Due To Technological Advances.
Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the Solana Blockchain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the Solana Network, could quickly collapse, and an investment in the Trust may be adversely affected.
The Price Of SOL On The SOL Market Has Exhibited Periods Of Extreme Volatility, Which Could Have A Negative Impact On The Performance Of The Trust.
The price of SOL as determined by the SOL market has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding SOL generate a significant portion of SOL demand. Such speculation regarding the potential future appreciation in the value of SOL may cause the price of SOL to increase. Conversely, a decrease in demand for or speculative interest regarding SOL may cause the price to decline. The volatility of the price of SOL, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.
MarketVector Has Analyzed SOL Trading Platform Data And Developed Insights That Have Informed Marketvector's Understanding Of The SOL Market And The Design Of The Trust. If Such Data Or Insights Are Inaccurate Or Incorrect, The Value Of An Investment In The Trust May Be Adversely Affected.
MarketVector has relied upon SOL market data in developing its analysis of the SOL market. This analysis has informed MarketVector's understanding of the SOL market, the design of the Trust and the design of the MarketVectorTM Solana Benchmark Rate. The continued viability of the Trust relies upon access to accurate data, and MarketVector's continued ability to effectively analyze such data. If data is inaccurate or becomes unavailable, or if MarketVector's analysis of such data is incorrect, the value of an investment in the Trust may be adversely affected.
Smart Contracts, Including Those Relating To DeFi Applications, Are A New Technology And Their Ongoing Development And Operation May Result In Problems, Which Could Reduce The Demand For SOL Or Cause A Wider Loss Of Confidence In The Solana Network, Either Of Which Could Have An Adverse Impact On The Value Of SOL.
Smart contracts are programs that run on the Solana Blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO, a distributed autonomous organization for venture capital funding on the Ethereum network, allowed an attack by a hacker to syphon approximately $60 million worth of ETH from The DAO's accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a "hard fork" of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of ETH reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ETH, and in November 2017, a new vulnerability in Parity's wallet software reportedly led to roughly $160 million worth of ETH being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. In another example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana Networks led to a $320 million theft of Ethereum. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Other smart contracts, such as bridges between blockchain networks and decentralized finance ("DeFi") protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of SOL, just as they have for other digital assets like Ethereum.
In some cases, smart contracts can be controlled by one or more "admin keys" or users with special privileges, or "super users". These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.
Many DeFi applications are currently deployed on the Solana Network, and smart contracts relating to DeFi applications currently represent a significant source of demand for SOL. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract's super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Solana Network and represent a significant source of demand for SOL, public confidence in the Solana Network itself could be negatively affected, such sources of demand could diminish and the value of SOL could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.
Popular Decentralized Applications Running On Solana May Cease To Operate Or May Migrate To Competing Blockchains, Which May Negatively Impact The Price Of SOL And Make The Solana Network Less Attractive.
Certain decentralized applications currently running on the Solana Blockchain may cease operations due to regulatory concerns, lawsuits, or a decline in demand. Additionally, such decentralized applications may also migrate away from Solana to an alternative competing blockchain. One such example is Pump.fun, a decentralized application running on the Solana Blockchain that facilitates the easy launch and sale of meme coins. Pump.fun accounts for a significant portion of the transactions on the Solana Network and is currently responsible for more 24-hour transactions on Solana than any other DeFi protocol. In March 2025, Pump.fun launched its own decentralized exchange on Solana called Pump.swap, and there is speculation that Pump.fun may be planning to launch its own blockchain. If Pump.fun were to migrate away from Solana or cease operations, it could negatively impact the price of SOL, Solana's transaction volume and could make the Solana Network less attractive.
Validators May Suffer Losses Due To Staking, Or Staking May Prove Unattractive To Validators, Which Could Make The Solana Network Less Attractive.
Validation on the Solana Network requires SOL to be transferred into smart contracts on the underlying blockchain networks not under the Trust's or anyone else's control. If the Solana Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Solana Networks dictate requirements for participation in validation activity, and may impose penalties, if the relevant activities are not performed correctly. The Solana Network sanction (i.e., "slashing") is imposed if a validator commits malicious acts related to the validation of blocks with invalid transactions. On the Solana Network, slashing generally operates by social consensus, rather than being automatically hardwired into the protocol’s code. The Solana community generally aspires to slash 100% of staked assets in cases where a Solana node is maliciously trying to violate safety rules and 0% during routine operation. There is currently no automatic slashing in the Solana Network. Rather, for regular consensus, after a safety violation, the Solana Network will halt. The validators will analyze the data prior to the halt and figure out who was responsible and propose that the stake of the malicious actors responsible for the safety violation should be slashed after restart, typically 100%. Separately, as part of the "activating" and "de-activating" or “cooling down” processes of staking, staked SOL will be inaccessible for a variable period of time determined by a range of factors, resulting in potential inaccessibility during those periods. "Activation" is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Solana Network's proof-of-stake consensus protocol. "De-activating" is the request to exit from the active set and no longer participate in the Solana Network's proof-of-stake consensus protocol. As part of these "activating" and "de-activating" processes of staking on the Solana Network, any staked SOL will be inaccessible for a period of time, as the duration of activating and exiting periods are dependent on a range of factors. However, depending on demand, un-staking can take between one to several epochs to complete. An Epoch is approximately two days long on the Solana Network.
The Solana Network requires the payment of base fees and the practice of paying prioritization fees is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of SOL. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators' willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Solana Network's adoption or the price of SOL. Any disruption of validation on the Solana Network could interfere with network operations and cause the Solana Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of SOL to decrease. The limited liquidity during the "activation" or "de-activation" processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Solana Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of SOL to decrease.
Proof-Of-Stake Blockchains Are A Relatively Recent Innovation, And Have Not Been Subject To As Widespread Use Or Adoption Over As Long Of A Period Of Time As Traditional Proof-Of-Work Blockchains.
Certain digital assets, such as bitcoin, use a "proof-of-work" consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin's blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as "proof-of-stake." While their proponents believe that they may have certain advantages, the "proof-of-stake" consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Solana Network, and their associated digital assets – including the SOL held by the Trust – have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin's proof-of- work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust's assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust's assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust's assets.Since its launch in 2020, Solana has experienced several incidents of prolonged outages and degraded performance. For example, in September 2021, Solana experienced its longest outage of about 17 hours due to a denial of service attack. In 2022, the Solana Network suffered severe congestion for seven consecutive days (January 6-12, 2022) due to a general spam attack causing duplicate transactions resulting in transaction success rates decreasing by approximately 70%. Further, the most recent significant outage reported on Solana's website occurred on February 6, 2024, and lasted 4 hours and 46 minutes due to a bug in Solana's Just-in-Time (JIT) compilation cache. Continued performance issues could negatively impact adoption of Solana and the price of SOL.
Unlike Some Digital Assets, Which Have A Limit On Outstanding Supply, There Is No Limit On SOL Supply.
Some digital assets have a limit on outstanding supply ("hard cap") on the supply of outstanding digital assets. There is no hard cap on the supply of SOL, which will continue to be issued as a reward to validators for new blocks. The price of many digital assets like SOL is heavily influenced by supply and demand. If the supply of SOL is inflationary, then in the absence of deflationary forces, SOL could lose value, assuming the same amount of demand.
Operational Cost May Exceed The Award For Validating Transaction, And Increased Transaction Fees May Adversely Affect The Usage Of The Solana Network.
If transaction confirmation fees become too high, the marketplace may be reluctant to use the Solana Network. This may result in decreased usage and limit expansion of the Solana Network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions.
Ultimately, if the awards of new SOL costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Solana Network and could adversely affect the value of the SOL held by the Trust.
As a result of SOL's fee burning mechanism, the incentives for validators to validate transactions with higher gas fees are reduced, since those validators would not receive those gas fees.
An acute cessation of validator operations would reduce the collective processing power on the Solana Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of the relevant threshold of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or may adversely impact the value of Shares of the Trust or the ability of the Sponsor to operate.
Risks Associated with the Digital Asset Markets
Recent Developments In The Digital Asset Economy Have Led To Extreme Volatility And Disruption In Digital Asset Markets, A Loss Of Confidence In Participants Of The Digital Asset Ecosystem, Significant Negative Publicity Surrounding Digital Assets Broadly And Market-Wide Declines In Liquidity.
Since the fourth quarter of 2021 and to date, digital asset prices have fluctuated widely. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including Digital Asset Trading Platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each entered into insolvency proceedings. This resulted in a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.
Thereafter, in November 2022, FTX, the third largest Digital Asset Trading Platform by volume at the time, halted customer withdrawals amid rumors of the company's liquidity issues and likely insolvency. Shortly thereafter, FTX's CEO resigned and FTX and several affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX's former CEO and others. In November 2023, FTX's former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. FTX was also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX's bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC ("Genesis Capital"), a subsidiary of Genesis Global Holdco, LLC ("Genesis Holdco"). The SEC also brought charges against Genesis Capital and Gemini Trust Company, LLC ("Gemini") in January 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General ("NYAG") brought charges against Gemini, Genesis Capital, Genesis Asia Pacific PTE. LTD. ("Genesis Asia Pacific"), Genesis Holdco, (together with Genesis Capital and Genesis Asia Pacific, the "Genesis Entities"), Genesis Capital's former CEO, DCG, and DCG's CEO alleging violations of the New York Penal Law, the New York General Business Law and the New York Executive Law. In February 2024, the NYAG amended its complaint to expand the charges against Gemini, the Genesis Entities, Genesis Capital's former CEO, DCG, and DCG's CEO to include harm to additional investors. Also in February 2024, the Genesis Entities entered into a settlement agreement with the NYAG to resolve the NYAG's allegations against the Genesis Entities, which settlement was subsequently approved by the Bankruptcy Court of the Southern District of New York.
Furthermore, Genesis Holdco, together with certain of its subsidiaries, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2023. While Genesis Holdco is not a service provider to the Trust, it is a wholly owned subsidiary of DCG, and is an affiliate of the Trust and the Sponsor.
These events led to a substantial increase in regulatory and enforcement scrutiny of the industry as a whole and of Digital Asset Trading Platforms in particular, including from the Department of Justice, the SEC, the CFTC, the White House and Congress. For example, in June 2023, the SEC brought charges against Binance (the "Binance Complaint") and Coinbase (the "Coinbase Complaint"), two of the largest Digital Asset Trading Platforms, alleging that they solicited U.S. investors to buy, sell, and trade "crypto asset securities" through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the "Kraken Complaint"), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. The Binance Complaint, the Coinbase Complaint and the Kraken Complaint have led, and may in the future lead, to further volatility in digital asset prices. In February 2025, a 60-day stay was granted in the SEC's lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC's newly formed Crypto Task Force's focus on developing a federal securities law framework for digital assets may resolve the case. In February 2025, Coinbase and the SEC entered into a joint stipulation to dismiss the SEC's lawsuit with prejudice, subject to the court's approval. Kraken has also announced that it reached an agreement in principle with the SEC to dismiss the SEC's lawsuit, subject to formal approval by the SEC's Commissioners. Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The final outcome of these lawsuits (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants, remain uncertain.
In January 2025, the SEC launched a Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset's security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking.
These events have also led to significant negative publicity around digital asset market participants including DCG, Genesis and DCG's other affiliated entities. This publicity could negatively impact the reputation of the Sponsor and have an adverse effect on the trading price and/or the value of the Shares. Moreover, sales of a significant number of Shares of the Trust as a result of these events could have a negative impact on the trading price of the Shares.
Digital asset markets have also been negatively impacted by the failure of entities perceived to be integral to the digital asset ecosystem. For example, in March 2023, state banking regulators placed Silicon Valley Bank and Signature Bank into FDIC receiverships. Also, in March 2023, Silvergate Bank announced plans to wind down and liquidate its operations. Because these banks were perceived to be the banks most open to providing services for the digital asset ecosystem in the United States, their failures may impact the willingness of banks (based on regulatory pressure or otherwise) to provide banking services to digital asset market participants. In addition, because these banks were perceived to be the banks most open to providing services for the digital asset ecosystem, their failure has caused a number of companies that provide digital asset-related services to be unable to find banks that are willing to provide them with such banking services. The inability to access banking services could negatively impact digital asset market participants and therefore the value of digital assets, including SOL, and thus the Shares. In addition, although these events did not have an impact directly on the Trust or the Sponsor when these bank failures occurred, it is possible that a future closing of a bank with which the Trust or the Sponsor has a financial relationship could subject the Trust or the Sponsor to adverse conditions and pose challenges in finding an alternative suitable bank to provide the Trust or the Sponsor with bank accounts and banking services. Events such as these that impact the wider digital asset ecosystem are continuing to develop and change at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust's third-party service providers, or on the digital asset industry as a whole.
Continued disruption and instability in the digital asset markets as these events develop, including declines in the trading prices and liquidity of SOL, or the failure of service providers to the Trust, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.
The Value Of The Shares Relates Directly To The Value Of SOL, The Value Of Which May Be Highly Volatile And Subject To Fluctuations Due To A Number Of Factors.
The value of the Shares relates directly to the value of the SOL held by the Trust and fluctuations in the price of SOL could adversely affect the value of the Shares. The market price of SOL may be highly volatile, and subject to a number of factors, including:
•an increase in the global SOL supply or a decrease in global SOL demand;
•market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;
•trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may be subject to manipulation;
•the adoption of SOL as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Solana Network, and their ability to meet user demands;
•manipulative trading activity on digital asset exchanges, which, in many cases, are largely unregulated;
•the lack of a hard cap on the SOL s
•the needs of decentralized applications, smart contracts, their users, and users of the Solana Network generally for SOL to pay gas fees to execute transactions;

•forks in the Solana Network, particularly where changes to the Solana Network source code are either not well-received by key constituencies within the Solana community or are not successfully executed or implemented and fail to achieve the functionality such changes were intended to bring about;
•governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the Solana Network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;
•Increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions;
•increased competition from other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the Solana Network;
•investors' expectations with respect to interest rates, the rates of inflation of fiat currencies or SOL, and digital asset exchange rates;
•consumer preferences and perceptions of SOL specifically and digital assets generally, the Solana Network relative to competing blockchain protocols, and SOL relative to competing digital assets;
•negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;
•fiat currency withdrawal and deposit policies on digital asset trading platforms;
•the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;
•business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset trading platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;
•the use of leverage in digital asset markets, including the unwinding of positions, "margin calls", collateral liquidations and similar events;
•investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in SOL;
•a "short squeeze" resulting from speculation on the price of SOL, if aggregate short exposure exceeds the number of shares available for purchase;
•an active derivatives market for SOL or for digital assets generally;
•monetary policies of governments, legislation or regulation, tariffs, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of SOL as a form of payment or the purchase of SOL on the digital asset markets;
•global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;
•fees associated with processing a SOL transaction and the speed at which SOL transactions are settled;

•the maintenance, troubleshooting, and development of (or lack thereof) the Solana Network including by validators and developers worldwide;
•the ability for the Solana Network to attract and retain validators to secure and confirm transactions accurately and efficiently;
•ongoing technological viability and security of the Solana Network and SOL transactions, including vulnerabilities against hacks and scalability;
•financial strength of market participants;
•the availability and cost of funding and capital;
•the liquidity and credit risk of digital asset trading platforms;
•interruptions in service from or closures or failures of major digital asset trading platforms or their banking partners, or outages or system failures affecting the Solana Network;
•decreased confidence in digital assets and digital assets trading platforms;
•poor risk management or fraud by entities in the digital assets ecosystem;
•increased competition from other forms of digital assets or payment services; and
•the Trust's own acquisitions or dispositions of SOL, since there is no limit on the number of SOL that the Trust may acquire.
Although returns from investing in SOL have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that SOL will maintain its value in the long, intermediate, short, or any other term. In the event that the price of SOL declines, the Sponsor expects the value of the Shares to decline proportionately.
The value of the Shares of the Trust are represented by the MarketVectorTM Solana Benchmark Rate that may also be subject to momentum pricing due to speculation regarding future appreciation in value of SOL, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of SOL has resulted, and may continue to result, in speculation regarding future appreciation in the value of SOL, inflating and making the MarketVectorTM Solana Benchmark Rate more volatile. As a result, SOL may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the MarketVectorTM Solana Benchmark Rate and could adversely affect the value of the Trust.
The Trust is not actively managed and does not and will not have any strategy relating to the development of the Solana Network, nor will the Trust seek to avoid or mitigate losses from declines in the SOL price. Furthermore, the impact of the expansion of the Trust's SOL holdings on the digital asset industry and the Solana Network is uncertain. A decline in the popularity or acceptance of the Solana Network, or the value of SOL, would harm the value of the Trust.
Digital Asset Networks Face Significant Scaling Challenges And Efforts To Increase The Volume and Speed Of Transactions May Not Be Successful.
Many digital asset networks, including the Solana Network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on throughput. A digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain.
As of June 13, 2025, the Solana Network handled approximately 1,210 transactions per second. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions.
As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. Since inception, SOL transaction fees have stood at a fixed rate of 0.000005 SOL per transaction. Increased fees and decreased settlement speeds could preclude certain uses for SOL (e.g., micropayments) and could reduce demand for, and the price of, SOL, which could adversely impact the value of the Shares.
There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Solana Network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.
The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Solana Network and Solana Blockchain, has caused alternatives to sharding to emerge. "Layer 2" is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Solana Network (known as "Layer 1") and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Solana Network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Solana Network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, "rollups" perform transaction execution outside the Layer 1 Solana Network and then post the data, typically in batches, back to the Layer 1 Solana Network where consensus is reached. "Zero knowledge rollups" are generally designed to run the computation needed to validate the transactions off- chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Solana Network. By contrast, "optimistic rollups" assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, "state channels", which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Solana Network (the transaction opening the state channel, and the transaction closing the channel), "side chains", in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Solana Network runs in parallel with the existing Layer 1 Solana Network and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Solana Network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.
Many developers are actively researching and testing scalability solutions for public blockchains. However, there is no guarantee that any of the mechanisms in place or being explored for increasing speed and throughput of settlement of the Solana Network transactions will be effective, which could cause the Solana Network to not adequately resolve scaling challenges and adversely impact the adoption of SOL and the Solana Network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 Solana Network like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. Alternatively, in theory, the widespread adoption of Layer 2 solutions could succeed in reducing congestion on the Layer 1 Solana Network by moving transactions and computational work to the Layer 2 level and thereby reduce direct transactions on the Layer 1 Solana Network, but by reducing transactions on the Layer 1 Solana Network, could reduce demand for SOL on the Layer 1 Solana Network, which could in theory negatively impact the price of SOL. It is possible that proposed changes to the Layer 1 Solana Network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Solana Network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Solana Network to suffer reduced adoption or causing nodes, users or validators to migrate to other blockchain networks. It is possible that proposed changes to the Layer 1 Solana Network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Solana Network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Solana Network to suffer reduced adoption or causing users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended, could suffer from centralization concerns, or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. Alternatively, if a widely-used Layer 2 network were to fail, it could reduce demand for SOL because it would eliminate a source of demand for using SOL to record transactions from the Layer 2 onto the Layer 1 Solana Network. Any of the foregoing could adversely affect the price of SOL or the value of the Shares of the Trust.
If The Digital Asset Award Or Transaction Fees For Recording Transactions On The Solana Network Are Not Sufficiently High To Incentivize Validators, Or If Certain Jurisdictions Continue To Limit Or Otherwise Regulate Validating Activities, Validators May Cease Expanding Validating Power Or Demand High Transaction Fees, Which Could Negatively Impact The Value Of SOL And The Value Of The Shares.
If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Solana Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Solana Blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:
•A reduction in the processing power expended by validators on the Solana Network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See "—The Solana Blockchain could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the trust or the ability of the trust to operate."
•Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Solana Blockchain or a software upgrade automatically charges fees for all transactions on the Solana Network, the cost of using SOL may increase and the marketplace may be reluctant to accept SOL as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Solana Network and force users to pay higher fees, thus reducing the attractiveness of the Solana Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Solana Network, the value of SOL and the value of the Shares.
•To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana Blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Solana Network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for SOL or cash with Authorized Participants.
•During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as "Maximal Extractable Value" or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Solana Network, users may attempt to gain an advantage over other users by increasing offered transaction fees. Certain software solutions, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees. The MEV incentive system may lead to an increase in transaction fees on the Solana Network, which may diminish its use. Users or other stakeholders on the Solana Network could also view the existence of MEV as unfair manipulation of decentralized digital asset networks, and refrain from using DeFi protocols or the Solana Network generally. In addition, it's possible regulators or legislators could enact rules which restrict the use of MEV, which could diminish the popularity of the Solana Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of SOL and the value of the Shares.
Due To The Unregulated Nature And Lack Of Transparency Surrounding The Operations Of SOL Trading Platforms, Which May Be Subject To Regulation In a Relevant Jurisdiction But May Not Be Complying, They May Experience Fraud, Manipulation, Security Failures Or Operational Problems, Which May Adversely Affect The Value Of SOL And, Consequently, The Value Of The Shares.
Digital asset trading platforms are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset trading platforms do not provide this information. Digital asset trading platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset trading platforms, including prominent trading platforms that handle a significant volume of SOL trading.
Many digital asset trading platforms are unlicensed, unregulated, may be subject to regulation in a relevant jurisdiction but may not be complying, may operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated trading platforms located outside of the United States. Such reports alleged that certain overseas trading platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non- economic "wash trading" (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their coins. Although these reports concerned bitcoin, it is possible that similar concerns are present for SOL markets as well.
Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled "Price Manipulation in the Bitcoin Ecosystem" sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of "suspicious trading activity" on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period.
In August 2017, it was reported that a trader or group of traders nicknamed "Spoofy" was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex'd) cited publicly available trading data to support his or her claim that a trading bot nicknamed "Picasso" was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and SOL are different assets, SOL prices may be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.
The SOL market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many SOL trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent "flash crashes," such as limit-down circuit breakers. As a result, the prices of SOL on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset trading platforms, or may not exist at all.
SOL Trading Platforms May Be Exposed To Fraud And Manipulation
The SEC has identified possible sources of fraud and manipulation in the SOL market generally, including, among others (1) "wash trading"; (2) persons with a dominant position in SOL manipulating SOL pricing; (3) hacking of the SOL network and trading platforms; (4) malicious control of the Solana Network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in SOL, new sources of demand for SOL) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported "stablecoins," including Tether (for more information, see "Risk Factors—Risk Factors Related to Digital Assets—Prices of SOL may be affected due to stablecoins (including Tether and US Dollar Coin ("USDC")), the activities of stablecoin issuers and their regulatory treatment"); and (7) fraud and manipulation at SOL trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.
Over the past several years, some digital asset trading platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other trading platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or "hot" wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency trading platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian's assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian's pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset trading platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world's largest digital asset trading platform, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. ("FTX"), one of the largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company's liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX's CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe. The U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX's and its affiliates' senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. On February 21, 2025, Bybit, a centralized platform for exchanging digital assets, announced that more than $1.4 billion in ether had been stolen from its platform. Hackers were able to manipulate Bybit's transfer process to authorize and complete the illicit transaction. The incident has resulted in renewed concerns over the security of digital asset platforms.
The potential consequences of a digital asset trading platform failure or failure to prevent market manipulation could adversely affect the value of the Shares. Manipulative trading or market abuse could create artificial or distorted prices, cause a loss of investor confidence in SOL, adversely impact pricing trends in SOL markets broadly, and cause losses from an investment in Shares of the Trust.
In addition, negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Solana Network and result in greater volatility or decreases in the prices of SOL. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the Index may result in a loss of confidence in the Trust's ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange's failure could adversely affect the value of the Shares.
SOL Trading Platforms May Be Exposed To Front-Running
SOL trading platforms on which SOL trades may be susceptible to "front-running," which refers to the process when someone uses access to confidential information, or technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running can occur via manipulation of transaction validation and mining processes, or the theft or misappropriation of confidential information by insiders. To extent that front-running occurs in SOL markets, it may result in concerns as to the price integrity of digital asset exchanges and digital assets more generally.
SOL Trading Platforms May Be Exposed To Wash Trading
SOL trading platforms on which SOL trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.
Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the global digital asset trading market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of SOL and/or negatively affect the market perception of SOL. If they were to affect trading at a trading platform which is used to calculate the MarketVectorTM Solana Benchmark Rate, they could cause the Trust's NAV to be calculated incorrectly and cause Shareholders to suffer losses. See "—The MarketVectorTM Solana Benchmark Rate may be affected by manipulative or fraudulent practices in the global SOL market or at constituent platforms."

To the extent that wash trading either occurs or appears to occur in SOL trading platforms on which SOL trades, investors may develop negative perceptions about SOL and the digital assets industry more broadly, which could adversely impact the price of SOL and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.
Competition From Central Bank Digital Currencies And Emerging Payments Initiatives Involving Financial Institutions Could Adversely Affect The Value Of SOL And Other Digital Assets.
Central banks in various countries have introduced digital forms of legal tender ("CBDCs"). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, SOL and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, SOL. As a result of any of the foregoing factors, the value of SOL could decrease, which could adversely affect an investment in the Trust.
Prices Of SOL May Be Affected Due To Stablecoins (Including Tether And US Dollar Coin ("USDC")), The Activities Of Stablecoin Issuers And Their Regulatory Treatment.
While the Trust does not invest in and will not hold stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the SOL market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of SOL. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the SOL market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for SOL, could cause artificial rather than genuine demand for SOL, artificially inflating the price of SOL, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021 the New York Attorney General entered into an agreement with Tether's operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether (the "NYAG Settlement Order"). The NYAG Settlement Order states that Bitfinex and Tether are under common ownership and management. Among other things, the NYAG Settlement Order asserts that Tether's operators made a series of loans of some of the fiat currency reserves backing Tether stablecoins to Bitfinex, which Bitfinex used in its business, including to bridge liquidity difficulties it faced after Bitfinex lost a substantial amount of customer cash due to the actions of a payment processor it employed. In return, Bitfinex gave Tether a receivable promising to pay the funds back. The NYAG Settlement Order finds, among other things, that representations Tether's operators made that each Tether stablecoin was backed 1:1 by fiat currency reserves were fraudulent under New York's Martin Act, because some of the fiat currency reserves were replaced by a receivable issued by an affiliate (Bitfinex) without disclosure to the market. On October 15, 2021, the CFTC announced a settlement with Tether's operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether's claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the "equivalent amount of corresponding fiat currency" held by Tether were untrue. Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies, including SOL, with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges.
USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the SOL market. While USDC is designed to maintain a stable value at 1

U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation ("FDIC") receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.
Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for SOL. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including SOL), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or proposed legislation, such as the Guiding and Establishing National Innovation for U.S. Stablecoins Act which prohibits the use of payment stablecoins unless the issuers obtain certain licenses and comply with various regulatory and other requirements, or the removal or migration of prominent stablecoins away from the Solana Network, could impact individuals' willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the SOL market, and affect the value of SOL, and in turn impact an investment in the Shares. Given Bitfinex has in the past been, and is currently, a component of the MarketVectorTM Solana Benchmark Rate and Bitfinex and Tether are understood to be under common ownership and management, problems with Tether specifically could potentially affect pricing of transactions on Bitfinex or otherwise disrupt Bitfinex's operations.
Competition From The Emergence Or Growth Of Other Digital Assets Or Methods Of Investing In SOL Could Have A Negative Impact On The Price Of SOL And Adversely Affect The Value Of The Shares.
As of March 31, 2025, SOL was the 6th largest digital asset by market capitalization, as tracked by CoinMarketCap.com. As of March 31, 2025, the alternative digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $2.67 trillion (including the approximately $63.8 billion market cap of SOL), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. SOL faces competition from a wide range of digital assets, including Bitcoin and Ethereum. SOL is also supported by fewer regulated trading platforms than more established digital assets, such as Bitcoin and Ethereum, which could impact its liquidity. In addition, SOL is in direct competition to other smart contract platforms, such as Ethereum, Polkadot, Avalanche and Cardano. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as EOS, Tezos, Tron, and numerous others, could have a negative impact on the demand for, and price of, SOL and thereby adversely affect the value of the Shares. If other blockchain networks with smart contracts or similar capabilities better meet the needs of users, application developers, and/or validators, whether due to higher performance or otherwise, or prove to be more popular than SOL for any reason, it could lead to less activity on the Solana blockchain and lower demand for SOL, causing the price of SOL and the value of the Shares to decline.
In addition, some digital asset networks, including the Solana Network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Solana Network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Solana Classic. As a result, some users of the Solana Classic network may harbor ill will toward the Solana Network. These users may attempt to negatively impact the use or adoption of the Solana Network.
Investors may invest in SOL through means other than the Shares, including through direct investments in SOL and other potential financial vehicles, possibly including securities backed by or linked to SOL and digital asset financial vehicles similar to the Trust, or other futures-based products. Market and financial conditions, and other conditions beyond the Sponsor's control, may make it more attractive to invest in other financial vehicles or to invest in SOL directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of SOL are formed and represent a significant proportion of the demand for SOL, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding SOL, could negatively affect the Index, the Trust's SOL holdings, the price of the Shares, the net asset value of the Trust and the NAV.
The Digital Asset Markets Follow Trends, Certain Trends May Favor Certain Blockchains Over Others, A Trend Change Could Affect The Popularity Of The Solana Blockchain.
There are periods in which certain activities or products in the digital asset markets experience heightened popularity. For example in 2021 there was an increased interest around Non-fungible tokens and high-ticket sales, such as the $69 million dollar sale of digital artist Beeple's work at Christies helped to bring attention to the Ethereum blockchain.
Similarly, meme coins have experienced exponential growth with the market capitalization of meme coins increasing from $20 billion in January 2024 to $120 billion by early December 2024. Meme coin launches on Solana associated with celebrities, Internet memes, and even politicians such as President Trump and First Lady Melania Trump, as well as Joe Biden, Kamala Harris, Peanut the Squirrel and the $Libra memecoin associated with Argentine president Javier Milei, have brought attention to meme coins and the Solana blockchain on which many prominent memecoin applications are built. During the same time, in 2024, Solana's total value locked (TVL) increased from around $1.4 billion to more than $9 billion. Many meme coins have surged in price upon launch only to quickly fall and never recover, which could create a negative sentiment around meme coins and potentially Solana by association. Meme coins associated with political themes could be subject to unpredictable political winds, or suffer political opposition, which could conceivably affect the Solana Network indirectly by association. Although the Sponsor is not aware of any affiliation between the Solana Network itself and memecoins that are issued by third party applications built on the Solana Network, memecoin applications, like any other application built on the Solana Network, create demand for SOL to pay transaction fees to record changes of state within the application on the Solana Network. Accordingly, if the memecoin trend were to slow or stop for any reason, it could negatively impact the demand for SOL and thus the SOL price.
Congestion Or Delay On The Solana Network May Delay Purchases Or Sales Of SOL By The Trust.
Increased transaction volume could result in delays in the recording of transactions due to congestion on the Solana Blockchain. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Solana Blockchain. Any delay in the Solana Blockchain could affect an Authorized Participant's ability to buy or sell SOL at an advantageous price resulting in decreased confidence in the Solana Blockchain. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Solana Network and the value of the Trust would be adversely affected.
The SEC may approve applications under Rule 19b-4 of the Exchange Act to list competing digital assets as exchange-traded products, which could reduce demand for, and the price of, SOL and adversely impact the value of the Shares.
To date, the SEC has only approved applications under Rule 19b-4 of the Exchange Act to list spot digital asset exchange-traded products which hold Bitcoin and Ether. However, applications for competing digital assets have been filed and are currently pending, and there can be no guarantee the SEC will not one day approve any such application. If applications to list spot digital asset exchange-traded products, other than those which hold SOL, are approved, to the extent such competing digital asset exchange-traded products come to represent a significant proportion of the demand for digital assets generally, demand for, and the price of, SOL could be reduced. Such reduced demand could in turn negatively affect the Index Price, the NAV, the NAV per Share, the value of the Shares, the Principal Market NAV and the Principal Market NAV per Share. Accordingly, there can be no assurance that the Trust will be able to maintain its scale and achieve its intended competitive positioning relative to competitors, which could adversely affect the performance of the Trust and the value of the Shares.

Failure Of Funds That Hold Digital Assets To Receive SEC Approval To List Their Shares On Exchanges Could Adversely Affect The Value Of The Shares.
There have been a growing a number of attempts to list on national securities exchanges the shares of funds that hold digital assets. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. The exchange listing of shares of digital asset funds would create more opportunities for institutional and retail investors to invest in the digital asset market. However, the SEC has repeatedly denied such requests. If exchange-listing requests continue to be denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of the Shares.
Risks Associated with the MarketVectorTM Solana Benchmark Rate
The MarketVectorTM Solana Benchmark Rate Has A Limited History.
The MarketVectorTM Solana Benchmark Rate was developed by MarketVector and has a limited history. MarketVector has substantial discretion at any time to change the methodology used to calculate the MarketVectorTM Solana Benchmark Rate, including the constituent trading platforms that contribute prices to the Trust's NAV. MarketVector does not have any obligation to take the needs of the Trust, the Trust's Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the MarketVectorTM Solana Benchmark Rate will appropriately track the price of SOL in the future.
The MarketVectorTM Solana Benchmark Rate is based on various inputs which may include price data from various third-party trading platforms and markets. MarketVector does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source. The MarketVectorTM Solana Benchmark Rate could be calculated now or in the future in a way that adversely affects an investment in the Trust.
The MarketVectorTM Solana Benchmark Rate Could Fail To Track The Global SOL Price, And A Failure Of The MarketVectorTM Solana Benchmark Rate Could Adversely Affect The Value Of The Shares.
Although the MarketVectorTM Solana Benchmark Rate is intended to accurately capture the market price of SOL, third parties may be able to purchase and sell SOL on public or private markets not included among the SOL trading platforms used in calculating the MarketVectorTM Solana Benchmark Rate, and such transactions may take place at prices materially higher or lower than the MarketVectorTM Solana Benchmark Rate. Moreover, there may be variances in the prices of SOL on the various SOL trading platforms used in calculating the MarketVectorTM Solana Benchmark Rate, including as a result of differences in fee structures or administrative procedures on different trading platforms. While the MarketVectorTM Solana Benchmark Rate provides a U.S. dollar-denominated composite index for the price of SOL based on, at any given time, the prices on each such constituent trading Platform or pricing source may not be equal to the value of a SOL as represented by the Index. It is possible that the price of SOL on the SOL trading platforms could be materially higher or lower than the MarketVectorTM Solana Benchmark Rate price. To the extent the MarketVectorTM Solana Benchmark Rate price differs materially from the actual prices available on a SOL trading platforms used to calculate it, or the global market price of SOL, the price of the Shares may no longer track, whether temporarily or over time, the global market price of SOL, which could adversely affect an investment in the Trust by reducing investors' confidence in the Shares' ability to track the market price of SOL. To the extent such prices differ materially from the MarketVectorTM Solana Benchmark Rate, investors may lose confidence in the Shares' ability to track the market price of SOL, which could adversely affect the value of the Shares.
If the MarketVectorTM Solana Benchmark Rate is not available, the Trust's holdings may be fair valued in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of SOL, the price of the Shares may no longer track, whether temporarily or over time, the global market price of SOL, which could adversely affect an investment in the Trust by reducing investors' confidence in the Shares' ability to track the global market price of

SOL. To the extent such prices differ materially from the market price for SOL, investors may lose confidence in the Shares' ability to track the market price of SOL, which could adversely affect the value of the Shares.
MarketVector Has Analyzed SOL Trading Platform Data And Developed Insights That Have Informed MarketVector's Understanding Of The SOL Market And The Design Of The Trust. If Such Data Or Insights Are Inaccurate Or Incorrect, The Value Of An Investment In The Trust May Be Adversely Affected.
MarketVector has relied upon SOL market data in developing its analysis of the SOL market. This analysis has informed MarketVector's understanding of the SOL market, the design of the Trust and the design of the MarketVectorTM Solana Benchmark Rate. The continued viability of the Trust relies upon access to accurate data, and MarketVector's continued ability to effectively analyze such data. If data is inaccurate or becomes unavailable, or if MarketVector's analysis of such data is incorrect, the value of an investment in the Trust may be adversely affected.
The MarketVectorTM Solana Benchmark Rate Used To Calculate The Value Of The Trust's SOL May Be Volatile, Adversely Affecting The Value Of The Shares.
The price of SOL on public digital asset trading platforms has a limited history, and during this history, SOL prices on the digital asset markets more generally, and on digital asset exchanges individually, have been volatile and subject to influence by many factors, including operational interruptions. While the MarketVectorTM Solana Benchmark Rate is designed to limit exposure to the interruption of individual digital asset trading platforms, the MarketVectorTM Solana Benchmark Rate, and the price of SOL generally, remains subject to volatility experienced by digital asset trading platforms, and such volatility could adversely affect the value of the Shares.
Furthermore, because the number of liquid and credible SOL trading platforms is limited, the MarketVectorTM Solana Benchmark Rate will necessarily be composed of a limited number of SOL trading platforms. If a SOL trading platform were subjected to regulatory, volatility or other pricing issues, in the case of the MarketVectorTM Solana Benchmark Rate, the calculation agent would have limited ability to remove such SOL trading platform from the MarketVectorTM Solana Benchmark Rate, which could skew the price of SOL as represented by the MarketVectorTM Solana Benchmark Rate. Trading on a limited number of SOL trading platform may result in less favorable prices and decreased liquidity of SOL and, therefore, could have an adverse effect on the value of the Shares.
Purchasing activity associated with acquiring SOL required for the creation of Baskets may increase the market price of SOL on the digital asset markets, which will result in higher prices for the Shares. Increases in the market price of SOL may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of SOL that may result from increased purchasing activity of SOL connected with the issuance of Baskets. Consequently, the market price of SOL may decline immediately after Baskets are created. Decreases in the market price of SOL may also occur as a result of sales in secondary markets by other market participants. If the Index price declines, the value of the Shares will generally also decline.
The MarketVectorTM Solana Benchmark Rate May Be Affected By Manipulative Or Fraudulent Practices In The Global SOL Market Or At Constituent Trading Platforms.
The global SOL market may be subject to fraud and manipulation, see "—Due to the unregulated nature and lack of transparency surrounding the operations of SOL trading platforms, which may be subject to regulation in a relevant jurisdiction, but may not be complying, they may experience fraud, manipulation, security failures or operational problems, which may adversely affect the value of SOL and, consequently, the value of the Shares," and the MarketVectorTM Solana Benchmark Rate may be affected to the extent they cause global prices of SOL to be subject to factors other than bona fide market forces.
Fraud or manipulation may also affect the constituent trading platforms used to calculate the MarketVectorTM Solana Benchmark Rate. For example, Coinbase paid $6.5 million in 2021 to settle a CFTC enforcement action for reckless false, misleading, or inaccurate reporting as well as wash trading by a former employee on Coinbase's GDAX platform. According to the CFTC's order, during the relevant period prior to the enforcement action,

Coinbase operated at least two trading programs which generated orders that, at times, matched with one another. Coinbase included the transactional information for these transactions, such as price and volume data, on its website and provided that information to reporting services, either directly or through access to its website, resulting in a perceived volume and level of liquidity of digital assets, on GDAX that was false, misleading or inaccurate. Additionally, between August and September 2016, the CFTC order finds that a former Coinbase employee intentionally placed buy and sell orders in the Litecoin/Bitcoin trading pair on GDAX, which he intended to match with one another and result in no loss or gain while creating the appearance of liquidity and trading interest in Litecoin. Ultimately, the transactions resulted in wash transactions that depicted a misleading picture of the Litecoin/Bitcoin market. It is possible that similar phenomena could affect trading platforms facilitating trading in SOL.
Fraudulent and manipulative trading practices remain a risk at many cryptocurrency trading platforms. To the extent they occur at constituent trading platforms used to calculate the MarketVectorTM Solana Benchmark Rate, they could cause the MarketVectorTM Solana Benchmark Rate to report inaccurate prices of SOL, causing the NAV of the Trust to be calculated incorrectly and thereby causing Shareholders to suffer losses.
The Index Administrator Could Experience System Failures Or Errors.
If the computers or other facilities of the index administrator, data providers and/or relevant constituent SOL platforms malfunction for any reason, calculation and dissemination of the MarketVectorTM Solana Benchmark Rate may be delayed. Errors in the MarketVectorTM Solana Benchmark Rat data, the MarketVectorTM Solana Benchmark Rate computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the MarketVectorTM Solana Benchmark Rate, which may lead to a different investment outcome for the Trust and the Shareholders than would have been the case had such events not occurred.
The MarketVectorTM Solana Benchmark Rate Price Being Used To Determine The Net Asset Value Of The Trust May Not Be Consistent With GAAP. To The Extent That The Trust's Financial Statements Are Determined Using A Different Pricing Source That Is Consistent With GAAP, The Net Asset Value Reported In The Trust's Periodic Financial Statements May Differ, In Some Cases Significantly, From The Trust's Net Asset Value Determined Using The MarketVectorTM Solana Benchmark Rate Pricing.
The Trust will determine the net asset value of the Trust on each Business Day based on the value of SOL as reflected by the MarketVectorTM Solana Benchmark Rate. The methodology used to calculate the MarketVectorTM Solana Benchmark Rate to value SOL in determining the net asset value of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the MarketVectorTM Solana Benchmark Rate is deemed inconsistent with GAAP, the Trust will utilize a GAAP-consistent pricing source for purposes of the Trust's periodic financial statements. Creation and redemption of Baskets, the Sponsor's management fee and other expenses borne by the Trust will be determined using the Trust's net asset value determined daily based on the MarketVectorTM Solana Benchmark Rate. Such net asset value of the Trust determined using the MarketVectorTM Solana Benchmark Rate may differ, in some cases significantly, from the net asset value reported in the Trust's periodic financial statements.
The Sponsor Can Remove The MarketVectorTM Solana Benchmark Rate And Use A Different Pricing Or Valuation Methodology Instead.
Under the Trust Agreement, the Sponsor has the exclusive authority to select, remove, change, or replace the pricing or valuation methodology or policies used to value the Trust's assets and determine NAV and NAV per Share, in its sole discretion. The Sponsor has the right to change the pricing source used to determine NAV and NAV per Share from the MarketVectorTM Solana Benchmark Rate to a different source or index. To the extent that there are material changes to the pricing or valuation methodology or policies or the pricing source described within this paragraph, notification will be made to Shareholders via a prospectus supplement and/or a current report filed with the SEC.

Intellectual Property Rights Claims May Adversely Affect The Trust And The Value Of The Shares.
The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding SOL. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of SOL. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its SOL. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its SOL. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.
Risks Associated with Investing in the Trust
The Value Of The Shares May Be Influenced By A Variety Of Factors Unrelated To The Value Of SOL.
The value of the Shares may be influenced by a variety of factors unrelated to the price of SOL and the SOL trading platforms included in the MarketVectorTM Solana Benchmark Rate that may have an adverse effect on the price of the Shares. These factors include the following factors:
•Unanticipated problems or issues with respect to the mechanics of the Trust's operations and the trading of the Shares may arise, including the Clearing Services, in particular due to the fact that the mechanisms and procedures governing the creation and redemption of the Shares and storage of SOL have been developed specifically for this product;
•The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;
•The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust's accounts with the SOL Custodian or the Additional SOL Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust's technical infrastructure, which could result in theft, loss or damage of its assets;
•service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Trust, or decide to terminate their relationships with the Trust, for a variety of reasons, which could affect the Trust's ability to operate; or
•if the Solana Network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Solana Network may increase the potential for SOL to be used to facilitate crime, exposing such service providers to potential reputational harm.
Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust's assets.
The Trust Is Subject To Market Risk.
Market risk refers to the risk that the market price of SOL held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.
An Investment In Shares Of The Trust Is Different From Directly Owning SOL.
The market value of Shares of the Trust may not have a direct relationship with the prevailing price of SOL, and changes in the prevailing price of SOL similarly will not necessarily result in a comparable change in the market value of Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased SOL directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and index tracking risk. Investors will also forgo certain rights conferred by owning SOL directly, such as the right to claim airdrops.
The NAV May Not Always Correspond To The Market Price Of SOL And, As A Result, Baskets May Be Created Or Redeemed At A Value That Is Different From The Market Price Of The Shares.
The NAV of the Trust will change as fluctuations occur in the market price of the Trust's SOL holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of SOL trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of SOL.
An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, and the Trust will therefore maintain its intended fractional exposure to a specific amount of SOL per Share.
Shareholders also should note that the size of the Trust in terms of total SOL held may change substantially over time and as Baskets are created and redeemed.
Authorized Participants' Buying And Selling Activity Associated With The Creation And Redemption Of Baskets May Adversely Affect An Investment In The Shares Of The Trust.
Liquidity Provider's purchases and Authorized Participants' and their designees' transfers of SOL in connection with Basket creation orders may cause the price of SOL to increase, which will result in higher prices for the Shares. Increases in the SOL prices may also occur as a result of SOL purchases by other market participants who attempt to benefit from an increase in the market price of SOL when Baskets are created. The market price of SOL may therefore decline immediately after Baskets are created.
Selling activity associated with sales of SOL by Liquidity Providers or Authorized Participants and their designees in connection with redemption orders may decrease the SOL prices, which will result in lower prices for the Shares. Decreases in SOL prices may also occur as a result of selling activity by other market participants.
In addition to the effect that purchases and sales of SOL by Liquidity Providers and Authorized Participants' and their designees' transfers may have on the price of SOL, sales and purchases of SOL by similar investment vehicles, including competing exchange-traded products in the U.S. and other global markets that do or seek to hold SOL, could impact the price of SOL. If the price of SOL declines, the trading price of the Shares will generally also decline.
The Inability Of Liquidity Providers, And Authorized Participants Or Their Designees To Hedge Their SOL Exposure May Adversely Affect The Liquidity Of Shares And The Value Of An Investment In The Shares.
Liquidity Providers and Authorized Participants or their designees will generally want to hedge their SOL exposure in connection with Basket creation and redemption orders, while Authorized Participants would generally want to hedge their exposure to the Trust's Shares to the extent possible. To the extent Authorized Participants, their designees, and/or Liquidity Providers are unable to hedge their exposure to the Trust's Shares or SOL respectively due to market conditions (e.g., insufficient SOL liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not participate in creating or redeeming Baskets. In addition, the hedging mechanisms employed by Authorized Participants, their designees, and/or Liquidity Providers and Authorized Participants or their designees to hedge their exposure to the Trust's Shares or SOL, as applicable, may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. To the extent Liquidity Providers and Authorized Participants or their designees turn to the market for exchange-traded futures contracts for SOL ("SOL Futures") as well as the non-exchange traded SOL derivatives markets for their hedging needs in connection with their SOL sales or transfers to and purchases or transfers from the Trust, both the exchange-traded SOL Futures market and the non-exchange traded SOL derivatives markets have limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures and derivatives markets. The liquidity of the market will depend on, among other things, the adoption of SOL and the commercial and speculative interest in the market for the ability to hedge against the price of SOL with exchange-traded SOL Futures and non-exchange traded SOL derivatives. There can be no assurance that such markets will be able to meet the hedging needs of Liquidity Providers and Authorized Participants or their designees, which could cause such Liquidity Providers and Authorized Participants or their designees to refrain from participation in the Trust's creation and redemption processes, which could have adverse effects on Shareholders such as wider spreads, a breakdown of the arbitrage mechanism used to keep the Trust's Shares trading in line with NAV of the Trust's SOL holdings, and potentially a disruption of the creation or redemption processes altogether, as described in the following Risk Factors.
If The Process Of Creation And Redemption Of Baskets Encounters Any Unanticipated Difficulties, The Possibility For Arbitrage Transactions By Authorized Participants Intended To Keep The Price Of The Shares Closely Linked To The Price Of SOL May Not Exist And, As A Result, The Price Of The Shares May Fall Or Otherwise Diverge From NAV.
The processes of creation and redemption of Shares (which depend on timely transfers of SOL to and by the SOL Custodian and through the Clearing Services) could be disrupted or encounter challenges due to, for example, the price volatility of SOL, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the SOL Custodian, in its capacity as SOL Custodian under the Custody Agreement and the provider of Clearing Services under the Clearing Agreement. Authorized Participants and Liquidity Providers, who would otherwise be willing to purchase or redeem Baskets or SOL, as applicable, to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SOL, may decide not to take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect, and reduce their transactions with or even refrain entirely from transacting with the Trust, which could disrupt the processes of creation and redemption of Shares. If such events rise to the level of an emergency or cause creations and redemptions of Shares to be impracticable, the Sponsor may suspend the process of creation and redemption of Baskets. Any disruptions to the process of creating and redeeming Shares could cause trading spreads, and the resulting premium or discount, on Shares compared to NAV to widen. Alternatively, in the case of a Solana Network outage or other problems affecting the Solana Network, the processing of transactions on the Solana Network may be disrupted, which in turn may prevent Liquidity Providers , or Authorized Participants or their designees from depositing or withdrawing SOL from their accounts at the SOL Custodian, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of SOL and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for SOL should become relatively illiquid and thereby materially restrict opportunities for arbitraging, the price of the Shares may diverge from the value of SOL.
Creation Baskets may be created or redeemed in exchange for bitcoin or cash. At present, only certain Authorized Participants have the ability to support in-kind creation and redemption activity. The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, creates transaction costs of buying and selling SOL that are not present in an in-kind model. These costs include the bid-ask spread along with the operational costs from the labor and overhead involved in calculating, executing, monitoring, and accounting for transactions in the SOL markets and related cash movements. Furthermore, there are timing costs involved in the risk that the SOL price moves between the time when the NAV is established for a creation/ redemption and the time when the SOL is traded ("slippage"). In addition, Liquidity Providers must settle SOL transactions with the Trust within a contractually specified time period, subject to customary exceptions. If the Liquidity Provider fails to perform its obligations within the contractually specified time period, the Trust would seek to use an alternate SOL Trading Counterparty to execute the SOL transaction. However, the pricing or terms of the ultimate SOL transaction conducted through the alternate Liquidity Provider, if one is available, after the failure of the original Liquidity Provider to perform its obligations could deviate, potentially significantly, from the pricing or terms of the transaction that the Trust originally entered with the original Liquidity Provider. Transaction costs and slippage would be reduced if the Trust were able to use an in-kind creation and redemption model. The Trust's Authorized Participant Agreement provides that transaction costs and slippage related to Basket creation and redemption are the responsibility of the Authorized Participant. Whether Authorized Participants who are unable to support in-kind creation and redemption activity and Liquidity Providers as market participants will find it economically viable or commercially attractive to participate in a cash creation and redemption model for a SOL exchange-traded product like the Trust, including a cash creation and redemption model where the Trust selects the Liquidity Provider with whom it executes transactions to buy or sell SOL and the Authorized Participant is not permitted to designate the Liquidity Provider from whom SOL is purchased or sold in connection with the Authorized Participant's Basket subscription or redemption, is not known; however, there is a risk they will not. If the Trust is unable to attract sufficient Authorized Participants and Liquidity Providers, it will be unable to maintain an efficient arbitrage mechanism for keeping the trading price of the Shares in line with NAV and the value of the underlying SOL held by the Trust, which could negatively affect Shareholders and cause them to purchase or sell Shares at a premium or discount to the value of the underlying SOL, causing losses; alternatively, it could be unable to operate, as there would no parties who would be able to create new Shares or redeem existing Shares, leading to the Trust being unsuccessful commercially and the Sponsor deciding to terminate and wind up the Trust's operations. In addition, a failure to settle SOL transactions with Liquidity Providers could disrupt the calculation of the Trust's NAV or potentially cause inaccuracies in NAV calculation, which could disrupt the Trust's operations or cause Shareholders to suffer losses.
The Lack Of Ability To Facilitate In-Kind Creations And Redemptions Of Shares Could Have Adverse Consequences For The Trust.
Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the Division of Trading and Markets of the SEC and the Office of General Counsel of FINRA stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products; however, there has yet to be definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot SOL. Until further regulatory clarity emerges regarding whether registered broker-dealers can hold and deal in SOL under such rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for SOL may be unable to demonstrate compliance with such requirements. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements would be the broker-dealer's responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Participants, at present, have the ability to also, through their affiliates, support in-kind creation and redemption activity.
Even with the recent SEC staff's recent statement that in principle in-kind creations and redemptions are not prohibited by SEC regulations, the Trust's limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial. Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor's decision to reject or suspend such orders, the unavailability of Liquidity Provider or otherwise, Authorized Participants will be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust's limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences.
Further, there can be no assurance that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

The Liquidity Of The Shares May Also Be Affected By The Withdrawal From Participation Of Authorized Participants Or Liquidity Providers.
In the event that one or more Authorized Participants or Liquidity Providers withdraw from or cease participation in creation and redemption activity or SOL transactions with the Trust for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.
The Trust Is Subject To Risks Due To Its Concentration Of Investments In A Single Asset Class.
Unlike other funds that may invest in diversified assets, the Trust's investment strategy is concentrated in a single asset class: SOL. This concentration maximizes the degree of the Trust's exposure to a variety of market risks associated with SOL. By concentrating its investment strategy solely in SOL, any losses suffered as a result of a decrease in the value of SOL can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.
An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Trust. Investors should review closely the objective and strategy of the Trust and redemption rights, as discussed herein, and familiarize themselves with the risks associated with an investment in the Trust.
The Lack Of Active Trading Markets For The Shares Of The Trust May Result In Losses On Shareholders' Investments At The Time Of Disposition Of Shares.
Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, likely will be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.
Any of these factors could adversely affect the performance of the Trust and the value of the Shares.
Possible Illiquid Markets May Exacerbate Losses, Increase The Variability Between The Trust's NAV And Its Market Price Or Affect the Trust's Ability to Meet Cash Creation Orders and Redemption Orders.
SOL is a relatively new asset with a limited trading history. Therefore, the markets for SOL may be less liquid and more volatile than other markets for more established products. It may be difficult to execute a SOL trade at a specific price when there is a relatively small volume of buy and sell orders in the SOL market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.
Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its SOL, or making it more difficult for Authorized Participants to acquire or liquidate SOL as part of the creation and/or redemption of Shares of the Trust. To the extent that the Trust conducts creation and redemption transactions for cash, such illiquidity may affect the Trust's ability to meet such cash creation and redemption orders. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in SOL, which is highly concentrated.
The Shares May Trade At A Price That Is At, Above Or Below The Trust's NAV Per Share As A Result Of The Non-Current Trading Hours Between The Exchange And The Digital Asset Market.
The Trust's NAV per Share will fluctuate with changes in the market value of SOL, and the Sponsor expects the trading price of the Shares to fluctuate in accordance with changes in the Trust's NAV per Share, as well as market supply and demand. However, the Shares may trade on the Exchange at a price that is at, above or below the Trust's NAV per Share for a variety of reasons. For example, the Exchange is open for trading in the Shares for a limited period each day, but the digital asset market is a 24-hour marketplace. During periods when the Exchange is closed but constituent trading platforms are open, significant changes in the price of SOL on the digital asset market could result in a difference in performance between the value of SOL as measured by the Index and the most recent NAV per Share or closing trading price. For example, if the price of SOL on the digital asset market, and the value of SOL as measured by the Index, move significantly in a negative direction after the close of the Exchange, the trading price of the Shares may "gap" down to the full extent of such negative price shift when the Exchange reopens. If the price of SOL on the digital asset market drops significantly during hours the Exchange is closed, shareholders may not be able to sell their Shares until after the "gap" down has been fully realized, resulting in an inability to mitigate losses in a negative market. Even during periods when the Exchange is open, large constituent trading platforms (or a substantial number of smaller constituent trading platforms) may be lightly traded or closed for any number of reasons, which could increase trading spreads and widen any premium or discount on the Shares.
The Trust Is An "Emerging Growth Company" And It Cannot Be Certain If The Reduced Disclosure Requirements Applicable To Emerging Growth Companies Will Make The Shares Less Attractive To Investors.
The Trust is an "emerging growth company" as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:
•exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;
•reduced disclosure obligations regarding executive compensation in the Trust's periodic reports and audited financial statements in this Prospectus; exemptions from the requirements of holding advisory "say-on-pay" votes on executive compensation and shareholder advisory votes on "golden parachute" compensation; and
•exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.
The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.
Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. However, the Trust has chosen to opt out of this extended transition period for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.
The Trust cannot predict if investors will find an investment in the Trust less attractive if it relies on these exemptions.
Several Factors May Affect The Trust's Ability To Achieve Its Investment Objective On A Consistent Basis.
There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust's ability to meet its investment objective include, without limitation: (1) Liquidity Providers' or Authorized Participants' or their designees' ability and willingness to purchase and sell or transfer or receive SOL in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Solana Network; (3) the SOL market becoming illiquid or disrupted; (4) the Trust's Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust's portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which SOL trades, resulting in the inability of Liquidity Providers or Authorized Participants' or their designees' to execute intended portfolio transactions; (7) accounting standards; (8) Authorized Participants refraining from participating in creation and redemption of Baskets; (9) the MarketVectorTM Solana Benchmark Rate becoming disrupted or unavailable; and (10) the Staking Service Providers' willingness to provide staking services to the Trust and to do so on the terms of its agreement with the Trust.
The Amount Of SOL Represented By Each Share Will Decline Over Time As The Trust pays the Sponsor's Fee And Extraordinary Trust Expenses, And As A Result, The Value Of The Shares May Decrease Over Time.
The amount of SOL represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust's SOL to pay for the Sponsor Fee and extraordinary Trust expenses. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of SOL.
Although the Sponsor has agreed to assume all fees and other expenses incurred by the Trust in the ordinary course of its affairs incurred by the Trust, not all Trust expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Trust's property will not be paid by the Sponsor.
Each outstanding Share represents a fractional, undivided interest in the SOL held by the Trust. The Trust does not generate any income and transfers SOL to pay for the Sponsor Fee, and to pay for litigation expenses or other extraordinary expenses. Therefore, the amount of SOL represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of SOL over time, as the amount of SOL required to create Shares proportionally reflects the amount of SOL represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant SOL price, the trading price of the Shares is expected to gradually decline relative to the price of SOL as the amount of SOL represented by the Shares gradually declines.
Shareholders should be aware that the gradual decline in the amount of SOL represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of SOL.
The Trust Is A Passive Investment Vehicle. The Trust Is Not Actively Managed And Will Be Affected By A General Decline In The Price Of SOL.
The Sponsor does not actively manage the SOL held by the Trust. This means that the Sponsor does not sell SOL at times when its price is high, or acquire SOL at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional SOL investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of your Shares.
An investment in the Shares deviates from a direct investment in SOL.
The market value of the Shares may not have a direct relationship with the prevailing price of SOL, and changes in the prevailing price of SOL similarly will not necessarily result in a comparable change in the market value of the Shares. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased SOL directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and index tracking risk. Investors will also forgo certain rights conferred by owning SOL directly, such as the right to claim airdrops.
The Development And Commercialization Of The Trust Is Subject To Competitive Pressures.
The Trust and the Sponsor face competition with respect to the creation of competing products, including with respect to the potential creation of competing exchange-traded SOL products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded SOL products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. Such competing products may become available for public exchange trading before the Trust and/or have a lower expense ratio than the Trust, which could have a detrimental effect on the scale and sustainability of the Trust. The Sponsor's competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also charge a substantially lower fee than the Sponsor's Fee in order to achieve initial market acceptance and scale and compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor's competitors may commercialize a product involving SOL more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor's competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor's ability to generate meaningful revenues from the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor's ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust's failure to reflect the performance of the price of SOL.
Security Threats To The Trust's Accounts With The SOL Custodian or the Additional SOL Custodian Could Result In The Halting Of Trust Operations And A Loss Of Trust Assets Or Damage To The Reputation Of The Trust, Each Of Which Could Result In A Reduction In The Price Of The Shares.
Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust's SOL held in the Trust's SOL Account and Clearing Account with the SOL Custodian and the Additional SOL Account with the Additional SOL Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust's SOL and will only become more appealing as the Trust's assets grow. To the extent that the Trust, the Sponsor, SOL Custodian or the Additional SOL Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust's SOL may be subject to theft, loss, destruction or other attack.
The Sponsor has evaluated the security procedures in place for safeguarding the Trust's SOL. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, hack, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust's technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the SOL Custodian's or the Additional SOL Custodian's operations or implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust's assets against all possible sources of theft, loss or damage.
The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the SOL Custodian, the Additional SOL Custodian or otherwise, and, as a result, an unauthorized party may obtain access to the Trust's account with the SOL Custodian, the private keys (and therefore SOL) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the SOL Custodian, the Additional SOL Custodian or the Trust's other service providers to disclose sensitive information in order to gain access to the Trust's infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, SOL Custodian and the Additional SOL Custodian may be unable to anticipate these techniques or implement adequate preventative measures. The SOL Custodian is also dependent on key service providers, including, without limitation, its data centers, and if these were to cease operation or be the subject of operational problems or security threats, it could affect the Trust's SOL Account or Clearing Account with the SOL Custodian.
An actual or perceived breach of the Trust's SOL Account or Clearing Account with the SOL Custodian or Additional SOL Account with the Additional SOL Custodian could harm the Trust's operations, result in partial or total loss of the Trust's assets, damage the Trust's reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.
The Clearing Account Permits Hot Storage Which Is Less Secure Than Cold Storage.
Although the Custody Agreement requires the SOL Custodian to hold the Trust's SOL in its SOL Account in cold storage, SOL may be temporarily stored in an omnibus hot storage wallet associated with the Trust's Clearing Account in connection with both creations and redemptions, as well as in connection with transfers of SOL out of the Trust to pay the Sponsor Fee and to reimburse the Sponsor in SOL for payment of reimbursable extraordinary expenses paid by the Sponsor. Cold storage is a safeguarding method by which the private key(s) corresponding to SOL is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked or stolen.
If A Liquidity Provider Agreement, The Custody Agreement, The Additional SOL Custody Agreement an Authorized Participant Agreement Or Clearing Agreement Is Terminated Or A Liquidity Provider, an Authorized Participant, The SOL Custodian Or The Additional SOL Custodian Fails To Participate In The Creation Or Redemption Processes Of The Trust Or Fails To Provide Services As Required, The Sponsor May Need To Find And Appoint A Replacement Liquidity Provider, Authorized Participant, SOL Custodian Or The Additional SOL Custodian Quickly, Which Could Pose A Challenge To The Trust's Ability To Create And Redeem Shares Or The Safekeeping Of The Trust's SOL, And The Trust's Ability To Continue To Operate May Be Adversely Affected.
The Trust is dependent on the SOL Custodian to operate, pursuant to the Custody Agreement and the Clearing Agreement. The SOL Custodian performs essential functions in terms of safekeeping the Trust's SOL and, via the Clearing Services, facilitates the transfer of SOL to the Trust by Liquidity Providers and Authorized Participants and their designees and from the Trust in connection with creations and redemptions and to pay the Sponsor Fee and extraordinary Trust expenses, and in extraordinary circumstances, to liquidate the Trust. If the SOL Custodian fails to perform the functions it performs for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.
The Sponsor could decide to replace the SOL Custodian as the custodian of the Trust's SOL, pursuant to the Custody Agreement. Similarly, the SOL Custodian under the Custody Agreement and Clearing Agreement may terminate the Custody Agreement and Clearing Agreement respectively upon providing the applicable notice to the Trust for any reason, or immediately, upon the occurrence of a Termination Event (as defined below) that is incapable of being cured within ten business days or if it determines in its sole discretion it is necessary to take such action to comply with applicable laws and regulations or in connection with Gemini's fraud or other compliance program. Under the Custody Agreement, a “Termination Event” occurs when (i) any representation, warranty, certification or statement made by the Trust was or becomes incorrect in any material respect when made; (ii) the Trust materially breaches, or fails in any material respect to perform any of its obligations under the Custody Agreement; (iii) the Trust requests a postponement of maturity or a moratorium with respect to any indebtedness or is adjudged bankrupt or insolvent, or there is commenced against the Trust a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Trust files a petition for bankruptcy or an application for an arrangement with its creditors, seeks or consents to the appointment of a receiver, administrator or other similar official for all or any substantial part of its property, admits in writing its inability to pay its debts as they mature, or takes any corporate action in furtherance of any of the foregoing, or fails to meet applicable legal minimum capital requirements; or (iv) a change of control of the Trust, or an event, change or development that causes or is likely to cause a material adverse effect on the Trust, or in the ability of the Trust to fulfill its responsibilities under the Custody Agreement, occurs. Transferring maintenance responsibilities of the Trust's account at the SOL Custodian to another custodian may be complex and could subject the Trust's SOL to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust's assets. Also, if the SOL Custodian becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform its obligations under the Custody Agreement or Clearing Agreement with the Trust, or abruptly discontinues the services it provides to the Trust for any reason, the Trust's operations would be adversely affected.

On October 19, 2023, Gemini, the SOL Custodian for the Trust, was named in a complaint filed by the New York Attorney General ("NYAG Lawsuit") against Gemini and other entities, including Genesis and its affiliates (collectively, the "Genesis Entities") in a New York state court, alleging, inter alia, that Gemini had violated New York's Martin Act by soliciting money from the public, including persons in New York, with false assurances that an investment program called Gemini Earn, pursuant to which customers of Gemini could deposit money in Earn accounts at Gemini that would then be loaned to the Genesis Entities and repaid with interest by them, was a highly liquid investment and that Genesis was a creditworthy borrower based on the SOL Custodian's ongoing risk monitoring. On February 9, 2024, NYAG amended its lawsuit to add additional allegations against defendants other than Gemini. No new allegations were made against Gemini as part of the February 9 amendments.
On April 19, 2024, the United States Bankruptcy Court, Southern District of New York in the Genesis bankruptcy proceedings, approved a settlement that allowed for certain payments, on an in-kind "coin-for-coin" basis, to be made. Gemini made certain payments, on an in-kind "coin-for-coin" basis to Gemini Earn investors on May 29, 2024, however these investors were not made completely whole and were still owed approximately $50 million in cryptocurrency. On June 14, 2024, Gemini and NYAG entered into a Stipulation and Consent to Judgement which resolves claims against Gemini set out in the NYAG Lawsuit as described above (the "NYAG Settlement"). As part of the NYAG Settlement, Gemini will return approximately $50 million worth of digital assets to investors of the Gemini Earn program who were entitled to receive, and did receive, distributions from Gemini on May 29, 2024. Gemini will be required to make such full and complete restitution on an in-kind "coin-for-coin" basis. Additionally, Gemini will be banned from operating any cryptocurrency lending program in New York, unless a future state or federal legislation specifically permits cryptocurrency lending programs in or from the State of New York at which point NYAG's consent shall be required.
On February 28, 2024, Gemini and the New York State Department of Financial Services ("NYDFS") announced that they had entered into an administrative consent settlement agreement (the "NYDFS Settlement") that included findings, primarily with respect to the Gemini Earn program, that Gemini had conducted some of its business in an unsafe and unsound manner, made false or misleading advertising statements, and failed to maintain an effective customer due diligence program, and committed other violations of New York Banking Law and NYDFS regulations. Pursuant to this settlement, Gemini has agreed to ensure that at least $1.1 billion is returned to Gemini Earn users through the Genesis bankruptcy proceedings that are also creditors in the Genesis bankruptcy. In addition, Gemini has agreed to contribute at least $40 million for the benefit of impacted Gemini Earn users and pay a $37 million fine to NYDFS. In determining the appropriate amount of the penalty, the NYDFS acknowledged and commended Gemini's cooperation and recognized Gemini's engagement with the NYDFS on the matters identified in the NYDFS Settlement and its ongoing efforts to remediate the shortcomings identified in the NYDFS Settlement and during the NYDFS' most recent examination of Gemini.
Additionally, pursuant to the NYDFS Settlement, Gemini agreed to provide an action plan to NYDFS including implementing the recommendations of an outside consultant in connection with a governance and management assessment, continuing to strengthen its controls, policies and procedures to ensure robust compliance programs in connection with its virtual currency business activity, and continuing its cooperation with the NYDFS to remediate the violations identified in the NYDFS Settlement and previous examinations. The NYDFS Settlement also reserves the NYDFS's right to bring an action against Gemini if Gemini fails to fulfill its obligations under NYDFS Settlement. The NYDFS Settlement does not resolve any other regulatory proceedings or litigation involving Gemini. As a regulated entity with financial services licenses in multiple jurisdictions, it is possible that other regulators may decide to initiate their own action with respect to Gemini based on the findings contained in the NYDFS Settlement.
Gemini, as the SOL Custodian, could be required, as a result of judicial or regulatory determinations, or could choose, to restrict or curtail the services it offers (whether in or from New York State or generally), its licenses could be impacted, or its financial condition and ability to provide services to the Trust could be affected as a result of the NYDFS Settlement, NYAG Settlement, or other litigation. If the SOL Custodian were to be required or choose, as a result of the NYDFS Settlement, NYAG Settlement, or other litigation or regulatory action, to restrict, curtail, or terminate the services it offers, it could negatively affect the Trust's ability to operate, hold SOL, or process creations or redemptions of Baskets, which could force the Trust to engage an alternate SOL Custodian or to liquidate and could adversely affect the value of the Shares.

Similarly, the Additional SOL Custodian performs essential functions in terms of safekeeping the Trust's SOL in the Additional SOL Vault Balance. If the Additional SOL Custodian fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.
On March 22, 2023, Coinbase, Inc., which is an affiliate of the Additional SOL Custodian, and its parent (such parent, "Coinbase Global" and together with Coinbase Inc., the "Relevant Coinbase Entities") received a "Wells Notice" from the SEC staff stating that the SEC staff made a "preliminary determination" to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global's public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities' Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC's complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.'s violations of the Exchange Act to the same extent as Coinbase Inc. The SEC's complaint against the Relevant Coinbase Entities does not allege that SOL is a security nor does it allege that Coinbase Inc's activities involving SOL caused the alleged registration violations, and the Additional SOL Custodian was not named as a defendant. The SEC's complaint sought a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. In March 2025, the SEC moved to dismiss the complaint, which the court granted.
Alternatively, the Sponsor could decide to replace the Additional SOL Custodian as a custodian of the Trust's SOL, pursuant to the Additional Custodial Services Agreement (the "Additional SOL Custody Agreement"). Similarly, the Additional SOL Custodian could terminate services under the Additional SOL Custody Agreement for any reason and without Cause upon providing the applicable notice to the Trust for any reason, or immediately for Cause ("Cause" is defined in the Additional SOL Custody Agreement as (i) the Trust breaches any provision of the Additional SOL Custody Agreement and such breach is not cured within three (3) business days after notice of such breach is given to the Trust in the case of a payment-related breach or is not cured within ten (10) business days after notice of such breach is given to the Trust; (ii) the Trust takes any action to dissolve or liquidate (iii) the Trust becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) the Trust becomes subject to any bankruptcy or insolvency proceeding; (v) the Additional SOL Custodian becomes aware of any facts or circumstances with respect to the Trust's financial, legal, regulatory or reputational position which reasonably would materially adversely affect The Trust's ability to comply with its obligations under the Additional SOL Custody Agreement, and such facts and circumstances cannot be cured within five (5) business days; (vi) termination is required pursuant to a facially valid subpoena, court order or binding order of a government authority; (vii) the Trust's Additional SOL Account is subject to any pending litigation, investigation or government proceeding; or (viii) the Additional SOL Custodian reasonably suspects the Trust of attempting to circumvent the Additional SOL Custodian's controls in a manner the Additional SOL Custodian otherwise deems inappropriate or potentially harmful to itself or third parties.) Transferring maintenance responsibilities of the Trust's account at the Additional SOL Custodian to another custodian may be complex and could subject the Trust's SOL to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust's assets. Also, if the Additional SOL Custodian becomes insolvent, suffers business failure, ceases business operations, default on or fail to perform their obligations under its contractual agreement with the Trust, or abruptly discontinue the services it provides to the Trust for any reason, the Trust's operations including its creation and redemption processes would be adversely affected.
The Sponsor may not be able to find a party willing to serve as the custodian or perform clearing services under the same terms as the current Custody Agreement, Additional SOL Custody Agreement and Clearing Agreement. To

the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or to perform clearing services, the Sponsor may be required to terminate the Trust and liquidate the Trust's SOL. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custody Agreement, Additional SOL Custody Agreement or Clearing Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected.
If an Authorized Participant or a Liquidity Provider suffers insolvency, business failure or interruption, default, failure to perform, security breach, or if an Authorized Participant or a Liquidity Provider chooses not to participate in the creation and redemption processes of the Trust due to the risks described in "--The Inability Of Liquidity Providers To Hedge Their SOL Exposure May Adversely Affect The Liquidity Of Shares And The Value Of An Investment In The Shares" And "-- If The Process Of Creation And Redemption Of Baskets Encounters Any Unanticipated Difficulties, The Possibility For Arbitrage Transactions By Authorized Participants Intended To Keep The Price Of The Shares Closely Linked To The Price Of SOL May Not Exist And, As A Result, The Price Of The Shares May Fall Or Otherwise Diverge From NAV,” or for any other reason, and the Trust is unable to engage replacement Authorized Participants or Liquidity Providers on commercially acceptable terms or at all, then the creation and redemption processes of the Trust or the arbitrage mechanism used to keep the Trust's Shares trading in line with NAV could be negatively affected.
Loss Of A Critical Banking Relationship For, Or The Failure Of A Bank Used By, The Trust Could Adversely Impact The Trust's Ability To Create Or Redeem Baskets, Or Could Cause Losses To The Trust.
The Cash Custodian and SOL Custodian, under the Clearing Agreement (as defined below), facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of SOL by the Trust to effectuate subscriptions for cash and the selling of SOL by the Trust to effect redemptions for cash or pay the Sponsor Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust's SOL. The Trust relies on the Cash Custodian and SOL Custodian, in connection with the Trust's Fiat Account, to hold any cash related to the purchase or sale of SOL. To the extent that the Trust faces difficulty establishing or maintaining banking relationships, the loss of the Trust's banking partners, including the Cash Custodian or the banks at which the SOL Custodian, in connection with the Trust's Fiat Account, maintains customer cash balances (including the cash balance of the Trust held in the Fiat Account), or the imposition of operational restrictions by these banking partners and the inability for the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.
The Trust could also suffer losses in the event that a bank or money market fund in which the Trust holds cash, including the cash associated with the Trust's account at the Cash Custodian or the Trust's Fiat Account with the SOL Custodian (which is held at the SOL Custodian's Banks (as defined below) or Money Market Funds (as defined below) for the benefit of its customers, including the Trust), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation ("DFPI") announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, ("SVB"), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

If the Cash Custodian, the SOL Custodian, the Additional SOL Custodian or the Banks or Money Market Funds at which the SOL Custodian holds customer cash balances, including those associated with the Trust's Fiat Account, were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian's, SOL Custodian’s or Additional SOL Custodian's ability to provide services to the Trust could be affected. Moreover, the future failure of a bank or money market fund at which the Trust (including through the Fiat Account) maintains cash, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Cash Custodian is subject or other potential protections. In addition, the Trust may maintain cash balances with the Cash Custodian in the Fiat Account with the that are not insured or are in excess of the FDIC's insurance limits, or which are maintained by the Cash Custodian or SOL Custodian at money market funds (in the case of the Fiat Account) and subject to the attendant risks (e.g., "breaking the buck"). As a result, the Trust could suffer losses.
The lack of full insurance and Shareholders' limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Cash Custodian, SOL Custodian and Additional SOL Custodian expose the Trust and its Shareholders to the risk of loss of the Trust's SOL for which no person or entity is liable.
Neither the Trust not the Sponsor insure the Trust's SOL. The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation ("SIPC") and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The SOL Custodian currently maintains digital asset insurance consisting of a $100 million specie policy and a $25 million crime policy. Such insurance is shared with all other customers and clients of the SOL Custodian and is not specific to the Trust. Shareholders cannot be assured that either the SOL Custodian or the Additional SOL Custodian will maintain adequate insurance in respect of the SOL they hold for the Trust, that such coverage will cover losses with respect to the Trust's SOL, or that sufficient insurance proceeds will be available to cover the Trust's losses in full. The SOL Custodian's insurance may not cover the type of losses experienced by the Trust.
Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the SOL Custodian, which could reduce the amount of such proceeds that are available to the Trust. The Trust is not a named insured under the SOL Custodian's insurance policies, though the SOL Custodian has represented to the Sponsor that the insurance covers customer losses, including losses suffered by the Trust, arising from specified events, including fraud, theft, and cybersecurity breaches. In addition, the SOL insurance market is limited, and the level of insurance maintained by the SOL Custodian may be substantially lower than the assets of the Trust, or the amount of claims against the SOL Custodian of all of the customers whose losses are covered by the SOL Custodian's insurance coverage. While the SOL Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the SOL Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust's digital assets.
Furthermore, under the Custody Agreement, the SOL Custodian's liability is limited in various ways, including that the SOL Custodian cannot be held responsible for any failure or delay to act by the SOL Custodian, its service providers, or its banks that is within the time limits permitted by the Custody Agreement, or that is caused by the Trust's negligence or is required to comply with applicable laws and regulations. The SOL Custodian is not liable for any System Failure or Downtime (both as defined in the Custody Agreement), which prevents the SOL Custodian from fulfilling its obligations under the Custody Agreement, provided that SOL Custodian took reasonable care and used commercially reasonable efforts to prevent or limit such System Failures or Downtime and otherwise complied with the Custody Agreement. The Custody Agreement provides that "Downtime" means scheduled maintenance and a "System Failure" shall mean a failure of any computer hardware, software, computer systems, or telecommunications lines or devices used by the SOL Custodian, or interruption, loss, or malfunction of utility, data center, Internet or network provider services used by the SOL Custodian; provided, however, that a cybersecurity attack, data breach, hack, or other intrusion, or unauthorized disclosure by a third party, the SOL Custodian, a service provider to the SOL Custodian, or an agent or subcontractor of the SOL Custodian, shall not be deemed a System Failure, to the extent such events or any losses arising therefrom are due to the SOL Custodian's failure to comply with its obligations under the Custody Agreement. The SOL Custodian cannot be held responsible for any circumstances beyond the SOL Custodian's reasonable control, provided the SOL Custodian took reasonable care and used commercially reasonable efforts in executing its responsibilities to the Trust pursuant to the Custody Agreement, which includes exercising the degree of care, diligence and skill that a prudent and competent professional provider of services similar to the custodial services would exercise in the circumstances, or such higher care where required by law or the Custody Agreement (collectively, the "Standard of Care"). The SOL Custodian makes no guarantees regarding the Solana Network's security, functionality, or availability, and will not be liable for or in connection with any acts, decisions, or omissions made by developers of the Solana Network. The SOL Custodian is not liable for any losses or claims arising out of actions that are in the Trust's control and related to the Trust's use of the SOL Custodian's online platform, including but not limited to, the Trust's failure to follow security protocols, the SOL Custodian's platform controls, improper instructions, failure to secure the Trust's credentials from third parties, or anything else in the Trust's control and is also not liable for any amount greater than the value of the assets on deposit in Trust's account at the SOL Custodian at the time of, and directly relating to, the events giving rise to the liability occurred, the value of which shall be determined in accordance with the Chicago Mercantile Exchange Solana Reference Rate or any successor thereto. The SOL Custodian is not liable to the Trust (whether under contract, tort (including negligence) or otherwise) for any indirect, incidental, special, punitive or consequential losses suffered or incurred by the Trust (whether or not any such losses were foreseeable). The SOL Custodian is not liable to the Trust or anyone else for any loss or injury resulting directly or indirectly from any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect the Trust's computer or other equipment, provided such malware did not originate from the SOL Custodian or its agents. The Custody Agreement's "Force Majeure" provision provides that the SOL Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the SOL Custodian including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, or state of emergency; provided, however, that for the avoidance of doubt, the Custody Agreement's Force Majeure provision shall not apply in respect of System Failures or Downtime, which are subject to other respective provisions of the Custody Agreement. The occurrence of an event described in the Force Majeure provision shall not affect the validity and enforceability of any remaining provisions of the Custody Agreement.
In the event of potential losses incurred by the Trust as a result of the SOL Custodian losing control of the Trust's SOL or failing to properly execute instructions on behalf of the Trust, the SOL Custodian's liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses. Furthermore, the insurance maintained by the SOL Custodian may be insufficient to cover its liabilities to the Trust. Both the Trust and the SOL Custodian are required to indemnify each other under certain circumstances.
Subject to the Force Majeure provision and as limited by the limitations of liability in the Custody Agreement, the SOL Custodian shall be liable to the Trust for the Loss (defined below) of any of the Trust's SOL or fiat currency to the extent that such Loss was caused by the negligence, fraud, willful or reckless misconduct of the SOL Custodian or breach by the SOL Custodian of its Standard of Care. The Custody Agreement provides that "Loss" means if, at any time the Trust's SOL Account or Fiat Account, as applicable, does not hold the SOL or fiat currency that had been (1) received by SOL Custodian in connection with the Trust's SOL Account or Fiat Account pursuant to the Custody Agreement, or (2) duly sent to the SOL Custodian by the Trust or Authorized Participants in connection with the Trust's SOL Account pursuant to the Custody Agreement but not received because of a failure caused by the SOL Custodian. The Custody Agreement provides that "Loss" shall include situations where the SOL Custodian fails to execute a valid withdrawal request, SOL are withdrawn from the Trust's SOL Account other than pursuant to a withdrawal request, or the Trust is not able to timely withdraw SOL from the SOL Account pursuant to a withdrawal request, in each case due to a failure caused by the SOL Custodian; provided, however, that the SOL Custodian's failure to permit timely withdrawals because it has determined that it cannot do so due to the requirements of applicable laws and regulations or because of the operation of its fraud detection controls shall not be considered a Loss, provided the SOL Custodian is acting reasonably and in good faith. The Custody Agreement provides that should a Loss of the Trust's SOL or fiat currency due to the negligence, fraud, willful or reckless misconduct of the SOL Custodian or a breach by the SOL Custodian of its Standard of Care occur, the SOL Custodian will, as soon as practicable, return to the Trust a quantity of the same digital asset that is equal to the quantity of digital assets involved in the Loss, or return to the Trust a quantity of the same fiat currency that is equal to the quantity of fiat currency involved in the Loss (if the Loss involved the Fiat Account). However, the Trust does not control the SOL Custodian and cannot guarantee that the SOL Custodian will perform its obligations to the Trust under the Custody Agreement, in a timely manner or at all. The Custody Agreement provides that (i) the SOL Custodian does not own or control the underlying software protocols of networks which govern the operation of digital assets (including the Solana Network), (ii) the SOL Custodian makes no guarantees regarding their security, functionality, or availability, and (iii) in no event shall the SOL Custodian be liable for or in connection with any acts, decisions, or omissions made by developers or promoters of digital assets, including SOL.
Similarly, under the Clearing Agreement, the SOL Custodian's liability in connection with the Clearing Services is limited as follows, among others: the SOL Custodian does not have any responsibility for any sale or purchase of SOL for cash to a Liquidity Provider or Authorized Participant or their designee through the Clearing Services (such a transaction, a "Clearing Transaction"), other than as specifically identified in the Clearing Agreement. The SOL Custodian may rely upon, without liability on its part, any clearing request submitted through Gemini's platform. Absent gross negligence, willful misconduct or fraud, the SOL Custodian shall not be liable for any loss resulting from a clearing request or the use of Clearing Services. Validation and confirmation procedures used by Gemini are designed only to verify the source of clearing requests and that each party has met its respective obligations in respect of a clearing request and not to detect errors in the content of a clearing request or to prevent duplicate clearing requests. The Trust is responsible for losses resulting from clearing requests provided by it and for any errors made by or on behalf of the Trust, any errors resulting, directly or indirectly, from fraud or the duplication of any clearing request by or on behalf of the Trust, or any losses resulting from the malfunctioning of any devices used by the Trust or loss or compromise of credentials used by the Trust to deliver clearing requests. The SOL Custodian may reject, refuse to settle or otherwise not complete any request to settle a SOL transaction through the Clearing Services for any reason necessary to comply with applicable laws and regulations or in connection with its fraud or other compliance controls and systems, and the SOL Custodian shall have no liability whatsoever to the Trust, any transaction counterparty or any other party in connection with or arising out of the SOL Custodian rejecting, refusing or otherwise not completing the settlement of a transaction through the Clearing Services. The SOL Custodian will not settle transactions through the Clearing Services: (i) if either party to a Clearing Transaction has not fully funded its accounts held with the SOL Custodian and used in connection with the Clearing Services (in the Trust's case, the Clearing Account and Fiat Account), as applicable, with the required fiat currency amount or SOL amount, as applicable, prior to the agreed expiration time; (ii) if either party to a Clearing Transaction has not confirmed its acceptance of the clearing request to the SOL Custodian prior to the agreed expiration time; (iii) if either party to a transaction is not a Gemini customer; or (iv) for any other reason as determined by the SOL Custodian in its sole discretion to comply with applicable laws and regulation or in connection with the SOL Custodian's fraud or other compliance controls and systems. Although the SOL Custodian has represented to the Sponsor that Clearing Transactions ordinarily settle automatically within minutes once the SOL and cash have been funded by both the Trust and the Liquidity Provider or Authorized Participant or their designee in their respective accounts at the SOL Custodian used in connection with the Clearing Services (in the Trust's case, the Clearing Account and Fiat Account), the SOL Custodian is not required by the Clearing Agreement to settle the Clearing Transaction that quickly. These and the other limitations on the SOL Custodian's liability may allow it to avoid liability for potential losses, even if the SOL Custodian directly caused such losses.
The Clearing Agreement provides that it is subject to Gemini's user agreement (the "User Agreement"). Pursuant to the User Agreement, Gemini agrees to take reasonable care and use commercially reasonable efforts in executing Gemini's responsibilities to the Trust pursuant to the User Agreement, or such higher care where required by law or as specified by the User Agreement. Gemini uses commercially reasonable efforts to provide the Trust with a reliable and secure platform. From time to time, interruptions, errors or other deficiencies in service may occur due to a variety of factors, some of which are outside of our control. These factors can contribute to delays, errors in service, or system outages, creating difficulties in accessing the Trust's account, withdrawing fiat currency or SOL, depositing fiat currency or SOL, and/or placing and/or canceling orders.
Under the User Agreement, Gemini is not liable for any delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition, whether or not foreseeable, beyond Gemini's reasonable control, including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, state of emergency or interruption, loss, or malfunction of equipment or utility, communications, computer (hardware or software), Internet or network provider services.
Except to the extent required by law, Gemini is not liable under the User Agreement, whether in contract or tort, for any punitive, special, indirect, consequential, incidental, or similar damages, including lost trading or other profits, diminution in asset value, or lost business opportunities (even if Gemini have been advised of the possibility thereof) in connection with the transactions subject to the User Agreement. Gemini's total liability for breach of the User Agreement shall be limited by the value of any of the Trust's allegedly lost fiat currency and digital assets in the custody of Gemini at the time of loss. Under the User Agreement, Gemini is not liable for delays or interruptions in service caused by automated or other compliance checks or for other reasonable delays or interruptions in service, by definition to include any delay or interruption shorter than one week, or delays or interruptions in service beyond the control of Gemini or its service providers. The limitation on liability under the User Agreement includes, but is not limited to any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect the Trust's computer or other equipment, or any phishing, spoofing, domain typosquatting, or other attacks, failure of mechanical or electronic equipment or communication lines, telephone or other interconnect problems (e.g., you cannot access your internet service provider), unauthorized access, theft, operator errors, strikes or other labor problems, or any force majeure. Gemini does not guarantee continuous, uninterrupted, or secure access to Gemini. Gemini is not responsible for any failure or delay to act by any Gemini service provider, including Gemini's banks, or any other participant that is within the time limits permitted by the User Agreement or prescribed by law, or that is caused by the Trust's negligence.
Under the User Agreement, Gemini is not responsible for any "System Failure" (defined as a failure of any computer hardware or software used by Gemini, a Gemini service provider, or any telecommunications lines or devices used by Gemini or a Gemini service provider), or scheduled or unscheduled maintenance or downtime, which prevents Gemini from fulfilling its obligations under the User Agreement, provided that Gemini used commercially reasonable efforts to prevent or limit such System Failures, or downtime. Gemini cannot be held responsible for any other circumstances beyond Gemini's reasonable control.
The Additional SOL Custodian's parent, Coinbase Global maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Additional SOL Custodian (collectively, Coinbase Global and its subsidiaries are referred to as the "Coinbase Insureds"), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase's customers, is not specific to the Trust or to customers of the Additional SOL Custodian and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Coinbase Global's insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the SOL insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Trust. While the Additional SOL Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover Trust asset losses, the Trust cannot be assured that the Additional SOL Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust's digital assets.
Additionally, under the Additional SOL Custody Agreement, the Additional SOL Custodian's liability is limited as follows, among others: (i) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Additional SOL Custodian is not liable, even if the Additional SOL Custodian has been advised of or knew or should have known of the possibility thereof; (ii) the Additional SOL Custodian, its affiliates or its respective officers, directors, agents, employees and representatives shall in no event have any liability with respect to any breach of its obligations under the Additional SOL Custody Agreement which does not result from its negligence, fault, fraud or willful misconduct; and (iii) except for the: (i) Excluded Liabilities; (ii) fraud; or (iii) willful misconduct, in no event shall any Coinbase entity's aggregate liability with respect to any breach of its obligations under the Additional SOL Custody Agreement exceed the greater of (a) the value of the SOL involved in the transaction giving rise to such liability and (b) the aggregate amount of fees paid by the Trust to such Coinbase entity in respect of services relating to custody, trade execution, lending or post-trade credit (if applicable) and other services in the 12-month period prior to the event giving rise to such liability, and solely in respect of custodial services provided pursuant to the Additional SOL Custody Agreement, the liability of the Additional SOL Custodian shall not exceed the greater of (i) the aggregate amount of fees paid by the Trust to the Additional SOL Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability; or (ii) the value of the SOL on deposit in Trust's Additional SOL Account(s) involved in the event giving rise to such liability; provided, that in no event shall the Additional SOL Custodian's aggregate liability in respect of each cold storage address exceed one hundred million US dollars ($100,000,000.00 USD).
"Excluded Liabilities" means (x) with respect to the Trust, (1) the Trust's defense and indemnity obligations under the Additional SOL Custody Agreement; (2) any outstanding commissions or fees owed by the Trust under the Additional SOL Custody Agreement and (3) the Trust's breach of representations and warranties under the Additional SOL Custody Agreement; and (y) with respect to the Additional SOL Custodian, its defense and indemnity obligations under the Additional SOL Custody Agreement. With respect to the Excluded Liabilities, the Additional SOL Custodian's liability to the Trust for any losses arising out of or in connection with the Additional SOL Custodian's defense and indemnity obligations under the Additional SOL Custody Agreement will be limited, in the aggregate, to an amount equal to five million U.S. dollars ($5,000,000.00 USD).
In general, the Additional SOL Custodian is not liable under the Additional SOL Custody Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Additional SOL Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Additional SOL Custodian. Furthermore, the insurance maintained by the Additional SOL Custodian may be insufficient to cover its liabilities to the Trust.
The Additional SOL Custodian requires up to twenty-four (24) hours between any request to withdraw SOL from the Trust's Additional SOL Account and submission of the Trust's withdrawal to the Solana Network. It may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal in accordance with the Trust's instructions, which may delay the initiation or crediting of such withdrawal from the Trust's Additional SOL Account. SOL shall not be deposited or withdrawn upon less than twenty-four (24) hours' notice initiated from the Trust's Additional SOL Account. The time of such request shall be the time such notice is transmitted from the Trust's Additional SOL Account. In the context of the foregoing and during such twenty-four (24) hours' notice period, the Additional SOL Custodian makes no representations or warranties with respect to the availability and/or accessibility of (1) the SOL, (2) a Custody Transaction (as defined in the Additional SOL Custody Agreement, which includes a deposit or withdrawal), (3) the Additional SOL Account, or (4) the Custodial Services (as defined in the Additional SOL Custody Agreement). While the Additional SOL Custodian will make reasonable efforts to process client initiated deposits in a timely manner, the Additional SOL Custodian makes no representations or warranties regarding the amount of time needed to complete processing of deposits as such processing is dependent upon many factors outside of the Additional SOL Custodian's control.
Moreover, in the event of an insolvency or bankruptcy of the SOL Custodian or the Additional SOL Custodian in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the SOL Custodian and the Additional SOL Custodian in the virtual currency industry, there is a risk that customers' assets – including the Trust's assets – may be considered the property of the bankruptcy estate of the SOL Custodian or the Additional SOL Custodian, and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.
Each of the Custody Agreement and the Additional SOL Custody Agreement contain an agreement by the parties to treat the SOL credited to the Trust's Custody Account (as defined in the Custody Agreement) and the Trust's Custodial Account (as defined in the Additional SOL Custody Agreement) as financial assets under Article 8 of the New York Uniform Commercial Code ("Article 8"), in addition to stating that the SOL Custodian and the Additional SOL Custodian will serve as fiduciary and custodian on the Trust's behalf. It is possible that a court would not treat custodied digital assets as part of the SOL Custodian's or the Additional SOL Custodian's general estate in the event the SOL Custodian or the Additional SOL Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. In the case of the Clearing Account, because it is an omnibus account in which the assets of multiple customers – including the Trust's assets – are held together, it is likely the Trust would be treated as a general unsecured creditor in respect of the Clearing Account held with the SOL Custodian in the event of the SOL Custodian's insolvency. The Clearing Agreement does not contain an Article 8 opt-in. If the SOL Custodian or the Additional SOL Custodian became subject to insolvency proceedings and a court were to rule that the custodied SOL were part of the SOL Custodian's or the Additional SOL Custodian's general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the SOL Custodian's or the Additional SOL Custodian's insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the SOL Custodian or the Additional SOL Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the SOL Custodian or the Additional SOL Custodian, all of which could significantly and negatively impact the Trust's operations and the value of the Shares.
Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of SOLby the SOL Custodian, absent gross negligence or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of SOLby the SOL Custodian, is limited.
The Shareholders' recourse against the Sponsor, the Trustee, and the Trust's other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of SOLor the provision of instructions relating to the movement of SOL, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the SOL Custodian or the Additional SOL Custodian. Consequently, a loss may be suffered with respect to the Trust's SOL that is not covered by the SOL Custodian's or the Additional SOL Custodian's insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.
The Trust May Be Required, Or The Sponsor May Deem It Appropriate, To Terminate And Liquidate At A Time That Is Disadvantageous To Shareholders.
Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.
If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of SOL is lower than the Index was at the time when Shareholders purchased their Shares. In such a case, when the Trust's SOL is sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.
The Sponsor Is Solely Responsible For Determining The Value Of The SOL Holdings And SOL Holdings Per Share, And Any Errors, Discontinuance Or Changes In Such Valuation Calculations May Have An Adverse Effect On The Value Of The Shares.
The Sponsor has the exclusive authority to determine the Trust's NAV and the Trust's NAV per share, which it has delegated to the Administrator. The Administrator will determine the Trust's SOL holdings and SOL holdings per Share on a daily basis as soon as practicable after 4:00 p.m. Eastern time on each business day. The Administrator's determination is made utilizing data from the operations of the Trust and the MarketVectorTM Solana Benchmark Rate, calculated at 4:00 p.m. Eastern time on such day. To the extent that the SOL holdings or SOL holdings per Share are incorrectly calculated, the Sponsor will not be liable (absent gross negligence or willful misconduct) for any error and such misreporting of valuation data could adversely affect the value of the Shares.
If the Sponsor determines in good faith that the MarketVectorTM Solana Benchmark Rate does not reflect an accurate SOL price, then the Sponsor will instruct the Administrator to employ an alternative method to determine the fair value of the Trust's assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply and the Sponsor may make this determination in its sole discretion. The Administrator may calculate the NAV in a manner that ultimately inaccurately reflects the price of SOL. To the extent that the Trust's NAV and the Trust's NAV per share, the MarketVectorTM Solana Benchmark Rate, or the Administrator's or the Sponsor's other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Trustee may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the index used to calculate NAV or other valuation method used to calculate the net asset value of the Trust. Any such change in the index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.
To the extent the methodology used to calculate the MarketVectorTM Solana Benchmark Rate is deemed not to be consistent with GAAP, the Trust's periodic financial statements may not utilize the Trust's NAV or the Trust's NAV per share. For purposes of the Trust's financial statements, the Trust will utilize a pricing source that is consistent with GAAP, as of the financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust's financial statements. To the extent that such valuation sources and policies used to prepare the Trust's financial statements result in an inaccurate price, the value of the Shares could be adversely affected and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value to be reported in the Trust's financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.
Extraordinary Expenses Resulting From Unanticipated Events May Become Payable By The Trust, Adversely Affecting The Value Of The Shares.
In partial consideration for the Sponsor's Fee, the Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, with the exception of those described in "Additional Information About The Trust — The Trust's Fees and Expenses." Expenses incurred by the Trust but not assumed by the Sponsor, such as, among others, taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Solana Blockchain, any Incidental Rights and any IR Virtual Currency); or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Trust. The Sponsor may sell SOL to pay certain expenses not assumed by the Sponsor. Accordingly, the Sponsor may be required to sell or otherwise dispose of SOL at a time when the trading prices for those assets are depressed.
The sale or other disposition of assets of the Trust in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:
•The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of ETC. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust's SOL may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.
•Because the Trust does not generate any income, every time that the Trust pays expenses, it will deliver SOL to the Sponsor or sell SOL. Any sales of the Trust's assets in connection with the payment of expenses will decrease the amount of the Trust's assets represented by each Share each time its assets are sold by or transferred to the Sponsor.

The Value Of The Shares Will Be Adversely Affected If The Trust Is Required To Indemnify The Sponsor, The Trustee, The Transfer Agent, The SOL Custodian, the Additional SOL Custodian Or The Cash Custodian Under The Trust Documents.
Under the Trust Documents, each of the Sponsor, the Trustee, the Transfer Agent, the SOL Custodian, the Additional SOL Custodian and the Cash Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or wilful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the SOL Custodian, the Additional SOL Custodian or the Cash Custodian may require that the assets of the Trust be used for indemnification in order to cover losses or liability suffered by them. This would reduce the SOL holdings of the Trust and the value of the Shares.
Gemini Serves As The SOL Custodian For Several Competing Exchange-Traded Solana Products, And The Trust's Cash Custodian And Liquidity Providers May Also Transact With Competing Exchange-Traded SOL Products Or With Other Companies In The Digital Assets Industry, Which Could Heighten Interconnectedness And Contagion Risks And Adversely Affect Creation And Redemption Processes Of The Trust.
By virtue of its prominent market position and capabilities, and the relatively limited number of institutionally-capable providers of cryptoasset brokerage and custody services, Gemini serves as the SOL custodian for several competing exchange-traded SOL products. Therefore, Gemini's size and market share creates the risk that Gemini may fail to properly resource its operations to support all such products that use its services, and the broader risk that its concentrated focus on the industry could adversely affect its financial condition or disrupt its operations if its customers in the digital assets industry experience problems or issues, which could harm the Trust, the Shareholders and the value of the Shares. If Gemini were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust's operations and ultimately the value of the Shares. Similarly, although the Sponsor presently has no knowledge of the Cash Custodian's customer base, if and to the extent the Cash Custodian serves other competing exchange-traded cryptocurrency products or other similar investment vehicles, it could conceivably divert the Cash Custodian's focus and resources away from serving the Trust, leading to harm to the Trust and its Shareholders.
The SOL Custodian is, and Liquidity Providers in many cases are, prominent companies with active operations in the digital assets industry. As illustrated by the 2022 Events, many of the players in the digital assets markets are interconnected – for example, certain market participants may be active in both borrowing and lending, or engage in a wide variety of trading relationships and transactions, with respect to many of the same counterparties, or with respect to the same digital assets or blockchain networks – which can heighten the contagion risks if one of them defaults on its obligations to others or a given digital blockchain network or digital asset were to stop functioning properly or lose substantial value, as applicable, leading to correlated failures in a wider market downturn or a disruption or market dislocation affecting that particular blockchain network or that particular digital asset. It is possible that, in circumstances similar to the 2022 Events, this interconnectedness risk affecting the SOL Custodian and the Liquidity Providers to the Trust and Authorized Participants and their designees could adversely affect the Trust or its Shareholders, for instance by disrupting creation and redemption processes.
Coinbase serves as the SOL Custodian for several competing exchange-traded SOL products, which could adversely affect the trust's operations and ultimately the value of the Shares.
The Additional SOL Custodian is an affiliate of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded cryptoasset company in the world by market capitalization and is also the largest cryptoasset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of cryptoasset brokerage and custody services, Coinbase serves as the SOL Custodian for several competing exchange-traded SOL products. Therefore, Coinbase has a critical role in supporting the U.S. spot SOL exchange-traded product ecosystem, and its size and market share creates the risk that Coinbase may fail to properly resource its operations to adequately support all such products that use its services that could harm the Trust, the Shareholders and the value of the Shares. If Coinbase were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust's operations and ultimately the value of the Shares.
The Trust's Authorized Participants Act in Similar or Identical Capacities for Several Competing Exchange-Traded SOL Products, Which May Impact the Ability or Willingness of One or More Authorized Participants to Participate in the Creation and Redemption Process, Adversely Affect the Trust's Ability to Create or Redeem Baskets and Adversely Affect the Trust's Operations and Ultimately the Value of the Shares.
Many of the Trust's Authorized Participants, now or in the future, act or may act in the same capacity for several competing exchange- traded SOL products. Due to balance sheet capacity or other concerns or constraints, Authorized Participants, none of which are obligated to engage in creation and/or redemption transactions, may not be able or willing to submit creation or redemption orders with the Trust or may do so in limited capacities, particularly during times of heightened market trading activity or market volatility or turmoil. The inability or unwillingness of Authorized Participants to do so could lead to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial.
Furthermore, if creations or redemptions are unavailable due the inability or unwillingness of one or more of the Trust's Authorized Participants to submit creation or redemption orders with the Trust (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences.
Staking Risk.
Under a proof-of-stake protocol, token holders who voluntarily commit to staking are given the exclusive right to validate transactions and participate in consensus. Token holders can elect to stake their Solana in order to earn staked Solana rewards. Token holders can actively participate in the staking of their Solana by operating a validator node. Alternatively, token holders can participate in staking by delegating their Solana to a validator node operated by another party.
Validator nodes are selected by the Solana Network to validate transactions and earn staked Solana rewards for completing such validation. Approximately every 400-600 milliseconds, a new block is added to the Solana blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded Solana. As such, there is not a competitive race to solve a mathematical puzzle that prevails in a proof-of-work consensus mechanism.
Fees are paid to validators that participate in the consensus and propose new blocks on the blockchain and other validators earn much lower fees for attesting to each block. Validators perform both roles on a continuous basis and are called upon on a basis determined by the protocol.
The Solana trading market may be impacted by the supply of Solana that voluntarily elects to commit to staking. The Solana Network issues a fixed amount of rewards for voting on blocks, which are divided among the participating validators. The less validators and the less users staking their SOL, the more rewards, and vice versa.
If the Staking Service Provider experiences operational or other difficulties, terminates their services, fail to comply with regulations, raise their prices or dispute key intellectual property rights sold or licensed to, the Trust, the Trust could suffer losses. The Fund may also suffer the consequences of such Staking Service Provider’s mistakes. For example, if the Trust's SOL Custodian or Additional SOL Custodian or Staking Service Provider selected to act as validators fail to behave as expected, default, fail to perform, suffer cybersecurity attacks, experience security issues or encounter other problems, the assets of the Trust may be irretrievably lost. The failure or capacity restraints of vendors and services, a cybersecurity breach involving any service providers or the termination or change in terms or price of a vendor, third-party software license or service agreement on which the Trust relies, could disrupt the Trust's staking activities or cause losses. Replacing the Staking Service Providers or addressing other issues with vendors and service providers could entail significant delay, expense and disruption for the Trust. As a result, if these vendors and service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms of intellectual property agreements or raise their prices, and the Sponsor is unable to replace them with other vendors and service providers, particularly on a timely basis, the Trust's staking activities could be interrupted or disrupted, or the Trust could suffer a loss.
The Solana Network dictates requirements for participation in the relevant decentralized governance activity and may impose slashing penalties if the relevant activities are not performed correctly, such as if the validator acts maliciously on the network. If any Staking Service Provider selected to act as validator for the Trust is slashed by the Solana Network, a variable amount of assets of the Trust will be burned by the Solana Network and irretrievable by the Trust, causing loss. There is no assurance that any Staking Service Providers will not act maliciously or be subject to slashing penalties or that the Trust will be able to recover any percentage of Solana that has been subject to slashing penalties.
Validator downtime incurs a minor inactivity penalty by the Solana Network not exceeding the activity reward earned when a validator is functioning correctly. During a period of extended downtime by the Staking Service Provider, the Trust may also be prevented from obtaining rewards in respect of periods during which the validator is inactive on the Solana Network.
There is no guarantee that the Trust will receive any rewards in respect of staked SOL. Past rewards are not indicative of future returns. The staking rewards that the Trust may receive from staking SOL, if any, may be affected by, among other factors:
•the total amount of Solana staked by users of the Solana Network;
•the total amount of Solana staked by the Trust;
•changes to the Solana Network as a result of protocol governance decisions;
•changes to validator fees set by the validators, including the commission charged by the Staking Services Provider (if any);
•anticipated or unanticipated downtime by Staking Services Provider;
•halts, outages or other anticipated or unanticipated interruptions affecting the Solana Network or third-party service providers involved in Trust's staking;
•“slashing” of Solana as a result of a violation of Solana Network rules by Staking Services Provider;
•validators ceasing to be eligible to participate in the Solana Network’s proof-of-stake mechanism and earn rewards;
•“bonding”, “unbonding” or other lock-up periods specified by the Solana Network;
•whether staking rewards are re-staked, either automatically by the Solana Network or as part of the operational processes of the Trust; and
•delays or other operational factors related to or otherwise impacting the Trust's staking activities.
Regulatory Risk
Digital Asset Markets In The United States Exist In A State Of Regulatory Uncertainty, And Adverse Legislative Or Regulatory Developments Could Significantly Harm The Value Of SOL Or The Shares, Such As By Banning, Restricting Or Imposing Onerous Conditions Or Prohibitions On The Use Of SOL, Mining Activity, Digital Wallets, The Provision Of Services Related To Trading And Custodying SOL, The Operation Of The Solana Network, Or The Digital Asset Markets Generally.
There is a lack of consensus regarding the regulation of digital assets, including SOL, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, Office of the Comptroller of the Currency (the

"OCC"), U.S. Commodity Futures Trading Commission (the "CFTC"), FINRA, the Consumer Financial Protection Bureau ("CFPB"), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Congress is currently considering several bills relating to the regulation of digital assets and stablecoins, which may not pass and be enacted in their present form or at all.
Many of state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or SOL in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.
The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto- asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto- asset related activities or have concentrated exposures to the crypto-asset sector.
US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including SOL and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.
In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from "falling between regulatory cracks," as well as for more resources to protect investors in "this growing and volatile sector." The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking "additional plenary authority" to write rules for digital asset trading and lending. Moreover, President Biden's March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets "necessitate an evaluation and alignment of the United States Government approach to digital assets," signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.
It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and SOL held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.
FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the U.S. Bank Secrecy Act (as amended) (“BSA”) by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling SOL and therefore may adversely affect the price of SOL and an investment in the Shares.
The Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury (the "U.S. Treasury Department") has added digital currency addresses, including on the Solana Blockchain, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether SOL that has been associated with such addresses in the past can be easily sold. This "tainted" SOL may trade at a substantial discount to untainted SOL. Reduced fungibility in the SOL markets may reduce the liquidity of SOL and therefore adversely affect their price.
In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a "crucial area" on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called "unhosted" wallets, also commonly referred to as self- hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should "look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities."
Under regulations from the New York State Department of Financial Services ("NYDFS"), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.
The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of SOL and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.
Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy- enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Solana Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, "privacy pools," zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the Solana Network. Europol, the European Union's law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Solana wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency ("CVC") transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term "CVC mixing" covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Solana Network were to be deemed to or were to adopt features which come within the rule's ambit, it could cause covered financial institutions – such as many virtual currency exchanges, or the Trust's service providers, such as the Cash Custodian – to reduce support for or cease offering services for SOL or to the Trust, which could impair the utility of SOL, the value of the Shares and the Trust's ability to operate in compliance with new laws and regulations.
SOL's initial manner of sale may resemble that of certain digital assets found to be securities, and a determination that SOL is a "security" may adversely affect the value of SOL and an investment in the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.
Through historical enforcement actions and other statements, the SEC and its staff have historically taken the position that a digital asset's initial manner of sale may be a key factor in determining whether that digital asset was a security, at least at the time of the digital asset's delivery as part of that sale. This has meant that many blockchain startups that have offered digital assets to the public in the form of initial coin offerings, also known as ICOs, have been found to have engaged in illegal unregistered distributions of securities. One variant of an ICO involves a digital asset being sold through a Simple Agreement for Future Tokens, or a SAFT. Under a SAFT, a purchaser agrees to contribute funds to enable the development of a digital asset network in exchange for an agreement by the developer to deliver digital assets in the future, once the network becomes operational. The legal theory behind the SAFT is that, while the SAFT itself may be an "investment contract" and thus a "security" under the federal securities laws (and is therefore typically offered in reliance on an exemption from registration), the tokens themselves should not be securities at the time of their delivery because at that time the network will be operational and the tokens will have real consumptive uses, rather than representing an investment to fund the initial development work.
The SEC has cast doubt on the legal argument underpinning the SAFT structure and has litigated in federal court at least two significant enforcement actions involving digital assets sold under SAFTs, arguing in each case that the digital assets sold under the SAFTs, and not just the SAFTs themselves, were securities. In March 2020, the SEC obtained a preliminary injunction barring Telegram Group, Inc. from conducting an unregistered distribution of digital assets known as Grams, on the grounds that Grams were securities under the federal securities laws, notwithstanding the fact that they had been sold under a SAFT. Telegram Group ultimately agreed to return $1.2 billion to investors and to pay a $18.5 million civil penalty. Similarly, in September 2020 the SEC won a motion for summary judgment against Kik Interactive, Inc., persuading the court that Kik Interactive's sale of digital assets, called Kin, through a SAFT structure should be integrated with Kik Interactive's separate public sale of Kin (which the court held to be illegal), as the sales were conducted using the same marketing efforts, involved the same asset, and were conducted very close in time to one another. Kik Interactive ultimately agreed to pay a $5 million civil penalty. The SEC in December 2020 filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that Ripple Labs and its executives raised over $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. Multiple digital assets the SEC alleged to be securities in the Coinbase, Binance and Kraken Complaints were first sold to the public in similar circumstances or ICOs. Subsequently, in July 2023, the District Court for the Southern District of New York held that while XRP is not a security, certain sales of XRP to certain buyers amounted to "investment contracts" under the Howey test. For a discussion of the evolution of the SEC's complaint against Ripple Labs, see "Risk Factors—Regulatory Risk Factors—The SEC has previously taken the view that SOL is a "security," and a final determination that SOL or any other digital asset is a "security" may adversely affect the value of SOL and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust."
Solana Labs, Inc., the developer of the Solana Network and the creator of SOL, used a SAFT to distribute approximately 38% of the total supply of SOL. See "Sol, Sol Market, Sol Exchanges And Regulation Of Sol—Creation of New SOL" and certain individuals and entities associated with Solana Labs, Inc. continue to distribute SOL. SOL's distribution through a SAFT shares several characteristics with other offerings of digital assets through SAFTs, including those conducted by Telegram Group, Kik Interactive and Ripple Labs that the SEC argued were used to effect the illegal unregistered public distribution of a security. There have been a number of district court decisions in the SEC's cases against Ripple Labs and Binance cases which found that the tokens themselves involved in those cases were not themselves securities, rather it was the investment contract surrounding certain initial distributions which was a security; however, these decisions were at the district court level, and the Sponsor is not aware of appellate authority upholding the decisions in the SEC's cases against Ripple Labs and Binance. While there are reasonable grounds on which SOL may be distinguished from Grams, Kin and XRP, SOL has certain characteristics that mean that the risk of the SEC or a court finding SOL to be a security is greater than the risk that digital assets like Bitcoin or Ethereum would be found to be securities. For example, although SOL is decentralized in certain respects, a significant amount of SOL remains under the control of Solana Labs and the Solana Foundation. Even though SOL does not have an official developer, the degree of control retained by Solana Labs and Solana Foudnation is such that either may be viewed by a regulator as continuing to play a material role in the development of SOL, which could adversely affect any argument that SOL is not a security. In addition, even setting aside SOL's initial manner of offering, as noted under "Solana Network – Overview," a significant portion of demand for digital assets is generated by speculators and investors, not necessarily by those looking to use digital assets for consumptive purposes. If the Solana Network cannot retain users and demonstrate that its primary consumptive use case for SOL is serious and viable, this might also increase the risk that SOL is determined to be a security.
Although proposed legislation being considered by Congress, including the CLARITY Act, would make clear that secondary transactions in many Layer 1 blockchain tokens, particularly native assets, are not securities transactions, there can be no assurance at this time that such legislation will pass, whether in the proposed form or at all.
If SOL is determined to be a "security" or transactions in SOL are determined to be securities transactions under federal or state securities laws by the SEC or a state regulatory agency, or in a proceeding in a court of law or otherwise, it will have material adverse consequences for SOL and an investment in the Shares. If SOL or transactions in SOL are determined to be a security or a securities transaction, it is likely to become difficult or impossible for SOL to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which could in turn materially and adversely affect the trading value, liquidity, market participants' ability to convert SOL into U.S. dollars and general acceptance of SOL and cause users to migrate to other digital assets. As such, any determination that SOL or transactions in that digital asset are a security under federal or state securities laws may adversely affect the value of SOL and, as a result, an investment in the Shares.
A Determination That SOL Or Any Other Digital Asset Is A "Security" May Adversely Affect The Value Of SOL And The Value Of The Shares, And Result In Potentially Extraordinary, Nonrecurring Expenses To, Or Termination Of, The Trust.
Depending on its characteristics, a digital asset may be considered a "security" under the federal securities laws. The test for determining whether a particular digital asset is a "security" is complex and difficult to apply, and the outcome is difficult to predict.
Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of "security" in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms "investment contract" and "note," and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.
As part of determining whether SOL is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of "security" under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court's decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws, and other materials relevant to the status of SOL as a security (or not). Finally, the Sponsor discusses the security status of SOL with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in making a good faith determination that it believes SOL is not presently a security under federal law in light of the uncertainties inherent in the Howey and Reves tests. In light of these uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that SOL may currently be a security, based on the facts as they exist today, or may in the future be found by the SEC or a federal court to be a security under the federal securities laws notwithstanding the Sponsor's prior conclusion; and the Sponsor's prior conclusion, even if reasonable under the circumstances and made in good faith, would not preclude legal or regulatory action based on the presence of a security.
The Sponsor may dissolve the Trust if the Sponsor determines SOL is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, for so long as the Sponsor believes there to be good faith grounds to conclude that the Trust's SOL is not a security, the Sponsor does not intend to dissolve the Trust on the basis that SOL could at some future point be determined to be a security.
In June 2023, the SEC brought charges against Binance and Coinbase, and in November 2023, the SEC brought charges against Kraken, alleging that they operated unregistered securities exchanges, brokerages and clearing agencies. In its complaints, the SEC asserted that several digital assets are securities under the federal securities laws, including SOL. The outcomes of these proceedings, as well as ongoing and future regulatory actions, have had a material adverse effect on the digital asset industry as a whole and on the price of SOL, and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.
Any enforcement action by the SEC or a state securities regulator finding that SOL is a security, or a court decision to that effect would be expected to have an immediate material adverse impact on the trading value of SOL, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities.
If a digital asset is determined to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants' ability to convert the digital asset into U.S. dollars. For example, in 2020 the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC's action, XRP's market capitalization at times reached over $140 billion. However, in the weeks following the SEC's complaint, XRP's market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. The SEC's action against XRP's issuer underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security.

In addition, if SOL is determined to be a security, the Trust could be considered an unregistered "investment company" under SEC rules, which could necessitate the Trust's liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust's activities comply with applicable law, which could force the Sponsor to liquidate the Trust.
Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust's assets while a liquid market still exists. For example, in response to the SEC's action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. The sponsor of the Grayscale XRP Trust subsequently dissolved this trust and liquidated its assets. If the SEC or a federal court were to determine that SOL is a security, it is likely that the value of the Shares of the Trust would decline significantly, and that the Trust itself may be terminated and, if practical, its assets liquidated.
The SEC is adopting new rules to interpret the statutory definitions of terms including "dealer" under sections 3(a)(5) and 3(a)(44), respectively, of the Exchange Act which are expected to expand the scope of market participants required to register as a dealer with the SEC or become a member of FINRA. The Sponsor is studying the impact these may have on the Trust and its arrangements with Liquidity Providers and other service providers and counterparties. Among others, if and to the extent that SOL is classified as a security, the activities of any Liquidity Provider of the Trust might, under some circumstances, cause it to be deemed as acting as a dealer under the new rules and would thus require registration with the SEC. The Liquidity Provider may instead decide to terminate its role as Liquidity Provider of the Trust and the Trust's operations in relation to creations and redemptions of Baskets could be significantly impacted, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected. Further, if and to the extent that SOL is classified as a security and the new rules require a broader range of digital asset market participants to register with the SEC or cease operations in the US market, there could be significant negative impacts on the broader digital asset markets, the price of digital assets such as SOL and therefore the value of the Shares.
Changes In SEC Policy Could Adversely Impact The Value Of The Shares.
The effect of any future regulatory change on the Trust or the digital assets held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. In particular, with the exception of funds that hold Bitcoin, Ether and certain Bitcoin-based derivatives or Ether-based derivatives, the SEC has not yet approved the listing on a national securities exchange of any non-futures based digital-asset focused exchange-traded fund or exchange-traded product (such product, an "ETF"). If the SEC were to approve any such ETF other than ours in the future, such an ETF may be perceived to be a superior investment product offering exposure to digital assets compared to the Trust because the value of the shares issued by such an ETF would be expected to more closely track the ETF's net asset value than do Shares of the Trust, and investors may therefore favor investments in such ETFs over investments in the Trust. Any weakening in demand for the Shares compared to digital asset ETF shares could cause the value of the Shares to decline.
Competing Industries May Have More Influence With Policymakers Than The Digital Asset Industry, Which Could Lead To The Adoption Of Laws And Regulations That Are Harmful To The Digital Asset Industry.
The digital asset industry is relatively new and it does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of SOL and therefore the value of the Shares.
Shareholders Do Not Have The Protections Associated With Ownership Of Shares In An Investment Company Registered Under The 1940 Act Or The Protections Afforded By The CEA.
The 1940 Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the 1940 Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.
The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.
The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
Future Legal Or Regulatory Developments May Negatively Affect The Value Of SOL Or Require The Trust Or The Sponsor To Become Registered With The SEC Or CFTC, Which May Cause The Trust To Liquidate.
Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which SOL are treated for classification and clearing purposes. In particular, SOL itself in the future might be classified by the CFTC as a "commodity interest" under the CEA, subjecting all transactions in SOL to full CFTC regulatory jurisdiction. Alternatively, in the future SOL might be classified by a court as a "security" under U.S. federal securities laws. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of SOL under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.
The SEC has stated that certain digital assets may be considered "securities" under the federal securities laws. The test for determining whether a particular digital asset is a "security" is complex and the outcome is difficult to predict. If SOL is in the future determined to be a "security" under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it would likely have material adverse consequences for the value of SOL. For example, it may become more difficult or impossible for SOL to be traded, cleared and custodied in the United States as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of SOL and cause users to migrate to other digital assets.
To the extent that SOL is determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust's SOL at a time that is disadvantageous to Shareholders.
To the extent that SOL is deemed to fall within the definition of a "commodity interest" under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust's SOL at a time that is disadvantageous to Shareholders.
The SEC has recently proposed amendments to the custody rules under Rule 406(4)-2 of the Advisers Act. The proposed rule changes would amend the definition of a "qualified custodian" under Rule 206(4)-2(d)(6) and expand the current custody rule in 406(4)-2 to cover all digital assets, including SOL, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including SOL. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the SOL Custodian and the Additional SOL Custodian. It is possible that such amendments, if adopted, could prevent the SOL Custodian and the Additional SOL Custodian from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements under the Custody Agreement and the Additional SOL Custody Agreement, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the role that the SOL Custodian or the Additional SOL Custodian currently plays, the Trust's operations (including in relation to creations and redemptions of Baskets and the holding of SOL) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected.
Further, the proposed amendments could have a severe negative impact on the price of SOL and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to SOL, or causing certain holders of SOL to sell their holdings.
If Regulatory Changes Or Interpretations Of An Authorized Participant's, Liquidity Provider's, The Trust's Or The Sponsor's Activities Require The Regulation Of An Authorized Participant, Liquidity Provider, The Trust Or The Sponsor As A Money Service Business Under The Regulations Promulgated By FinCEN Under The Authority Of The U.S. Bank Secrecy Act Or As A Money Transmitter Or Digital Asset Business Under State Regimes For The Licensing Of Such Businesses, An Authorized Participant, Liquidity Provide, The Trust Or The Sponsor May Be Required To Register And Comply With Such Regulations, Which Could Result In Extraordinary, Recurring And/Or Nonrecurring Expenses To The Authorized Participant, Trust Or Sponsor Or Increased Commissions For The Authorized Participant's Clients, Thereby Reducing The Liquidity Of The Shares.
To the extent that the activities of any Authorized Participant (or their designee), Liquidity Provider, the Trust or the Sponsor cause it to be deemed a "money services business" under the regulations promulgated by FinCEN under the authority of the BSA, such Authorized Participant (or their designee), Liquidity Provider, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant (or their designee), Liquidity Provider, Trust or the Sponsor to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant (or their designee), Liquidity Provider, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS' BitLicense regulation.
Such additional regulatory obligations may cause the Authorized Participant (or their designee), Liquidity Provider, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant (or their designee), Liquidity Provider, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. The Authorized Participant (or their designee) or Liquidity Provider may also instead decide to terminate its role as Authorized Participant (or their designee) or Liquidity Provider of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant (or their designee)may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.
Additionally, to the extent the Authorized Participant (or their designee), Liquidity Provider, the Trust or the Sponsor is found to have operated without appropriate state or federal licenses by any regulator or court, it may be subject to investigation, administrative or court proceedings, operating restrictions, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Authorized Participant (or their designee),

Liquidity Provider, the Trust or the Sponsor, disrupt their operations, and have a material adverse effect on the price of the Shares. Although Liquidity Providers represent to the Trust that they have obtained all necessary governmental licenses, in the Liquidity Provider agreements, if such representations prove inaccurate, such Liquidity Providers may suffer adverse consequences and be unable to perform their obligations or engage in SOL transactions with the Trust, or the Trust's operations could be adversely affected and decreased liquidity for the Shares or losses for Shareholders could result.
Anonymity, Sanctions, And Illicit Financing Risk.
Although transaction details of peer-to-peer transactions are recorded on the Solana Blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Solana Network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies, such as tumbling or mixing services, may obscure the origin or chain of custody of digital assets. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Solana wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking under authorities in Section 311 of the USA PATRIOT Act that would impose requirements on financial institutions that engage in CVC transactions that involve CVC mixing within or involving a jurisdiction outside the United States. FinCEN's rulemaking states that CVC mixing transactions can play a central role in facilitating the laundering of CVC derived from a variety of illicit activity, and are frequently used by criminals and state actors to facilitate a range of illicit activity, including, but not limited to, money laundering, sanctions evasion and weapons of mass destruction proliferation. Given that the Solana Network is global and anyone can validate transactions or program DApps or smart contracts that will operate and record transactions on the Solana Blockchain, and the fact that their operators, creators or programmers sometimes remain anonymous, it is not inconceivable that bad actors, such as those subject to sanctions, could seek to do so.
The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, or a digital asset, or prominent DApp or smart contract or network participant, such as validators or users, were associated with bad actors or illicit activity, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned or similar occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust or the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.
The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust's activities. However, illicit financing risks are present in the digital asset markets, including markets for SOL. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust or the Sponsor or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust's ability to operate or cause losses in value of the Shares.
The Sponsor and the Trust have adopted and implemented policies and procedures that are designed to ensure that they do not violate applicable anti-money laundering and sanctions laws and regulations and to comply with any applicable KYC laws and regulations. The Sponsor and the Trust will only interact with known third party service providers with respect to whom it has engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants, Liquidity Providers, the SOL Custodian and the Additional SOL Custodian. Authorized Participants, as broker-dealers, and the SOL Custodian and Additional SOL Custodian, as limited purpose trust companies subject to New York Banking Law, are subject to the BSA and U.S. economic sanctions laws.

In addition, the Trust will only accept creations and redemption requests from regulated Authorized Participants who themselves are subject to applicable sanctions and anti-money laundering laws and have compliance programs that are designed to ensure compliance with those laws. In addition, the Liquidity Providers , Authorized Participant or their designee are contractually obligated to have policies and procedures reasonably designed to comply with the money laundering and related provisions of the BSA and implementing regulations, and applicable sanctions laws. The Trust will not hold any SOL except those that have been delivered by a Liquidity Provider, Authorized Participant or their designee in connection with creation requests.
Each of the SOL Custodian and the Additional SOL Custodian have adopted and implemented an anti-money laundering and sanctions compliance program, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the SOL Custodian performs Know-Your-Transaction ("KYT") screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the SOL Custodian's KYT program, any SOL that is delivered to the Trust's custody account will undergo screening to ensure that the origins of that SOL are not illicit. The Additional SOL Custodian's KYT program includes robust internal policies, procedures and controls that combat the attempted use of the Additional SOL Custodian for illegal or illicit purposes, including a customer identification program, annual training of all employees and officers in anti-money laundering obligations and requirements, filing of Suspicious Activity Reports with the U.S. Financial Crimes Enforcement Network and annual independent audits of the Additional SOL Custodian's anti-money laundering program.
There is no guarantee that such procedures will always be effective. If the Authorized Participants (or their designees) or Liquidity Providers have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust's diligence or procedures are ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the SOL Custodian or the Additional SOL Custodian Liquidity Providers, or the Trust's other service providers and counterparties. Moreover, AML and related procedures by the SOL Custodian and Additional SOL Custodian could result in the Trust's SOL being blocked or frozen, and thus made unavailable to the Trust. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust's ability to operate.
Trading On SOL Exchanges Outside The United States Is Not Subject To U.S. Regulation, And May Be Less Reliable Than U.S. Exchanges.
Barring cash creations and redemptions, or a liquidation of the Trust, the Trust does not purchase or sell SOL. To the extent any of the Trust's trading is conducted on SOL trading platforms outside the United States, trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.
Regulatory Changes Or Actions In Foreign Jurisdictions May Affect The Value Of The Shares Or Restrict The Use Of SOL, Mining Activity Or The Operation Of Their Networks Or The Global SOL Markets In A Manner That Adversely Affects The Value Of The Shares.
Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Solana Network), the digital asset markets (including the SOL market), and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions' regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict validating activity, including by regulating or limiting manufacturers' ability to produce or sell semiconductors or hard drives in connection with SOL mining, it would have a material adverse effect on digital asset networks (including the Solana Network), the digital asset market, and as a result, impact the value of the Shares.
A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. In May 2021, the Chinese government announced renewed efforts to restrict cryptocurrency trading and mining activities. Regulators in the Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in cryptocurrency mining activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to cryptocurrency miners. The United Kingdom's Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are "ill- suited" to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill ("FSMB"), became law in 2023. The FSMB brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the European Union approved the text of Markets in Crypto-Assets ("MiCA") in October 2022. MiCA came into effect in 2024, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets.
Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of SOL. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia's invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change on the Trust or SOL is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.
Tax Risk
The Treatment Of The Trust For U.S. Federal Income Tax Purposes Is Uncertain.
The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust's assets and a pro rata portion of the Trust's income, gain, losses and deductions will "flow through" to each beneficial owner of Shares.
The Trust may take certain positions with respect to the tax consequences of Incidental Rights and IR Virtual Currency. If the IRS were to disagree with, and successfully challenge, any of these positions, the Trust might not qualify as a grantor trust. In addition, the Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Trust to retain those assets. If the Trust were treated as owning any asset other than SOL as of any date on which it creates or redeems Shares, it may likely cease to qualify as a grantor trust for U.S. federal income tax purposes.
Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops, and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.
If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss and (in certain circumstances) withholding taxes. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it generally would be classified as a corporation for such purposes. If it were treated as a corporation, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%), plus possible state and/or local taxes, on its net taxable income, and certain distributions made by the Trust to Shareholders would be treated as taxable dividends to the extent of the Trust's current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes generally would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).
The Treatment Of Digital Currency For U.S. Federal Income Tax Purposes Is Uncertain.
Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the SOL (and, if applicable, any Incidental Rights and IR Virtual Currency) held in the Trust. Due to the new and evolving nature of digital currencies and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain.
In 2014, the IRS released a notice (the "Notice") discussing certain aspects of "convertible virtual currency" (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is "property" (ii) is not "currency" for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of "Frequently Asked Questions" (the "Ruling & FAQs") that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital currencies. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.
Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is "convertible virtual currency," and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust will hold certain types of digital currency that are not within the scope of the Notice.
There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any future guidance on the treatment of digital currencies for U.S. federal income tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of SOL in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.
Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital currencies in general.
Future Developments Regarding The Treatment Of Digital Currency For U.S. Federal Income Tax Purposes Could Adversely Affect The Value Of The Shares.
As discussed above, many significant aspects of the U.S. federal income tax treatment of digital currency, such as SOL, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital currency, including on the price of SOL in digital asset exchanges, and therefore may have an adverse effect on the value of the Shares.
Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.
Future Developments In The Treatment Of Digital Currency For Tax Purposes Other Than U.S. Federal Income Tax Purposes Could Adversely Affect The Value Of The Shares.
The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital currencies for fiat currency), and states that have issued guidance on their tax treatment of digital currencies could update or change their tax treatment of digital currencies. It is unclear what further guidance on the treatment of digital currencies for state or local tax purposes may be issued in the future. A state or local government authority's treatment of SOL may have negative consequences, including the imposition of a greater tax burden on investors in SOL or the imposition of a greater cost on the acquisition and disposition of SOL generally.
The treatment of digital currencies for tax purposes by non U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of SOL users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for SOL in such jurisdiction.
Any future guidance on the treatment of digital currencies for state, local or non U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of SOL in digital asset exchanges. As a result, any such future guidance could have an adverse effect on the value of the Shares.
A U.S. Tax-Exempt Shareholder May Recognize "Unrelated Business Taxable Income" As A Consequence Of An Investment In Shares.
Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under "United States Federal Income Tax Consequences" below) would constitute "unrelated business taxable income" ("UBTI"). Tax-exempt Shareholders should consult their tax advisers regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.
Shareholders Could Incur A Tax Liability Without An Associated Distribution Of The Trust.
In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of SOL (such as sales of SOL to obtain fiat currency with which to pay the Sponsor Fee or Trust expenses, and including deemed sales of SOL as a result of the Trust using SOL to pay the Sponsor Fee or its expenses) that is otherwise not associated with a distribution to Shareholders. Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.
A Hard "Fork" Of The Solana Blockchain Could Result In Shareholders Incurring A Tax Liability.
If a hard fork occurs in the Solana Blockchain, the Trust could temporarily hold both the original SOL and the alternative new SOL. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Trust Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute SOL. The Trust shall treat whichever asset the Sponsor determines is not SOL as Incidental Rights or IR Virtual Currency, which it has committed to irrevocably abandon.
The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source "fixed or determinable annual or periodical" income. Non-U.S. Shareholders (as defined under "United States Federal Income Tax Consequences" below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency. The Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Trust to retain those assets.
The receipt, distribution and/or sale of the alternative SOL may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.
Other Risks
Potential Conflicts Of Interest May Arise Among The Sponsor Or Its Affiliates And The Trust. The Sponsor And Its Affiliates Have No Fiduciary Duties To The Trust And Its Shareholders Other Than As Provided In The Trust Agreement, Which May Permit Them To Favor Their Own Interests To The Detriment Of The Trust And Its Shareholders.
The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:
•the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;
•the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;
•the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;
•the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;
•MarketVector, which is the index administrator of the MarketVectorTM Solana Benchmark Rate, is an affiliate of the Sponsor;
•the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;
•affiliates of the Sponsor may start to have substantial direct investments in SOL, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;
•the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust;
•the Sponsor may appoint an agent to act on behalf of the Shareholders, which may be the Sponsor or an affiliate of the Sponsor.
By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.
Shareholders Cannot Be Assured Of The Sponsor's Continued Services, The Discontinuance Of Which May Be Detrimental To The Trust.
Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its SOL.
Appointment of a substitute sponsor will not guarantee the Trust's continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust and the Trust may terminate.
Although The SOL Custodian And The Additional SOL Custodian Are Fiduciaries With Respect To The Trust's Assets, They Could Resign Or Be Removed By The Sponsor, Which May Trigger Early Dissolution Of The Trust.
The SOL Custodian and the Additional SOL Custodian are fiduciaries under § 100 of the New York Banking Law and qualified custodians for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and are licensed to custody the Trust's SOL in trust on the Trust's behalf. However, the SOL Custodian or the Additional SOL Custodian may terminate the Custody Agreement or the Additional SOL Custody Agreement, as the case may be, immediately or upon providing the applicable notice provided under the Custody Agreement or the Additional SOL Custody Agreement. If either the SOL Custodian or the Additional SOL Custodian resigns, is removed, or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed, the Sponsor may dissolve the Trust in accordance with the terms of the Trust Agreement.
Shareholders May Be Adversely Affected By The Lack Of Independent Advisers Representing Investors In The Trust.
The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.
Shareholders And Authorized Participants Lack The Right Under The Custody Agreement To Assert Claims Directly Against The SOL Custodian, Which Significantly Limits Their Options For Recourse.
Neither the Shareholders nor any Authorized Participant or Liquidity Provider have a right under the Custody Agreement to assert a claim against the SOL Custodian. Claims under the Custody Agreement may only be asserted by the Sponsor on behalf of the Trust.

The Exchange On Which The Shares Are Listed May Halt Trading In The Trust's Shares, Which Would Adversely Impact A Shareholder's Ability To Sell Shares.
The Trust's Shares have been approved for listing, subject to notice of issuance, on the Exchange under the market symbol VSOL. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to "circuit breaker" rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust's Shares will continue to be met or will remain unchanged.
The Liquidity Of The Shares May Also Be Affected By The Withdrawal From Participation Of Authorized Participants, Which Could Adversely Affect The Market Price Of The Shares.
In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust's Shares withdraw or "step away" from participation in the purchase (creation) or sale (redemption) of the Trust's Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.
The Market Infrastructure Of The SOL Spot Market Could Result In The Absence Of Active Authorized Participants Able To Support The Trading Activity Of The Trust.
SOL is extremely volatile, and concerns exist about the stability, reliability and robustness of many trading platforms where SOL trade. In a highly volatile market, or if one or more exchanges supporting the SOL market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.
SOL Spot Exchanges Are Not Subject To Same Regulatory Oversight As Traditional Equity Exchanges, Which Could Negatively Impact The Ability Of Authorized Participants To Implement Arbitrage Mechanisms.
The trading for spot SOL occurs on multiple trading venues that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these exchanges do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the NAV.
Shareholders That Are Not Authorized Participants May Only Purchase Or Sell Their Shares In Secondary Trading Markets, And The Conditions Associated With Trading In Secondary Markets May Adversely Affect Shareholders' Investment In The Shares.
Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.
As The Sponsor And Its Management Have Limited History Of Operating Investment Vehicles Like The Trust, Their Experience May Be Inadequate Or Unsuitable To Manage The Trust.
The past performances of the Sponsor's management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.
Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor's ability to continue to serve as Sponsor for the Trust.

Security Threats To The Trust's Accounts With The SOL Custodian and the Additional SOL Custodian Could Result In The Halting Of Trust Operations And A Loss Of Trust Assets Or Damage To The Reputation Of The Trust, Each Of Which Could Result In A Reduction In The Price Of The Shares.
Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust's SOL held in the Trust's accounts with the SOL Custodian and the Additional SOL Custodian will be appealing targets to hackers or malware distributors seeking to destroy, damage or steal the Trust's SOL and will only become more appealing as the Trust's assets grow. To the extent that the Trust, the Sponsor, the SOL Custodian or the Additional SOL Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust's SOL may be subject to theft, loss, destruction or other attack.
The Sponsor has evaluated the security procedures in place for safeguarding the Trust's SOL, including, but not limited to, offline storage, or cold storage, multiple encrypted private key "shards," and other measures. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust's technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the SOL Custodian's or the Additional SOL Custodian's operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust's assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account are held on an omnibus, rather than segregated basis, which creates greater risk of loss.
The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the SOL Custodian, the Additional SOL Custodian, the Trust's other service providers, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust's account with the SOL Custodian or the Additional SOL Custodian, the private keys (and therefore SOL) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the SOL Custodian, the Additional SOL Custodian or the Trust's other service providers to disclose sensitive information in order to gain access to the Trust's infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, the SOL Custodian, the Additional SOL Custodian and the Trust's other service providers may be unable to anticipate these techniques or implement adequate preventative measures.
An actual or perceived breach of the Trust's account with the SOL Custodian or the Additional SOL Custodian could harm the Trust's operations, result in partial or total loss of the Trust's assets, damage the Trust's reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.
The Sponsor Is Leanly Staffed And Relies Heavily On Key Personnel.
The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.
The Trust Is New, And If It Is Not Profitable, The Trust May Terminate And Liquidate At A Time That Is Disadvantageous To Shareholders.
The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust's assets are sold as part of the Trust's liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Shareholders may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.
Shareholders Do Not Have The Rights Enjoyed By Investors In Certain Other Vehicles And May Be Adversely Affected By A Lack Of Statutory Rights And By Limited Voting And Distribution Rights.
The Shares have no voting and limited distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.
The Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the Sponsor Fee, without Shareholder consent. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor's Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial existing right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Notwithstanding the foregoing, the Sponsor shall have the right to increase or decrease the amount of the Sponsor Fee (i) upon three (3) business days' prior notice of the increase or decrease being posted on the website of the Trust and (ii) upon three (3) business days' prior written notice of the increase or decrease being given to the Trustee. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the "negative consent" procedure described above).
The Trust Agreement Includes Provisions That Limit Shareholders' Voting Rights And Restrict Shareholders' Right To Bring A Derivative Action.
Under the Trust Agreement, Shareholders have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.
Moreover, pursuant to the terms of the Trust Agreement, Shareholders' statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust's management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust's governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a "beneficial owner's right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action." In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not "Affiliates" (as defined in the Trust Agreement and below) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.
Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders' derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.
The Non-Exclusive Jurisdiction For Certain Types Of Actions And Proceedings And Waiver Of Trial By Jury Clauses Set Forth In The Trust Agreement May Have The Effect Of Limiting A Shareholder's Rights To Bring Legal Action Against The Trust And Could Limit A Purchaser's Ability To Obtain A Favorable Judicial Forum For Disputes With The Trust.
The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the 1933 Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, the Exchange Act, or the rules and regulations promulgated thereunder. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.
The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. No Shareholder can waive compliance with respect to the U.S. federal securities laws and the rules and regulations promulgated thereunder.
If a Shareholder opposed a jury trial demand based on the waiver, the applicable court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable federal laws. To our knowledge, the enforceability of a contractual pre- dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the Trust Agreement. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.
An Investment In The Trust May Be Adversely Affected By Competition From Other Investment Vehicles Focused On SOL Or Other Cryptocurrencies.
The Trust will compete with direct investments in SOL, other cryptocurrencies, and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust's control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.
Shareholders May Be Adversely Affected By Creation Or Redemption Orders That Are Subject To Postponement, Suspension Or Rejection Under Certain Circumstances.
The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the total deposit required to create each Basket ("Basket Deposit") would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if (1) the order is not in proper form as described in the Authorized Participant Agreement, (2) the fulfillment of the order counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, Cash Custodian or the SOL Custodian make it for all practical purposes not feasible for the Shares to be delivered or the redemption distribution to be made. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.
If such a suspension or postponement occurs at a time when an Authorized Participant intends to redeem Shares, and the price of SOL decreases before such Authorized Participant is able again to surrender for redemption Baskets, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the SOL received from the Trust upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.
Shareholders May Be Adversely Affected By An Overstatement Or Understatement Of The NAV Calculation Of The Trust Due To The Valuation Method Employed On The Date Of The NAV Calculation.
In certain circumstances, the Trust's SOL investments may be valued using techniques other than reliance on the price established by the MarketVectorTM Solana Benchmark Rate. As described further in "Net Asset Value Determinations," the Sponsor will monitor for significant events related to crypto assets that may impact the value of SOL and will determine in good faith, and in accordance with its valuation policies and procedures, whether to fair value the Trust's SOL on a given day based on whether certain pre-determined criteria have been met. For example, if the MarketVectorTM Solana Benchmark Rate deviates by more than a pre-determined amount from an alternate benchmark available to the Sponsor, then the Sponsor may determine to utilize the alternate benchmark. The Sponsor evaluates its fair value criteria and the factors in determining such criteria from time to time and no less than quarterly. The Sponsor may also fair value the Trust's SOL using observed market transactions from one or more exchanges. The Sponsor may also fair value the Trust's SOL using a combination of inputs in certain situations (e.g., using observed market transactions, OTC quotations from brokers, etc.). The value of the Shares of the Trust established by using the MarketVectorTM Solana Benchmark Rate may be different from what would be produced through the use of another methodology. SOL or other digital asset investments that are valued using techniques other than those employed by the MarketVectorTM Solana Benchmark Rate, including SOL investments that are "fair valued," may be subject to greater fluctuation in their value from one day to the next than would be the case if market-price valuation techniques were used.
The Liability Of The Sponsor And The Trustee Is Limited, And The Value Of The Shares Will Be Adversely Affected If The Trust Is Required To Indemnify The Trustee Or The Sponsor.
Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.
Due To The Increased Use Of Technologies, Intentional And Unintentional Cyber-Attacks Pose Operational And Information Security Risks.
With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for the purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. For instance, the doxxing of Solana's co-founder on May 27, 2025 via Instagram highlights the vulnerability of personal information associated with online accounts, even where digital assets are secure.
Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust's service providers (including, but not limited to, MarketVector, the administrator, transfer agent, and the SOL Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. For example, in May 2025, Coinbase experienced a significant breach of sensitive customer data and the misappropriation of digital assets resulting from the bribery of overseas insiders. This breach led to substantial financial losses for affected customers and prompted Coinbase to make certain operational adjustments, including increasing investment in insider-threat detection and automated response systems and opening a new support hub in the United States, and adding stronger security controls and monitoring across all locations.
A security breach affecting the Trust or its service providers could result in the unauthorized disclosure of sensitive information, operational disruptions, and financial losses. Substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.
The Trust And Its Service Providers Are Subject To Certain Operational Risks.
The Trust and its service providers, including the Sponsor, Administrator, Transfer Agent, SOL Custodian and Cash Custodian (as well as Authorized Participants and market makers) may experience disruptions that arise from human error, processing and communications errors, counterparty or third-party errors, or technology or systems failures, any of which may have an adverse impact on the Trust. Although the Trust and its service providers seek to mitigate these operational risks through their internal controls and operational risk management processes, these measures may not identify or may be inadequate to address all such risks. Additionally, the SOL Custodian, and the Additional SOL Custodian, which were established in 2015, and 2012 respectively, each have a limited operating company and experience, which could heighten certain operational risks.
Risk Factors Related to ERISA
In General.
Notwithstanding the commercially reasonable efforts of the Sponsor, it is possible that the underlying assets of the Trust will be deemed to include "plan assets" for the purposes of Title I of ERISA or Section 4975 of the Code. If the assets of the Trust were deemed to be "plan assets," this could result in, among other things, (i) the application of the prudence and other fiduciary standards of ERISA to investments made by the Trust and (ii) the possibility that certain transactions in which the Trust might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt "prohibited transactions" under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Trust from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Trust could, under certain circumstances, be liable for "prohibited transactions" or other violations as a result of their investment in the Trust or as co-fiduciaries for actions taken by or on behalf of the Trust or the Sponsor. There may be other federal, state, local, non-U.S. law or regulation that contains one or more provisions that are similar to the foregoing provisions of ERISA and the Code that may also apply to an investment in the Trust.
The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Trust and of each Plan, and it is the responsibility of the appropriate fiduciary of each investing Plan to ensure that any investment in the Trust by such Plan is consistent with all applicable requirements. Each Shareholder, whether or not subject to Title I of ERISA or

Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.

SOL, SOL MARKET, SOL EXCHANGES AND REGULATION OF SOL
This section of the Prospectus provides a more detailed description of SOL. In this Prospectus, Solana with an upper case "S" is used to describe the system as a whole that is involved in maintaining the ledger of SOL ownership and facilitating the transfer of SOL among parties, while "Solana Network" refers to the peer-to-peer network and "Solana Blockchain" refers to the blockchain ledger.
SOL and the Solana Network – Overview
SOL is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana Network, a decentralized network of computers that operates on cryptographic protocols. No single entity is known to own or operate the Solana Network, the infrastructure of which is collectively maintained by what is understood to be a decentralized user base. The Solana Network allows people to exchange tokens of value, called SOL, which are recorded on a public transaction ledger known as a blockchain. SOL can be used to pay for goods and services, including computational power on the Solana Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Solana Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than SOL on the Solana Network. Smart contract operations are executed on the Solana Blockchain in exchange for payment of SOL. The Solana Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.
The Solana protocol introduced the Proof-of-History ("PoH") timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like the Bitcoin and the Ethereum networks, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users, or it may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect the functionality of the Solana Network or make the network vulnerable to attack.
In addition to the PoH mechanism described above, the Solana Network uses a proof-of-stake consensus mechanism called the Tower BFT, a Byzantine Fault Tolerant algorithm adapted for Solana, to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the computational resources expended, in proof-of-stake, validators risking or "staking" coins to compete to be randomly selected to validate transactions are rewarded coins in proportion to the coins staked. In Solana, the amount of SOL a validator is staking can impact the likelihood of such validator being selected to validate transactions. The main participants staking on Solana are validators, delegators and staking pools. Validators operate specialized hardware and use a software called a validator client that allows the validator to connect to and interact with the Solana Network. Validators stake SOL directly on the Solana Network securing the blockchain and earning rewards. Delegators hold SOL, which they can stake to a validator of their choosing, but do not run validator nodes. Delegators can stake their SOL with a validator and earn a portion of the reward. Additionally, delegators can stake their SOL in a stake pool, a service run by a provider to enable easy access to staking with added benefits such as tokens representing staked SOL commonly referred to as liquid staked tokens, which can be used in DeFi and DApps without the delegator having to unbond or wait. Stake pool providers can allocate the SOL to be staked across different validators of their choice. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, may result in a validator being selected less frequently by a consensus of other validators to validate blocks. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as "virtual mining".
The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper. Development of the Solana Network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc.

("Solana Labs"), a Delaware corporation, which administered the original network launch and token distribution. Additionally, Anza Technology, Inc. ("Anza"), a software development firm founded by Solana Labs executives and core engineers dedicates its time to the Solana ecosystem development, including the Agave client and the Alpenglow upgrade.
Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana, the Solana Network, like the Ethereum network, is believed to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of SOL.
In order to own, transfer or use SOL directly on the Solana Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Solana Network. SOL transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending SOL, a user must notify the Solana Network of the transaction by broadcasting the transaction data to its network peers. The Solana Network provides confirmation against double-spending by memorializing every transaction in the Solana Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Solana Network validation process, which adds "blocks" of data, including recent transaction information, to the Solana Blockchain. Unlike other blockchains that rely solely on sequential production of blocks through PoW or proof-of-stake mechanisms, however, the Solana Network introduces PoH, which creates a historical record that proves an event has occurred at a specific moment in time.
Smart Contracts and Development on the Solana Network
Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights.
Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.
Development on the Solana Network involves building more complex tools on top of smart contracts, such as decentralized apps ("DApps") and organizations that are autonomous, known as decentralized autonomous organizations ("DAOs"). For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.
In total, as of December 31, 2024, more than 300 DApps are currently built on the Solana Network, including DApps in the collectible non-fungible token, gaming, music streaming, and decentralized finance categories.
Additionally, the Solana Network has been used for decentralized finance ("DeFi"), or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. As of December 31, 2024, approximately $8.5 billion was being used as collateral on DeFi platforms, using the Solana Network. Additionally, the Solana Network is being used for decentralized physical infrastructure ("DePIN"), which seeks to democratize infrastructure services, such as energy, wireless networks and computing power by allowing users to contribute physical recourses and in return earn rewards in the form of tokens.
In addition, the Solana Network and other smart contract platforms have been used for creating non-fungible tokens, or NFTs. Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Solana Network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.
Market Participants
Validators
Validators range from Solana enthusiasts to professional operations that design and build dedicated machines and data centers, including "clusters," which are groups of validators that act cohesively and combine their processing to confirm transactions. When a validator confirms a transaction, the validator and any associated stakers receive a fee. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as "Maximal Extractable Value" or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum Network, users may attempt to gain an advantage over other users by offering greater transaction fees. Validators less commonly capture MEV in the Solana Network because, unlike the Ethereum Network, it does not publicly expose transactions before they are accepted by a validator. However, some efforts are underway to help Solana Validators consistently capture MEV. See "—Summary of a SOL Transaction" above.
Investment and Speculative Sector
This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.
Retail Sector
The retail sector includes users transacting in direct peer-to-peer SOL transactions through the direct sending of SOL over the Solana Network. The retail sector also includes transactions in which consumers purchase goods and services from commercial or service businesses through direct transactions or third-party service providers, although the use of SOL as a means of payment is still developing and has not yet been accepted in the same manner as Bitcoin or Ethereum due to its infancy and because SOL has a different purpose than Bitcoin and Ethereum.
Service Sector
This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of SOL. As SOL continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for SOL.
Solana Protocol Development and Modifications
Historically the Solana Network's development has been overseen by Solana Labs, the Solana Foundation and other core developers. The Solana Foundation and core developers are able to access and alter the Solana Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana Network's source code.
For example, in March 2020, the Solana Network launched the Mainnet Beta version of the Solana Network, one month after launching the testnet, Tour de SOL. Solana Labs led the development of these reference implementations.
The release of updates to the Solana Network's source code does not guarantee that the updates will be automatically adopted. Users and nodes must accept any changes made to the Solana source code by downloading the proposed modification of the Solana Network's source code. A modification of the Solana Network's source code is only effective with respect to the Solana users that download it. If a modification is accepted only by a percentage of users and validators, a division in the Solana Network will occur such that one network will run the pre-

modification source code and the other network will run the modified source code. Such a division is known as a "fork." See "Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent fork could adversely affect an investment in the Shares". Consequently, as a practical matter, a modification to the source code becomes part of the Solana Network only if accepted by participants collectively having a majority of the processing power on the Solana Network.
Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. The Trust's activities will not directly relate to such projects, though such projects may utilize SOL as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for SOL and the utility of the Solana Network as a whole. Conversely, projects that operate and are built within the Solana Blockchain may increase the data flow on the Solana Network and could either "bloat" the size of the Solana Blockchain or slow confirmation times.
Forms of Attack Against the Solana Network
All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Solana Network contains certain flaws. For example, the Solana Network is currently vulnerable to a "51% attack" (though the numerical thresholds vary in proof-of-stake) where, if a party or group were to gain control of more than the relevant threshold of the staked SOL, a malicious actor would be able to gain full control of the network and the ability to manipulate the Solana Blockchain. See "—The Solana Blockchain Could Be Vulnerable To Attacks on Transaction Finality and Consensus Processes, Which Could Adversely Affect An Investment In The Trust Or The Ability Of The Trust To Operate." As of June 13, 2025, the top three largest staking pools controlled approximately 8.9% of the SOL staked on the Solana Network.
In addition, many digital asset networks have been subjected to a number of denial-of-service attacks, which has led to temporary delays in block creation and in the transfer of SOL. See "— The Solana Protocol Was Only Conceived In 2017 And The Solana Protocol Or Its Proof-of-History Timestamping Mechanism May Not Function As Intended, Which Could Have An Adverse Impact On The Value Of SOL And An Investment In The Shares."
For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial-of-service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Any similar attacks on the Solana Network that impact the ability to transfer SOL could have a material adverse effect on the price of SOL and the value of the Shares.
Summary of an SOL Transaction
Prior to engaging in SOL transactions directly on the Solana Network, a user generally must first install on its computer or mobile device a Solana Network software program that will allow the user to generate a private and public key pair associated with a SOL address. The Solana Network software program and the SOL address also enable the user to connect to the Solana Network and transfer SOL to, and receive SOL from, other users.
Each Solana Network address, or wallet, is associated with a unique "public key" and "private key" pair. To receive SOL, the SOL recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient's account. The payor approves the transfer to the address provided by the recipient by "signing" a transaction that consists of the recipient's public key with the private key of the address from where the payor is transferring the SOL. The recipient, however, does not make public or provide to the sender its related private key.
Neither the recipient nor the sender reveals their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the SOL contained in the associated address. Likewise, SOL is irretrievably lost if the private key associated with it is deleted and no backup has been made. When sending SOL, a user's Solana Network software program must validate the transaction with the associated private key. In addition, since every computation on the Solana Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor The resulting digitally validated transaction is sent by the user's Solana Network software program to the Solana Network validators for transaction confirmation.
Solana Network validators record and confirm transactions when they validate and add blocks of information to the Solana Blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana Blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.
Upon the addition of a block of SOL transactions, the Solana Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana Blockchain and reflect an adjustment to the SOL balance in each party's Solana Network public key, completing the SOL transaction. Once a transaction is confirmed on the Solana Blockchain, it is irreversible.
Some SOL transactions are conducted "off-blockchain" and are therefore not recorded in the Solana Blockchain. These "off-blockchain transactions" involve the transfer of control over, or ownership of, a specific digital wallet holding SOL or the reallocation of ownership of certain SOL in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Trading Platform. In contrast to on-blockchain transactions, which are publicly recorded on the Solana Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly SOL transactions in that they do not involve the transfer of transaction data on the Solana Network and do not reflect a movement of SOL between addresses recorded in the Solana Blockchain. For these reasons, off- blockchain transactions are subject to risks as any such transfer of SOL ownership is not protected by the protocol behind the Solana Network or recorded in, and validated through, the blockchain mechanism.
Creation of New SOL
Initial Creation of SOL
Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 500 million SOL were created in connection with the launch of the Solana Network. The initial 500 million SOL were distributed as follows:
Investors: 189 million SOL, or 37.8% of the supply, was sold in private sales to venture capital and other investors conducted between 2018 to 2021.
Solana Foundation: 52 million SOL, or 10.4% of the supply, was distributed to the Solana Foundation for operational costs incurred in the development of the Solana Network.
Solana Labs: 64 million SOL, or 12.8% of the supply, was retained by Solana Labs to be used, at least in part, to compensate the employees of Solana Labs.
Community: 195 million SOL, or 39.0% of the supply, was distributed to the Solana Foundation to be deployed as bounties, incentive programs, marketing and grants.
Following the launch of the Solana Network, SOL supply increases through a progressive minting process.
Proof-of-Stake Process
Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or "stake" coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or "slashing" of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work.

Limits on SOL Supply
The rate at which new SOL supply has been minted and put into circulation has varied since network launch. Additionally, the Solana protocol reduces the SOL supply by eliminating 50% of transaction fees paid to the network. As a result, net changes in SOL supply are expected to vary in the future.
At network launch, the SOL circulating supply was 8 million SOL. Between network launch and December 31, 2024, the circulating supply of SOL increased by roughly 6,000% to approximately 483 million SOL.
In February 2021, the SOL supply inflation rate was changed from 0.1% to a new initial inflation rate of 8%. The 8% initial inflation rate is scheduled to decline in 15% increments until a long-term inflation rate of 1.5% is reached. As of December 31, 2024, the SOL supply issuance rate was approximately 4.3% on an annual basis before any offsets for eliminated transaction fees.
SOL Market and SOL Exchanges
SOL can be transferred in direct peer-to-peer transactions through the direct sending of SOL over the Solana Blockchain from one SOL address to another. Among end-users, SOL can be used to pay other members of the Solana Network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Solana Blockchain or through third-party service providers.
In addition to using SOL to engage in transactions, investors may purchase and sell SOL to speculate as to the value of SOL in the SOL market, or as a long-term investment to diversify their portfolio. The value of SOL within the market is determined, in part, by the supply of and demand for SOL in the global SOL market, market expectations for the adoption of SOL as a store of value, the number of merchants that accept SOL as a form of payment, and the volume of peer-to-peer transactions, among other factors.
SOL spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell SOL. Prices for trades on SOL spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with an SOL spot market and trading SOL is different from, and should not be confused with, the process of users sending SOL from one SOL address to another SOL address on the Solana Blockchain. This latter process is an activity that occurs on the Solana Network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor's ownership of SOL in its internal books and records, rather than on the Solana Blockchain. The spot market ordinarily does not transfer SOL to the investor on the Solana Blockchain unless the investor makes a request to the spot market to withdraw the SOL in their exchange account to an off-exchange SOL wallet.
Outside of spot markets, SOL can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for SOL, investment managers, proprietary trading firms, high-net-worth individuals that trade SOL on a proprietary basis, entities with sizeable SOL holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of SOL. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of SOL could initiate the transaction by sending the SOL to the buyer's SOL address. The buyer would then wire U.S. dollars to the seller's bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on SOL spot markets.
Authorized Participants will deliver, or facilitate the delivery of, SOL or cash to the Trust's account with the SOL Custodian in exchange for Shares of the Trust, and the Trust, through the SOL Custodian, will deliver SOL or cash when such Authorized Participants redeem Shares of the Trust. Based on the CCData Exchange Benchmark, MarketVector selects the top five exchanges by rank for inclusion in the MarketVectorTM Solana Benchmark Rate, which the Trust will then use to price its NAV at the end of every business day. See "The Trust and SOL Prices— Description of the MarketVectorTM Solana Benchmark Rate Construction and Maintenance" for more information.
Regulation of Solana and Government Oversight
As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau ("CFPB"), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. President Biden's March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets "necessitate an evaluation and alignment of the United States Government approach to digital assets," signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Moreover, the failure of FTX Trading Ltd. ("FTX") in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.
In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings or other primary and secondary market transactions are subject to securities regulations. For example, in June 2023, the SEC brought charges against Binance and Coinbase, and in November 2023, the SEC brought charges against Kraken, alleging that they operated unregistered securities exchanges, brokerages and clearing agencies. In its complaints, the SEC asserted that several digital assets are securities under the federal securities laws, including SOL. The outcomes of these proceedings, as well as ongoing and future regulatory actions, have had a material adverse effect on the digital asset industry as a whole and on the price of SOL, and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.
In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from "falling between regulatory cracks," as well as for more resources to protect investors in "this growing and volatile sector." The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking "additional plenary authority" to write rules for digital asset trading and lending. At the same time, the chair has also stated that the SEC has authority under existing laws to regulate the digital asset sector and several enforcement actions were filed against digital asset trading platforms during the first half of 2023.
The SEC has also recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a "qualified custodian" under Rule 206(4)-2(d)(6) and expand the current custody rule under Rule 406(4)-2 to cover digital assets and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets and could lead to additional regulatory oversight of the digital asset ecosystem more broadly. See "Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—Regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies may affect the value of the Shares or restrict the use of SOL, validating activity or the operation of the Solana Network or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares," "Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—The SEC takes the view that SOL is a "security," and a final determination that SOL or any other digital asset is a "security" may adversely affect the value of SOL and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust." and "Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—Changes in SEC policy could adversely impact the value of the Shares."
Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect a digital asset network, the Digital Asset Markets, and their users, particularly Digital Asset Trading Platforms and service providers that fall within such jurisdictions' regulatory scope. For example:
•China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based Digital Asset Trading Platforms.
•South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close Digital Asset Trading Platforms that do not comply with specified processes. South Korea has also banned initial coin offerings.
•The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.
•The United Kingdom's Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are "ill- suited" to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new law, the Financial Services and Markets Act 2023 ("FSMA"), received royal assent in June 2023. The FSMA brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets.
•The Parliament of the European Union approved the text of the Markets in Crypto-Assets Regulation ("MiCA") in April 2023, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was formally approved by the European Union's member states in 2023 and is expected to come into effect in 2024.
There remains significant uncertainty regarding foreign governments' future actions with respect to the regulation of digital assets and Digital Asset Trading Platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of SOL by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Solana ecosystem in the United States and globally, or otherwise negatively affect the value of SOL held by the Trust. The effect of any future regulatory change on the Trust or the SOL held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.
For more information, see "Risk Factors—Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of SOL or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of SOL, mining activity, digital wallets, the provision of services related to trading and custodying SOL, the operation of the Solana Network, or the digital asset markets generally."

THE TRUST AND SOL PRICES
Overview of the Trust
The Trust is an exchange-traded fund that issues Shares that trade on the Exchange. The Trust is a passive investment vehicle that does not seek to pursue any investment strategy beyond tracking the price of SOL. As a result, the Trust will not attempt to avoid losses or hedge exposure arising from the risk of changes in the price of SOL. The Trust's investment objective is to reflect the performance of the price of SOL less the expenses of the Trust's operations. In seeking to achieve its investment objective, the Trust will hold SOL and will value its Shares daily based on the reported MarketVectorTM Solana Benchmark Rate, which is calculated based on prices contributed by exchanges that MarketVector believes represent the top five SOL trading platforms, based on the industry leading CCData Exchange Benchmark review report. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust is sponsored by VanEck Digital Assets, LLC, a wholly-owned subsidiary of VanEck. The Trust, the Sponsor and the service providers will not loan or pledge the Trust's assets, which include staked assets, nor will the Trust's assets serve as collateral for any loan or similar arrangement. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of SOL.
The Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use SOL by investing in the Trust's Shares rather than purchasing, holding and trading SOL directly. The latter alternative would require selecting a SOL trading platform and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risks associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.
SOL Value
The value of SOL is determined by the value that various market participants place on SOL through their transactions. The most common means of determining the value of a SOL is by surveying one or more SOL trading platforms where SOL is traded publicly and transparently. The price of SOL on the SOL market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.
On exchanges, SOL is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.
Currently, there are many exchanges operating worldwide, representing a substantial percentage of SOL buying and selling activity, and providing the most data with respect to prevailing valuations of SOL. The below table reflects the average daily trading volume (in thousands of USD) of each of the SOL trading platforms included in the MarketVectorTM Solana Benchmark Rate as of May 31, 2025 using data reported by MarketVector from June 1, 2024 to May 31, 2025:

Solana Exchanges included in the MarketVectorTM Solana Benchmark Rate as of May 31, 2025	Average Daily Volume
Bitstamp	9,714,589.68
Bullish	2,567,568.09
Coinbase	193,385,630.45
Gemini	5,127,712.57
Kraken	51,898,309.58

The market share for SOL/USD trading of the five constituent platforms over the past four calendar quarters is shown in the table below:

Period	Bitstamp	Bullish	Coinbase	Gemini	Kraken	Others
2024 Q3	1.69%	22.66%	63.12%	1.55%	0.18%	10.79%
2024 Q4	2.59%	19.39%	57.65%	1.42%	0.92%	18.03%
2024 Q1	3.87%	13.52%	62.69%	1.59%	0.74%	17.60%
2025Q2	4.20%	10.48%	60.87%	2.14%	0.78%	21.53%
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*Source: MarketVector
Trust Structure
The Sponsor designed the Trust in what it believes is a straight-forward structure to provide exposure to SOL. By utilizing the MarketVectorTM Solana Benchmark Rate, the Trust draws prices for its Shares off of what is in effect a "consolidated tape" for SOL, similar to the consolidated tapes or "ticker tapes" used by major stock exchanges to report trades and quotes. The term "consolidated" refers to the fact that securities, just like SOL, often trade on more than one exchange, and a consolidated tape reports not only a security's trading activity on its primary listing exchange but the trading activity on all or substantially all exchanges on which it is traded. However, the global SOL market is not subject to comparable regulatory guardrails as regulated securities markets. See "Risk Factors—Due to the unregulated nature and lack of transparency surrounding the operations of SOL trading platforms, which may be subject to regulation in relevant jurisdiction, but may not be complying, they may experience fraud, manipulation, security failures or operational problems, which may adversely affect the value of SOL and, consequently, the value of the Shares."
The use of the MarketVectorTM Solana Benchmark Rate is designed to eliminate from the NAV calculation pursuant to which the Trust prices its Shares those SOL trading platforms with indicia of suspicious, fake, or non-economic volume. However, there is no guarantee that such measures will be effective. See "Risk Factors— The MarketVectorTM Solana Benchmark Rate may be affected by manipulative or fraudulent practices in the global SOL market or at constituent trading platforms." In addition, the use of five SOL trading platforms is designed to mitigate the potential for idiosyncratic exchange risk, as the failure of any individual SOL trading platform should not materially impact pricing for the Trust. Moreover, any attempt to manipulate the NAV would require a substantial amount of capital distributed across a majority of the five exchanges, and potentially coordinated activity across those exchanges, making it more difficult to conduct, profit from, or avoid the detection of market manipulation. The Sponsor believes that this is especially true in a well-arbitraged and distributed market, as MarketVector believes the real SOL market to be.
In addition to the above safeguards, the MarketVectorTM Solana Benchmark Rate is calculated over twenty three-minute intervals pursuant to a methodology referred to as an equal-weighted average of the volume-weighted median price. The use of twenty consecutive three-minute segments over a sixty-minute period means a malicious actor would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times, potentially triggering review from the exchange or regulators, or both. The use of a "median" price by its nature limits the ability of outlier prices that may have been caused by attempts to manipulate the price on a particular exchange, to impact the NAV, as it systematically excludes those prices from the NAV calculation.
Description of the MarketVectorTM Solana Benchmark Rate Construction and Maintenance
The Sponsor has entered into a licensing agreement with MarketVector to use the MarketVectorTM Solana Benchmark Rate. The Trust is entitled to use the MarketVectorTM Solana Benchmark Rate pursuant to a sub-licensing arrangement with the Sponsor. The MarketVectorTM Solana Benchmark Rate is a U.S. dollar-denominated composite reference rate for the price of SOL. The index administrator is Market Vector, a wholly-owned subsidiary of VanEck. On each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. Eastern time, the Administrator determines the NAV of the Trust, based on the MarketVectorTM Solana Benchmark

Rate. In determining the Trust's NAV, the Administrator values the SOL held by the Trust based on the price set by the MarketVectorTM Solana Benchmark Rate as of 4:00 p.m. Eastern time.
The Index is calculated daily between 00:00 and 24:00 (CET) and the Index values are disseminated every 15 seconds to data vendors. The Index is disseminated in USD and the closing and intraday value is calculated over twenty three-minute intervals pursuant to a methodology referred to as an equal-weighted average of the volume-weighted median price. The intra-day data available in the MarketVectorTM Solana Benchmark Rate is published once every 15 seconds throughout each trading day. The intra-day levels and closing levels of the MarketVectorTM Solana Benchmark Rate are published by MarketVector. The current exchange composition of the MarketVectorTM Solana Benchmark Rate is Bitstamp, Bullish, Coinbase, Gemini and Kraken. The MarketVectorTM Solana Benchmark Rate index was launched on February 16, 2024.
The underlying exchanges are sourced from the industry leading CCData Centralized Exchange Benchmark review report. CCData Centralized Exchange Benchmark was established in 2019 as a tool designed to bring clarity to the digital asset exchange sector by providing a framework for assessing risk and in turn bringing transparency and accountability to a complex and rapidly evolving market. The CCData Centralized Exchange Benchmark methodology utilizes a combination of qualitative and quantitative metrics to analyze a comprehensive data set, covering eight categories of evaluation. The categories of evaluation include legal/regulation, KYC/transaction risk, data provision, security, team/exchange, asset quality/diversity, market quality and negative events.
The legal/regulation category considers, among other inputs, an exchange's offering of some form of cryptocurrency insurance and whether the exchange is registered as a money services business. The KYC/transaction risk category assesses an exchange's market surveillance system, transaction protocols and KYC/AML procedures. Data provisions measure an exchange's quality of connectivity and data processing, including its API average response time and order book availability, among others. The security category takes into account, among others, an exchange's use of cold wallets, two-factor authentication policy, and encryption quality. The team/exchange category gauges the experience of an exchange's senior leadership and funding sources, among others. Asset quality/diversity considerations include the fundamental health and mix of digital assets available on each exchange. The market quality category includes, but is not limited to, average spreads on exchange, volatility and volume correlation, and depth of market. Negative events impose a 5% penalty factor in determining the overall ranking of an exchange and captures negative events such as a flash crash, legal matters, or a large breach in data privacy.
The CCData Centralized Exchange Benchmark review report provides a framework for assessing risk of each exchange and brings transparency and accountability to a rapidly evolving market and industry. Based on the CCData Centralized Exchange Benchmark, MarketVector initially selects the top five exchanges by rank for inclusion in the MarketVectorTM Solana Benchmark Rate. If an eligible non-component exchange is in the top five by rank for two consecutive semi-annual reviews, it replaces the lowest ranked component exchange. If an eligible exchange is downgraded by two or more notches in a semi-annual review and is no longer in the top five by rank, it is replaced by the highest ranked non-component exchange. Adjustments to exchange coverage are announced four business days prior to the first business day of each of March and September at 23:00 CET. Once it has actual knowledge of material changes to the component exchanges used to calculate the Index, the Trust will notify Shareholders in a prospectus supplement and a current report on Form 8-K or in its annual or quarterly reports. The MarketVectorTM Solana Benchmark Rate is rebalanced at 16:00:00 GMT/BST on the last business day of each of February and August.
As noted above, the MarketVectorTM Solana Benchmark Rate is disseminated in USD and the closing and intraday value is calculated over twenty three-minute intervals pursuant to a methodology referred to as an equal-weighted average of the volume-weighted median price. In other words, MarketVectorTM Solana Benchmark Rate seeks to provide the average price that SOL has traded at during the past hour. This is calculated as the average of the volume-weighted median price on the constituent platforms of each of the twenty three-minute intervals, as displayed below:
Volume-weighted median price of SOL for each three minute period (20 total) / 20 = MarketVector Solana Benchmark Rate price.

When determining the volume-weighted median price during a three minute period, the highest and lowest contributed prices from the five constituent trading platforms are removed and the volume-weight median is derived from the contributed prices of the other three exchanges. Using twenty consecutive three-minute segments over a sixty-minute period means malicious actors would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times across exchanges, potentially triggering review. This extended period also supports Authorized Participant activity by capturing volume over a longer time period, rather than forcing Authorized Participants to mark an individual close or auction. The use of a median price reduces the ability of outlier prices to impact the NAV, as it systematically excludes those prices from the NAV calculation. The use of a volume-weighted median (as opposed to a traditional median) serves as an additional protection against attempts to manipulate the NAV by executing a large number of low-dollar trades, because, any manipulation attempt would have to involve a majority of global spot SOL volume in a three-minute window to have any influence on the NAV. As discussed herein, removing the highest and lowest prices further protects against attempts to manipulate the NAV, requiring bad actors to act on multiple exchanges at once to have any ability to influence the price.
Disclaimers
VanEck Solana ETF (the "Product") is not sponsored, endorsed, sold or promoted by MarketVector Indexes GmbH ("Licensor") and any of its affiliates. Licensor and any of its affiliates make no representation or warranty, express or implied, to the owners of the Product or any member of the public regarding the advisability of investing in tokens generally or in the Product particularly or the ability of the MarketVectorTM Solana Benchmark Rate to track the performance of the digital assets market. Licensor's only relationship to the Licensee is the licensing of certain service marks and trade names of Licensor and of the Index that is determined, composed and calculated by Licensor without regard to the Licensee or the Product. Licensor has no obligation to take the needs of the Licensee or the owners of the Product into consideration in determining, composing or calculating the Index. Licensor is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be converted into cash. Licensor has no obligation or liability in connection with the administration, marketing or trading of the Product.
LICENSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MARKETVECTOR SOLANA BENCHMARK RATE OR ANY DATA INCLUDED THEREIN AND LICENSOR AND ANY OF ITS AFFILIATES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. LICENSOR AND ANY OF ITS AFFILIATES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE VANECK SOLANA ETF, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MARKETVECTOR SOLANA BENCHMARK RATE OR ANY DATA INCLUDED THEREIN. LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKETVECTOR SOLANA BENCHMARK RATE OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LICENSOR AND ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
The Product is not sponsored, promoted, sold or supported in any other manner by CC Data Limited nor does CC Data Limited offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index price at any time or in any other respect. The Index is calculated and published by CC Data Limited. CC Data Limited uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Issuer, CC Data Limited has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument. Neither publication of the Index by CC Data Limited nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by CC Data Limited to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of CC Data Limited with regard to any investment in this financial instrument. CC Data Limited is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument's prospectus.

NET ASSET VALUE DETERMINATIONS
Calculation of NAV and NAV per Share
The Trust's NAV will be calculated based on the Trust's net asset holdings as reconciled to the SOL Custodian's accounts on a market approach, determined on a daily basis in accordance with the MarketVectorTM Solana Benchmark Rate price at 4:00 p.m. Eastern time. The Sponsor believes that use of the MarketVectorTM Solana Benchmark Rate mitigates against idiosyncratic exchange risk, as the failure of any individual exchange will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.
The Sponsor holds full discretion to change either the index used for calculating NAV or the index provider subject to proper notification to shareholders (such notification will be made via a prospectus supplement and/or a current report filed with the SEC and will occur in advance of any such change). Shareholder approval is not required.
As discussed, the fact that there are multiple exchanges contributing prices to the MarketVectorTM Solana Benchmark Rate used to calculate NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple exchanges simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.
In calculating the MarketVectorTM Solana Benchmark Rate, the methodology captures trade prices and sizes from exchanges and examines twenty three-minute periods leading up to 4:00 p.m. Eastern time to produce the closing value. It then calculates an equal-weighted average of the volume-weighted median price of these twenty three-minute periods, removing the highest and lowest contributed prices. Using twenty consecutive three-minute segments over a sixty-minute period means malicious actors would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times across exchanges, potentially triggering review. This extended period also supports Authorized Participant activity by capturing volume over a longer time period, rather than forcing Authorized Participants to mark an individual close or auction. The use of a median price eliminates the ability of outlier prices to impact the NAV, as it systematically excludes those prices from the NAV calculation. The use of a volume-weighted median (as opposed to a traditional median) protects against attempts to manipulate the NAV by executing a large number of low-dollar trades, because, any manipulation attempt would have to involve a majority of global spot SOL volume in a three-minute window to have any influence on the NAV. As discussed, trimming the highest and lowest prices further protects against attempts to manipulate the NAV, requiring bad actors to act on multiple exchanges at once to have any ability to influence the price. Additional information about the MarketVectorTM Solana Benchmark Rate, including its methodology and calculation formula, are available the MarketVector website, which is accessible at www.marketvector.com.
The MarketVector™ Solana Benchmark Rate is designed to be a robust price for SOL in USD. There is no component other than SOL in the index.
Review procedure (for eligible exchanges with USD pair/agreement):
•If an eligible exchange is in the top 5 by rank based on the CCData's Centralized Exchange Benchmark table for two consecutive semiannual reviews, it replaces the lowest ranked exchange.
•If an eligible exchange is downgraded by two or more notches in a semiannual review and is not in the top 5 by rank anymore, it is replaced by the highest ranked non-component exchange.
Adjustments to exchange coverage will be announced four business days prior to the first business day of June/December at 23:00 CET/CEST; the indexes are rebalanced at 16:00:00 ET on the last business day of May/November.

In case of a hard fork, the forked coin is not added to the MarketVectorTM Solana Benchmark Rate. Notwithstanding the foregoing, if MarketVector determines that a forked asset is significant enough to replace the old line in terms of market capitalization and acceptance, MarketVector may decide for a different treatment.
In the unlikely event a spun-off coin is larger than SOL (by market capitalization) and is in general accepted as the successor of the original chain, the index owner might decide to keep it as the only index component.
The index is calculated daily between 00:00 and 24:00 (ET) and the index values are disseminated to data vendors every 15 seconds. The index is disseminated in USD and the closing value is calculated at 16:00:00 ET with fixed 16:00 ET exchange rates.
The following provides a hypothetical example of the MarketVector™ Solana Benchmark Rate calculation*:
1.On a given calculation day, the below relevant transactions are observed at 9:02 p.m. Eastern time:

Bucket	Time (NY)	Price (USD)	Size (SOL)	Exchange
1	2025-06-01 00:00:20	156.56	0.01358203	coinbase
1	2025-06-01 00:01:07	156.6	0.52745019	coinbase
1	2025-06-01 00:01:09	156.5895	0.1517177	bullish
1	2025-06-01 00:01:25	156.5	0.0629762	coinbase
1	2025-06-01 00:02:16	156.476	0.189	bitstamp
1	2025-06-01 00:02:34	156.51	0.55866153	coinbase
1	2025-06-01 00:02:35	156.4648	0.2068132	bullish
1	2025-06-01 00:02:35	156.51	0.22038018	coinbase
1	2025-06-01 00:02:45	156.51	0.0012	gemini
1	2025-06-01 00:02:59	156.57	0.008	coinbase
1	2025-06-01 00:02:59	156.58	1.03356208	coinbase
2	2025-06-01 00:03:05	156.56	0.02081315	coinbase
2	2025-06-01 00:03:27	156.54	0.39329682	coinbase
2	2025-06-01 00:04:53	156.37	10.6596	coinbase
2	2025-06-01 00:04:53	156.37	0.96235126	coinbase
2	2025-06-01 00:04:53	156.38	6.79344432	coinbase
2	2025-06-01 00:04:53	156.38	7.99332078	coinbase
2	2025-06-01 00:04:53	156.39	1.66203004	coinbase
2	2025-06-01 00:05:27	156.55	0.02714614	kraken
2	2025-06-01 00:05:27	156.5519	0.0392809	bullish
2	2025-06-01 00:05:27	156.5538	0.2410593	bullish
3	2025-06-01 00:06:18	156.65	0.00094398	coinbase
3	2025-06-01 00:06:18	156.66	0.06625028	coinbase
3	2025-06-01 00:06:21	156.6043	0.0270081	bullish
3	2025-06-01 00:07:09	156.51	8.29522083	coinbase
3	2025-06-01 00:07:09	156.536	0.558	bitstamp
3	2025-06-01 00:07:10	156.4932	0.0229728	bullish
3	2025-06-01 00:08:13	156.497	0.127	bitstamp
3	2025-06-01 00:08:13	156.51	0.02217434	coinbase
3	2025-06-01 00:08:13	156.51	0.36634438	coinbase
3	2025-06-01 00:08:13	156.51	1.1571972	coinbase
3	2025-06-01 00:08:14	156.5	0.25297242	coinbase
4	2025-06-01 00:09:00	156.5	0.23646581	coinbase

Bucket	Time (NY)	Price (USD)	Size (SOL)	Exchange
4	2025-06-01 00:09:04	156.549	0.0178251	bullish
4	2025-06-01 00:09:08	156.51	0.49527	kraken
4	2025-06-01 00:09:16	156.552	0.735	bitstamp
4	2025-06-01 00:10:21	156.6793	2.6791734	bullish
4	2025-06-01 00:11:05	156.656	49.904	gemini
4	2025-06-01 00:11:06	156.653	0.582	bitstamp
4	2025-06-01 00:11:35	156.64	0.00059553	coinbase
4	2025-06-01 00:11:44	156.5602	0.0438734	bullish
4	2025-06-01 00:11:56	156.58	0.00128565	coinbase
5	2025-06-01 00:12:01	156.5905	0.1049266	bullish
5	2025-06-01 00:13:12	156.445	24.91399	bitstamp
5	2025-06-01 00:13:17	156.502	0.64205	bitstamp
5	2025-06-01 00:13:18	156.499	0.787	bitstamp
5	2025-06-01 00:14:52	156.47	0.76558346	coinbase
5	2025-06-01 00:14:57	156.48	3.19529652	coinbase
5	2025-06-01 00:14:59	156.49	0.06259575	coinbase
6	2025-06-01 00:15:00	156.5002	1.8053466	bullish
6	2025-06-01 00:15:33	156.53	15.97137	bitstamp
6	2025-06-01 00:17:12	156.37	0.06262582	coinbase
6	2025-06-01 00:17:36	156.34	1.19781108	coinbase
6	2025-06-01 00:17:56	156.32	4.77476796	coinbase
7	2025-06-01 00:18:01	156.31	0.29733	kraken
7	2025-06-01 00:18:07	156.34	1.24080973	coinbase
7	2025-06-01 00:18:37	156.3	0.00000001	coinbase
7	2025-06-01 00:18:57	156.24	0.008	coinbase
7	2025-06-01 00:19:34	156.306	0.5525175	bullish
7	2025-06-01 00:19:36	156.32	0.29451016	coinbase
7	2025-06-01 00:20:00	156.3468	0.0356905	bullish
7	2025-06-01 00:20:00	156.35	0.008	coinbase
7	2025-06-01 00:20:06	156.33	0.01422443	coinbase
8	2025-06-01 00:23:34	156.07	4	coinbase
8	2025-06-01 00:23:34	156.1	32.03070548	kraken
8	2025-06-01 00:23:38	155.94	0.01607409	coinbase
8	2025-06-01 00:23:43	155.958	1.632	gemini
8	2025-06-01 00:23:48	156.05	5.85723514	coinbase
8	2025-06-01 00:23:59	156.04	0.01421356	coinbase
9	2025-06-01 00:24:01	156	0.30634	kraken
9	2025-06-01 00:24:29	156.1159	0.1684994	bullish
9	2025-06-01 00:24:35	156.2498	1.248679	bullish
9	2025-06-01 00:24:45	156.22	0.12067157	coinbase
9	2025-06-01 00:25:07	156.18	0.0123403	coinbase
9	2025-06-01 00:25:19	156.26	0.00118039	coinbase
9	2025-06-01 00:25:32	156.2339	0.0440657	bullish
9	2025-06-01 00:25:48	156.19	0.52352853	coinbase

Bucket	Time (NY)	Price (USD)	Size (SOL)	Exchange
9	2025-06-01 00:26:23	156.0867	0.0378239	bullish
9	2025-06-01 00:26:39	156.1521	0.5094444	bullish
10	2025-06-01 00:27:36	156.1	52.6866752	coinbase
10	2025-06-01 00:28:06	156.07	0.71587856	coinbase
10	2025-06-01 00:28:34	156	0.008	coinbase
10	2025-06-01 00:28:51	155.94	0.15080275	coinbase
10	2025-06-01 00:29:19	155.98	0.00094391	coinbase
10	2025-06-01 00:29:19	155.98	0.03204978	coinbase
10	2025-06-01 00:29:37	155.98	0.00634696	coinbase
11	2025-06-01 00:30:00	155.8907	0.1384689	bullish
11	2025-06-01 00:30:24	155.87	0.05723755	coinbase
11	2025-06-01 00:30:34	155.851	0.153	bitstamp
11	2025-06-01 00:30:44	155.8787	0.6678	bullish
11	2025-06-01 00:30:55	155.86	0.19234233	coinbase
11	2025-06-01 00:31:06	155.89	0.96358256	coinbase
11	2025-06-01 00:31:15	155.94	0.0265164	coinbase
11	2025-06-01 00:31:23	155.85	0.008	coinbase
11	2025-06-01 00:31:46	155.85	0.09662518	coinbase
11	2025-06-01 00:32:02	155.926	0.7089	bullish
12	2025-06-01 00:33:00	156.0727	0.1526683	bullish
12	2025-06-01 00:33:19	155.99	3.23821738	coinbase
12	2025-06-01 00:33:19	156.01	0.10501516	coinbase
12	2025-06-01 00:33:19	156.01	0.05968609	coinbase
12	2025-06-01 00:33:22	155.93	4.90350372	coinbase
12	2025-06-01 00:33:54	155.99	0.02178928	kraken
12	2025-06-01 00:34:29	156.0037	0.5007315	bullish
12	2025-06-01 00:35:16	156.11	0.0076432	coinbase
12	2025-06-01 00:35:59	156.18	0.01228253	coinbase
13	2025-06-01 00:36:00	156.18	0.04724381	coinbase
13	2025-06-01 00:36:12	156.1485	0.0315012	bullish
13	2025-06-01 00:37:51	156.35	0.00708686	coinbase
13	2025-06-01 00:38:29	156.2052	0.0986501	bullish
13	2025-06-01 00:38:58	156.21	0.02992493	coinbase
14	2025-06-01 00:39:29	156.24	0.06037634	coinbase
14	2025-06-01 00:40:04	156.23	0.06288409	coinbase
14	2025-06-01 00:40:38	156.3	0.008	coinbase
14	2025-06-01 00:41:15	156.3	0.06743239	coinbase
14	2025-06-01 00:41:50	156.31	0.06741742	coinbase
14	2025-06-01 00:41:51	156.25	0.32892081	coinbase
14	2025-06-01 00:41:51	156.2501	1.7122207	bullish
14	2025-06-01 00:41:51	156.27	0.008	coinbase
14	2025-06-01 00:41:52	156.247	0.650522	gemini
14	2025-06-01 00:41:56	156.27	0.28155761	coinbase
14	2025-06-01 00:41:58	156.252	0.63594	bitstamp

Bucket	Time (NY)	Price (USD)	Size (SOL)	Exchange
14	2025-06-01 00:41:58	156.27	0.38953767	coinbase
15	2025-06-01 00:42:01	156.22	0.1217275	kraken
15	2025-06-01 00:42:06	156.24	0.05013374	coinbase
15	2025-06-01 00:42:21	156.25	0.01141521	coinbase
15	2025-06-01 00:42:22	156.24	0.02540573	coinbase
15	2025-06-01 00:42:25	156.226	1.247	bitstamp
15	2025-06-01 00:42:54	156.27	0.33519	coinbase
15	2025-06-01 00:43:17	156.26	0.11634294	coinbase
15	2025-06-01 00:43:42	156.24	0.00094384	coinbase
15	2025-06-01 00:43:46	156.13	8	coinbase
15	2025-06-01 00:43:50	156.18	0.43845044	coinbase
15	2025-06-01 00:44:09	156.25	0.008	coinbase
15	2025-06-01 00:44:29	156.25	0.2913816	bullish
16	2025-06-01 00:45:00	156.25	1.24272	kraken
16	2025-06-01 00:45:47	156.43	0.90843945	coinbase
16	2025-06-01 00:45:52	156.41	0.04083256	coinbase
16	2025-06-01 00:46:02	156.4	0.00751211	coinbase
16	2025-06-01 00:46:20	156.37	0.60947429	coinbase
16	2025-06-01 00:46:36	156.4034	0.2094959	bullish
16	2025-06-01 00:46:38	156.47	6.4125	coinbase
16	2025-06-01 00:46:40	156.45	5.84299355	coinbase
16	2025-06-01 00:46:40	156.477	21.63924	bitstamp
16	2025-06-01 00:46:40	156.5	15.61078248	coinbase
17	2025-06-01 00:48:01	156.31	0.32469949	coinbase
17	2025-06-01 00:48:24	156.38	0.06261904	coinbase
17	2025-06-01 00:49:13	156.35	0.04128728	coinbase
17	2025-06-01 00:49:18	156.33	4.96527322	kraken
17	2025-06-01 00:50:13	156.34	0.06266075	coinbase
17	2025-06-01 00:50:34	156.29	0.90661489	coinbase
17	2025-06-01 00:50:39	156.3	0.40625746	coinbase
17	2025-06-01 00:50:59	156.2636	0.2343347	bullish
18	2025-06-01 00:51:01	156.25	0.588	bitstamp
18	2025-06-01 00:51:19	156.31	0.00963308	coinbase
18	2025-06-01 00:51:46	156.2627	0.0081397	bullish
18	2025-06-01 00:52:08	156.37	0.94333093	coinbase
18	2025-06-01 00:52:50	156.35	5.25783457	coinbase
18	2025-06-01 00:53:28	156.35	0.01148055	coinbase
18	2025-06-01 00:53:52	156.32	0.01290213	coinbase
18	2025-06-01 00:53:53	156.29	7.64023213	coinbase
18	2025-06-01 00:53:58	156.24	0.03596776	coinbase
18	2025-06-01 00:53:58	156.24	0.01381107	coinbase
19	2025-06-01 00:54:05	156.21	0.008	coinbase
19	2025-06-01 00:54:37	156.042	2.634	gemini
19	2025-06-01 00:54:38	156.06	0.01074625	coinbase

Bucket	Time (NY)	Price (USD)	Size (SOL)	Exchange
19	2025-06-01 00:54:42	156.02	0.01313169	coinbase
19	2025-06-01 00:56:38	156.21	0.008	coinbase
19	2025-06-01 00:56:59	156.15	0.05826	kraken
20	2025-06-01 00:57:03	156.19	0.01747579	coinbase
20	2025-06-01 00:57:13	156.16	0.00094402	coinbase
20	2025-06-01 00:57:26	156.16	0.00094394	coinbase
20	2025-06-01 00:57:49	156.115	0.1463923	bullish
20	2025-06-01 00:58:27	156.2	0.41726823	coinbase
20	2025-06-01 00:59:18	156.27	0.32576	coinbase
20	2025-06-01 00:59:45	156.31	0.01222489	coinbase
2.These transactions are segmented by their timestamp into 20 buckets of equal 3-minute length as shown in the first column in the above table.
3.The volume weighted median price for each bucket is shown below:

Bucket	Volume (SOL)	Volume Weighted Median Price ($)
1	2.97334311	156.51
2	28.79234271	156.465
3	10.89608433	156.51
4	54.69548889	156.5701
5	30.47144233	156.49
6	23.81192146	156.37
7	2.45108233	156.32
8	43.55022827	156.045
9	2.97257319	156.185
10	53.60069716	155.98
11	3.01247292	155.87435
12	9.00153716	156.01
13	0.2144069	156.2052
14	4.27280903	156.261
15	10.645991	156.24
16	52.52399034	156.42
17	7.00374683	156.32
18	14.52133192	156.3
19	2.73213794	156.105
20	0.92100917	156.19
4.The average of the 20 volume weighted medians is calculated to be $156.27.
The Trust's NAV per Share is calculated by:
•taking the current market value of its total assets;
•subtracting any liabilities; and
•dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. Eastern time. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. Eastern time. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. Eastern time and generally no later than 8:00 p.m. Eastern time). The pause between 4:00 p.m. Eastern time and 5:30 p.m. Eastern time (or later) provides an opportunity to detect, flag, investigate, and correct unusual pricing should it occur. The Sponsor will monitor for significant events related to crypto assets that may impact the value of SOL and will determine in good faith, and in accordance with its valuation policies and procedures, whether to fair value the Trust's SOL on a given day based (e.g., if the MarketVectorTM Solana Benchmark Rate is not available the Sponsor). In certain circumstances, the Sponsor will determine whether to fair value the Trust's SOL on a given day on whether certain pre-determined criteria have been met. For example, if the MarketVectorTM Solana Benchmark Rate deviates by more than a pre-determined amount from an alternate benchmark available to the Sponsor, then the Sponsor may determine to utilize the alternate benchmark. The Sponsor may also fair value the Trust's SOL using observed market transactions from one or more exchanges. The Sponsor may also fair value the Trust's SOL using a combination of inputs in certain situations (e.g., using observed market transactions, OTC quotations from brokers, etc.).
Accordingly, the NAV of the Trust may reflect the fair value of SOL rather than the SOL market prices on certain exchanges at 4:00 p.m. Eastern time. Fair value pricing involves subjective judgments and it is possible that a fair value determination for SOL or other assets is materially different than the value that could be realized upon the sale of such SOL or asset. In addition, fair value pricing could result in a difference between the prices used to calculate the Trust's NAV and the prices used by the MarketVectorTM Solana Benchmark Rate. The Sponsor, in conjunction with the Administrator, will work in good faith to determine the fair value and implement the correct of the Trust's NAV. The NAV for the Trust will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last-sale information regarding the Shares will be disseminated through the facilities of the Consolidated Tape Association ("CTA"). In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, ICE Data Indices, LLC will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value ("IIV"). The IIV will be calculated by taking creation unit holdings and updating that value throughout the trading day to reflect changes in the price of SOL; this value is then divided by the numbers of shares per creation unit in order to calculate an IIV on a "per share" basis.
The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust's investments. The Trust will provide the IIV per Share updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange's regular trading hours (9:30 a.m. to 4:00 p.m. E.T.). The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. Eastern time to 4:00 p.m. Eastern time. ICE Data Indices, LLC will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the Exchange's website and will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.
There are many instances in the market today where the IIV and the NAV of an ETF are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated SOL price as reflected on the contributing real SOL trading platforms.
Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust's Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust's Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust's Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.
The Trust does not expect that price differentials for SOL across exchanges would have a meaningful impact on this arbitrage mechanism. Furthermore, the Trust does not expect that the closure of any single one exchange would meaningfully impact the arbitrage mechanism because Liquidity Providers typically source underlying spot SOL liquidity from multiple exchanges. The Trust acknowledges, however, that this arbitrage mechanism could potentially be adversely impacted if halts in the trading of spot SOL were to occur across multiple exchanges, whether due to breaches or otherwise. See "Risk Factors-- SOL spot exchanges are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants and Liquidity Providers to implement arbitrage mechanism" for additional information on these risks.
The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder's investment.
Calculation of Principal Market NAV and Principal Market NAV per Share
In addition to calculating NAV and NAV per Share, for purposes of the Trust's financial statements, the Trust determines the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share is identical to the calculation of NAV and NAV per Share, respectively, except that the value of SOL is determined using the fair value of SOL based on the price in the SOL market that the Trust considers its "principal market" as of 11:59 p.m., Eastern time, on the valuation date, rather than using the Index.
The Trust has adopted a valuation policy, which provides for the procedure for valuing the Trust's assets. The policy also sets forth the procedures to determine the principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 820-10, which outlines the application of fair value accounting. Under ASC 820-10, fair value for SOL is determined to be the price that would be received in a current sale, assuming an orderly transaction between market participants on the valuation date in the principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. Under its valuation policy, the Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts an analysis at least on a quarterly basis to determine whether there have occurred any changes in SOL markets and its operations that would require a change in the Trust's determination of its principal market.
The Trust identifies and determines the SOL principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of fair value measurement framework in FASB ASC 820-10.
ASC 820-10 determines fair value to be the price that would be received for SOL in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that SOL is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.
Under ASC 820-10, a principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed.

The Trust does not itself transact on any Digital Asset Markets (as defined below). The Authorized Participants or Liquidity Providers transact in an Exchange Market, Brokered Market, a Dealer Market, and Principal-to-Principal Markets, each as defined in ASC 820-10-35-36A (collectively, "Digital Asset Markets").
In determining which of the eligible Digital Asset Markets is the Trust's principal market, the Trust obtains reliable volume and level of activity information and reviews these criteria in the following order:
First, the Trust reviews a list of Digital Asset Markets and scopes in the markets that the Trust reasonably believes are operating in compliance with applicable laws and regulations and those that are accessible to the Trust and the Authorized Participant.
Second, the Trust sorts the remaining Digital Asset Markets from high to low based on volume and level of activity of SOL traded on each Digital Asset Market.
Third, the Trust then reviews intra-day pricing fluctuations and the degree of variances in price on Digital Asset Markets to identify any material notable variances that may impact the volume or price information of a particular Digital Asset Market.
Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity, and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market.
As a result of the analysis, the Trust will select an Exchange Market as the Trust's principal market. Based on the Trust's initial assessment, the NAV and NAV per Share will be calculated using the fair value of SOL based on the price provided by this Exchange, as of 4:00 p.m., Eastern time on the measurement date for GAAP purposes.
The Trust will update its principal market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Trust's determination of the principal market.
The Sponsor on behalf of the Trust will determine in its sole discretion the valuation sources and policies used to prepare the Trust's financial statements in accordance with GAAP.
The cost basis of the investment in SOL recorded by the Trust for financial reporting purposes is the fair value of SOL at the time of transfer. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

ADDITIONAL INFORMATION ABOUT THE TRUST
The Trust
The Trust is a Delaware statutory trust, formed on November 30, 2021 pursuant to the DSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Trust Agreement dated as March 10, 2025. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on December 8, 2020.
The Trust is not registered as an investment company under the 1940 Act and currently is not required to register under the 1940 Act, and the Sponsor is not registered as an investment adviser and currently is not required to register under the Advisers Act in connection with its activities on behalf of the Trust. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act ("CEA"), as administered by the Commodity Futures Trading Commission (the "CFTC"). The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with their activity on behalf of the Trust.
The Trust has no operating history. The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot SOL market or other digital assets. There can be no assurance that the Trust will grow to or maintain an economically viable size. While there are no predetermined criteria for determining whether the Trust has reached an economically viable size, the Sponsor will monitor the Trust's assets and liabilities, average daily trading volume of the Shares and other factors on an ongoing basis. If the Trust is unable to reach or maintain an economically viable size, trading in Shares may occur at wider spreads than other competitor products, which could adversely affect the Shareholders. Additionally, Shareholders may be subject to a higher expense ratio than expected if the Trust incurred any operating expenses that are not borne by the Sponsor. There is no guarantee that the Sponsor will obtain or maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust is successful in achieving its intended scale may be impacted by a range of factors, such as the Trust's timing in entering the market and its fee structure relative to those of competitive products.
The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of SOL represented by the NAV of the Baskets being created or redeemed. The total amount of SOL required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.
The Trust has no fixed termination date.
The Trust's Fees and Expenses
The Trust will pay the Sponsor the Sponsor Fee, which is a unified fee of [ ]%. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will make its determination regarding the Sponsor Fee in respect of each day by reference to the Trust's NAV as of that day. The Sponsor Fee will be accrue in U.S. dollars daily and be payable monthly in arrears in SOL on, or by, the tenth business day of the next month in respect of the prior month. Each month, the Administrator will calculate the Sponsor Fee for each day of the month, resulting in a cumulative total in U.S. dollars, which the Administrator will then calculate the SOL equivalent of by reference to the Index as of the date of calculation, and the Sponsor shall then withdraw the corresponding amount of SOL from the Trust's SOL Account in payment of the Sponsor Fee. The Sponsor has agreed to pay all operating expenses (except for extraordinary expenses, including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters) out of the Sponsor Fee. For extraordinary expenses not covered in the previous sentence, the Sponsor shall pay these expenses as they become due and seek contemporaneous reimbursement from the Trust in the form of SOL at the time of payment. For extraordinary expenses denominated in dollars, the Sponsor shall convert the expense amounts into SOL at the Index price on the date the Sponsor seeks such reimbursement from the Trust, and shall withdraw the corresponding amounts of SOL from the Trust as reimbursement for paying such extraordinary expenses of the Trust. For extraordinary expenses denominated in SOL, if any, the Sponsor shall withdraw the corresponding amounts of SOL from the Trust as reimbursement for paying such extraordinary expenses. Neither the Trust nor the Shareholders shall be responsible for any fees and expenses, including any Solana Network fees, incurred by the Sponsor to withdraw SOL from the Trust's SOL Account in connection with payment of the Sponsor Fee or Trust expenses not assumed by the Sponsor, or to convert such SOL, once withdrawn, into cash (if applicable). The Sponsor will sell SOL which may be facilitated by one or more Liquidity Providers and/or the SOL Custodian or an affiliate thereof, in connection with the termination of the Trust and the liquidation of the Trust's SOL holdings, which the Sponsor shall do at a price which it is able to obtain through commercially reasonable efforts, and arrange for the distribution of the cash proceeds to the Trust's Shareholders and creditors (if any). Accordingly, the amount of SOL held by the Trust may vary from time to time depending on the level of the Trust's expenses and liabilities and the market price of SOL. In addition, the Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.
As partial consideration for receipt of the Sponsor Fee, the Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) marketing-related expenses, (ii) fees to the Administrator, if any, (iii) fees to the SOL Custodian, (iv) fees to the Transfer Agent, (v) fees to the Trustee, (vi) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vii) ordinary course legal fees and expenses but not litigation-related expenses, (viii) audit fees, (ix) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or Exchange Act, (x) printing and mailing costs; (xi) costs of maintaining the Trust's website and (xii) applicable license fees (each, a "Sponsor-paid Expense" and together, the "Sponsor-paid Expenses"), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.
The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses (each, "Additional Trust Expenses"), including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the SOL Custodian, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Certain of the Sponsor-paid Expenses, such as ordinary course legal fees and expenses, are capped. In the Sponsor's sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense.
After the payment of the Sponsor Fee to the Sponsor, or reimbursement of Additional Trust Expenses the Sponsor may elect to convert some or all of the Sponsor Fee or reimbursement of Additional Trust Expenses into cash by selling this SOL at market prices, in the Sponsor's sole discretion. Due to the variance in market prices for SOL, the rate at which the Sponsor converts SOL to cash may differ from the rate at which the Sponsor Fee or reimbursement of Additional Trust Expenses was initially paid in SOL.
The SOL Custodian will assume the transfer fees associated with the transfer of SOL to the Sponsor with respect to the Sponsor Fee or Additional Trust Expenses, and any further expenses associated with such transfer will be assumed by the Sponsor. The Trust shall not be responsible for any fees and expenses incurred by the Sponsor to convert SOL received in payment of the Sponsor Fee or as reimbursement of Additional Trust Expenses into cash.
The Sponsor from time to time will sell SOL, which may be facilitated by one or more Liquidity Providers and/or the SOL Custodian or an affiliate thereof, in connection with the termination of the Trust and the liquidation of its SOL holdings. The Sponsor is authorized to sell SOL, which may be facilitated by the SOL Custodian, at such times and in the smallest amounts required to permit such payments. Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the SOL held in the Trust.
Termination of the Trust
The Trust shall be dissolved at any time upon the happening of any of the following events:
•a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its SOL or seizes, impounds or otherwise restricts access to the property of the Trust;
•any ongoing event exists that either prevents the Trust from making or makes impractical the Trust's reasonable efforts to make a fair determination of the price of SOL for purposes of determining the net asset value of the Trust;
•any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust's reasonable efforts to convert SOL to U.S. Dollars; or
•a certificate of dissolution or revocation of the Sponsor's charter is filed (and ninety (90) days have passed after the date of notice to the Sponsor of revocation without a reinstatement of the Sponsor's charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor (each of the foregoing events an "Event of Withdrawal") has occurred unless (i) at the time there is at least one remaining Sponsor or (ii) within ninety (90) days of such Event of Withdrawal, the Trustee agrees in writing to continue the affairs of the Trust and to select, effective as of the date of such event, one or more successor Sponsors.
The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:
•Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;
•the SEC determines that SOL is a security or the Trust is an investment company under the 1940 Act;
•the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;
•the Trust is determined to be a "money service business" under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder;
•the Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services businesses, providers of prepaid or stored value or similar entities, or virtual currency businesses;
•the Trust becomes insolvent or bankrupt;
•the SOL Custodian resigns or is removed without replacement;
•all of the Trust's SOL are sold;
•the Sponsor determines that the property of the Trust in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the affairs of the Trust;
•the Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Internal Revenue Code of 1986, as amended (the "Code");
•60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares and the Sponsor has not identified another depository that is willing to act in such capacity; or

•the Trustee notifies the Sponsor of the Trustee's election to resign and the Sponsor does not appoint a successor trustee within one hundred and eighty (180) days.
In addition, the Trust may be dissolved if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination's triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination's triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor's determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.
Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the "Liquidating Trustee") as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Statutory Trust Act ("DSTA"), the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust. The proceeds of the liquidation of the Trust's assets are expected to be distributed in cash. Shareholders are not entitled to any of the Trust's underlying SOL holdings upon the dissolution of the Trust. The Sponsor (or in the event there is no Sponsor, the Liquidating Trustee), on behalf of the Trust, would expect to sell the Trust's SOL through the same processes and procedures as creation and redemption transactions or through the SOL Custodian or its affiliate. See "Creation and Redemption of Shares" for more information.
Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee in writing to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Statutory Trust Act at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

Amendments
The Trustee and the Sponsor may amend any provision of the Trust Agreement without the consent of any other person, including any registered owner or beneficial owner of the Trust, provided that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the registered owners or the beneficial owners of the Trust, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the registered owners of the Trust. Notwithstanding the foregoing, the Sponsor shall have the right to increase or decrease the amount of the Sponsor Fee (i) upon three (3) business days' prior notice of the increase or decrease being posted on the website of the Trust and (ii) upon three (3) business days' prior written notice of the increase or decrease being given to the Trustee. Every registered owner or beneficial owner of the Trust, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby.

THE TRUST'S SERVICE PROVIDERS
The Sponsor
The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor has developed a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor's unified fee.
The Sponsor is a wholly-owned subsidiary of VanEck. VanEck acts as adviser or sub-adviser to exchange-traded funds, mutual funds, other pooled investment vehicles and separate accounts. VanEck has been wholly owned by members of the van Eck family since its founding in 1955 and its shares are held by its Chief Executive Officer, Jan van Eck, and his family. See "Management; Voting by Shareholders" for a discussion of Mr. van Eck's biography and positions with the Sponsor.
VanEck and its subsidiaries have considerable experience issuing and operating exchange-traded products, including three investment companies registered under the 1940 Act, that provide exposure to digital assets and digital asset companies (i.e., the equity securities of companies primarily engaged in the digital asset industry). As of May 31, 2025, VanEck and its affiliates oversee approximately $3,398 million in assets under management across over 20 digital asset-related products across various jurisdiction. Although the Sponsor is a relatively new entity within the broader structure of VanEck, the Sponsor utilizes a similar management team that VanEck has used in issuing and operating these exchange-traded products.
The principal office of the Sponsor is:
VanEck Digital Assets, LLC
666 Third Avenue, 9th Floor
New York, NY 10017
The Trustee
CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.
General Duty of Care of Trustee
The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.
Resignation, Discharge or Removal of Trustee; Successor Trustees
The Trustee may resign upon at least 60 days' prior written notice to the Sponsor; provided, however, that such resignation shall not be effective until such time as a successor Trustee has accepted such appointment. The Sponsor may remove the Trustee at any time upon 60 days' prior written notice to the Trustee; provided, however, that such removal shall not be effective until such time as a successor Trustee has accepted such appointment.
Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee. If no successor Trustee shall have been appointed and shall have accepted such appointment within 60 days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee appointed pursuant to the Trust Agreement shall be eligible to act in such capacity in accordance with this Trust Agreement and, following compliance with the Trust Agreement, shall become fully vested with the rights, powers, duties and obligations of its predecessor under the Trust Agreement, with like effect as if originally named as Trustee. Any such successor Trustee shall notify the Trustee of its appointment by providing a written instrument to the Trustee. At such time the Trustee shall be discharged of its duties herein. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the preceding sentence, be the Trustee under the Trust Agreement without further act.
The Administrator
[  ] ("[  ]") serves as the Trust's administrator (the "Administrator"). [  ]'s principal address is [  ]. Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust's SOL and calculating the net asset value per Share of the Trust and the net asset value of the Trust and supplying pricing information to the Sponsor for the Trust's website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.
The Cash Custodian
Under the Cash Custody Agreement between [  ] and the Trust, [  ] may act as custodian for the Trust's non-SOL assets, if any, and as custodian for the Trust's cash (in such capacity, the "Cash Custodian"). The Cash Custodian has agreed to, among other things, open and maintain a separate deposit account or accounts of the Trust, to determine the amount of SOL and/or cash required for an issuance or redemption of shares in a Basket and to release and deliver non-SOL assets and pay out cash.
The Cash Custodian shall credit to the deposit account(s) all cash received by the Cash Custodian from or for the account of the Trust. Upon an instruction to purchase Shares for the account of the Trust, the Cash Custodian shall pay out cash of the Trust to purchase Shares. Upon an instruction to redeem Shares for the account of the Trust, the Cash Custodian shall transfer the Shares so as to sell or redeem the Shares and receive proceeds of such sale or redemption.
The SOL Custodian
Gemini Trust Company, LLC serves as the Trust's SOL Custodian and is a fiduciary under § 100 of the New York Banking Law. The SOL Custodian is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Custody Agreement. The SOL Custodian has its principal office at 15 Park Ave South, Floor 16, New York, NY 10010.
The SOL Custodian makes available to the Trust the SOL Account and access to an omnibus custodial account held at depository institutions or money market funds in the SOL Custodian’s name for the benefit of its customers at which a cash balance may be maintained. The SOL Custodian’s services in respect of the SOL Account (i) allow SOL to be deposited from a public blockchain address to the Trust’s SOL Account and (ii) allow SOL to be withdrawn from the SOL Account to a public blockchain address as instructed by the Trust. The Custody Agreement requires the SOL Custodian to hold the Trust's SOL in cold storage, unless required to facilitate withdrawals as a temporary measure. Other than in connection with creations and redemptions and withdrawals of SOL to pay the Sponsor Fee and Additional Trust Expenses, where the associated SOL may temporarily be held in omnibus hot storage in the Clearing Account, the SOL Custodian will use segregated cold storage SOL addresses for the Trust. The addresses on the Solana Blockchain at which the Trust's SOL in the SOL Account are held by the SOL Custodian are separate from the SOL addresses that the SOL Custodian uses for its other customers and are directly verifiable via the Solana Blockchain. The SOL Custodian will safeguard the private keys to the SOL associated with the Trust's SOL Account. The SOL Custodian will at all times record and identify in its books and records that such SOLs constitute the property of the Trust. The SOL Custodian will not withdraw the Trust's SOL from the Trust's SOL Account with the SOL Custodian, or loan, hypothecate, pledge or otherwise encumber the Trust's SOL, without the Trust's instruction, nor will the Sponsor or any other entity or service provider. The Trust will not lease or loan SOL held in the Trust's SOL Account with the SOL Custodian and will not give instructions to that effect.
The Custody Agreement provides that SOL is deemed delivered to the address associated with the Trust's SOL Account only after the required number of confirmations of the transaction on the Solana Blockchain, and that

Gemini has no obligations for SOL that is not delivered in that manner. The Custody Agreement provides that once the Trust submits a request for a withdrawal transaction, the SOL subject to the withdrawal request shall be delivered by the SOL Custodian to the designated address on the Solana Blockchain specified in the Trust's withdrawal transaction within one business day of 4:00 p.m. Eastern time of the business day on which the Trust submits the withdrawal request. If a withdrawal request is made by the Trust (i) by 4:00 p.m. Eastern time of the business day on which the Trust submits the withdrawal request, (ii) in connection with a redemption of Shares of the Trust by an Authorized Participant, and (iii) the delivery of SOL for such withdrawal request is to the account at the SOL Custodian of an Authorized Participant, then the SOL subject to such withdrawal request shall be delivered to the destination blockchain address specified therein, by the next business day from the business day when such withdrawal request was submitted. The Custody Agreement provides that withdrawals may be delayed in connection with scheduled maintenance ("Downtime") or the congestion or disruption of a digital asset network, including the Solana Blockchain.
In respect of the Fiat Account, the SOL Custodian holds the Trust's cash held in its account at the SOL Custodian in one or more Customer Omnibus Accounts."Customer Omnibus Account"means, with respect to fiat currency held for customers of the SOL Custodian in fiat accounts (including the Trust's cash balance in its Fiat Account), omnibus bank accounts (each an"Omnibus Account") at depository institutions (each, a"Bank"); money market accounts (each, a "Money Market Account") at a Bank or financial institution; and/or payment accounts (each, a"Payment Account") at a financial institution. Each Omnibus Account is: (i) in the SOL Custodian's name, and under its control; (ii) separate from the SOL Custodian's business, operating, and reserve bank accounts; (iii) established specifically for the benefit of the SOL Custodian's customers; and (iv) represents a banking relationship, not a custodial relationship, with each Bank. Omnibus Accounts do not create or represent any relationship between the Trust and any of the SOL Custodian's Banks. Each Money Market Account is held at a Bank or financial institution: (i) in the SOL Custodian's name, and under its control; (ii) separate from the SOL Custodian's business, operating, and reserve money market accounts; (iii) established specifically for the benefit of the SOL Custodian's customers; (iv) managed by a registered financial advisor, (v) custodied by a qualified custodian; and (vi) the monies within which are used to purchase money market funds invested in securities issued or guaranteed by the United States or certain U.S. government agencies or instrumentalities. Money Market Accounts do not create or represent any relationship between the Trust and any of the related registered financial advisors and/or qualified custodians. Each Payment Account is held at a financial institution: (i) in the SOL Custodian's name, and under its control; (ii) separate from the SOL Custodian's business, operating, and reserve bank accounts; and (iii) established specifically for processing the fiat funds transfers of the SOL Custodian's customers. Payment Accounts do not create or represent any relationship between the Trust and any of the related financial institutions. The Trust's fiat currency deposits are: (i) held across the SOL Custodian's Customer Omnibus Accounts in the exact proportion that all SOL Custodian customer fiat currency deposits are held across its Customer Omnibus Accounts; (ii) not treated as the SOL Custodian's general assets; (iii) fully owned by the Trust; and (iv) recorded and maintained in good faith on the SOL Custodian's books and records and reflected in a sub-account (i.e., the Fiat Account of the Trust's Gemini Account) so that the Trust's interests in the SOL Custodian's Customer Omnibus Accounts are readily ascertainable. The SOL Custodian's records permit the determination of the balance of U.S. dollars for a particular customer as a percentage of total commingled U.S. dollars held for the benefit of all of the SOL Custodian's customers in all Customer Omnibus Accounts in a manner consistent with 12 C.F.R. § 330.5(a)(2). The Trust is not entitled to receive any interest that may be generated with respect to the cash held in its Fiat Account. U.S. dollar deposits in the Trust's Fiat Account held in one or more Omnibus Accounts at one or more Banks located in the United States are held with the intention that they be eligible for Federal Deposit Insurance Corporation ("FDIC")"pass-through"deposit insurance, subject to the Standard Maximum Deposit Insurance Amount per FDIC regulations (currently $250,000 per eligible customer of the SOL Custodian) and other applicable limitations. U.S dollar deposits held at banks or financial institutions located outside of the United States, may not be subject to or eligible for FDIC deposit insurance. The portion of the Trust's cash holdings attributable to the Trust's Fiat Account which is held at a Money Market Fund is not eligible for deposit insurance whether on a pass-through or any other basis. The Custody Agreement provides that wire deposit and withdrawal transfer times in respect of the Fiat Account are subject to bank holidays, the internal processes and jurisdiction of the Trust's bank, and the internal processes of the SOL Custodian's banks and financial institutions. In certain situations, wire deposit or withdrawal transfer times may be delayed in connection with Downtime or disruptions to the SOL Custodian's banks and/or affiliates or service providers. ACH deposit and withdrawal transfer times are subject to bank holidays, the internal processes and jurisdiction of the Trust's bank, and the internal processes of the Trust's banks. The Custody Agreement provides that in certain situations, ACH withdrawal transfer times may be delayed in connection with Downtime or disruptions to the SOL Custodian's banks and/or affiliates or service providers.
The Custody Agreement provides that no more than once per calendar year, the Trust shall be entitled to request that the SOL Custodian produce its Services Organization Controls 2 Type I report (a"SOC 2-I Report") and a new Services Organization Controls 2 Type II report (a"SOC 2-II Report"and, together with a SOC 2-I Report,"SOC Reports"), or certify that there have been no material changes which would impact the previous SOC Reports provided to the Trust, and promptly deliver to the Trust a copy of each SOC Report within 45 days of the Trust's request. No more than once per calendar year, the Trust shall be entitled to request that the SOL Custodian produce a copy of the SOL Custodian's audited annual financial statements for each financial year ending on or after December 31, 2021, and the SOL Custodian shall promptly deliver such financial statements to the Trust.
The SOL Custodian agrees to take reasonable care and use commercially reasonable efforts in executing its responsibilities to the Trust pursuant to the Custody Agreement, which includes exercising the degree of care, diligence and skill that a prudent and competent professional provider of services similar to the services contemplated by the Custody Agreement would exercise in the circumstances, or such higher care where required by law or the Custody Agreement (collectively, the"Standard of Care"). The SOL Custodian cannot be held responsible for any failure or delay to act by the SOL Custodian, its affiliates or service providers, or its banks that is within the time limits permitted by the Custody Agreement, or that is caused by the Trust's negligence or is required to comply with applicable laws and regulations. The SOL Custodian cannot be held responsible for any Downtime or System Failure (defined below), which prevents the SOL Custodian from fulfilling its obligations under the Custody Agreement, provided that SOL Custodian took reasonable care and used commercially reasonable efforts to prevent or limit such System Failures or Downtime and otherwise complied with this Agreement. The Custody Agreement provides that a"System Failure"shall mean a failure of any computer hardware, software, computer systems, or telecommunications lines or devices used by SOL Custodian, or interruption, loss, or malfunction of utility, data center, Internet or network provider services used by SOL Custodian; provided, however, that a cybersecurity attack, data breach, hack, or other intrusion, or unauthorized disclosure by a third party, SOL Custodian, a SOL Custodian affiliate or service provider, or an agent or subcontractor of SOL Custodian, shall not be deemed a System Failure, to the extent such events or any losses arising therefrom are due to SOL Custodian's failure to comply with its obligations under the Custody Agreement. The SOL Custodian cannot be held responsible for any circumstances beyond the SOL Custodian's reasonable control, provided SOL Custodian acted in accordance with the Standard of Care. Notwithstanding any other provision in the Custody Agreement, for the Trust's SOL held in the SOL Account, the SOL Custodian represents, warrants, and covenants that it will maintain the private key or keys in a form accessible to the SOL Custodian and will take reasonable care and use commercially reasonable efforts to (i) protect and keep the private key or keys secure and (ii) not disclose them or allow access to them by any other person. The SOL Custodian shall take reasonable care and use commercially reasonable efforts to ensure that the Trust shall be able to access the SOL Account via the SOL Custodian's online interface 97% of the time excluding Downtime and System Failures. The SOL Custodian shall not, without the prior written consent of the Trust, deposit or hold the Trust's SOL with any third-party depositary, custodian, clearance system, wallet, or sub-custodian. Subject to the foregoing, the SOL Custodian is permitted to perform its obligations under the Custody Agreement using subcontractors or agents, provided that, in relation to each such subcontractor or agent used by the SOL Custodian, the SOL Custodian shall: (i) comply with the Standard of Care in the selection, appointment and use of each such subcontractor or agent; (ii) monitor such subcontractor's or agent's performance; and (iii) remain solely liable to Trust for the performance of the SOL Custodian's obligations under the Custody Agreement, notwithstanding any use of subcontractors or agents.
Subject to the"Force Majeure"provision (defined below) and as limited by the limitations of liability in the Custody Agreement, the SOL Custodian shall be liable to the Trust for the Loss (defined below) of any of the Trust's SOL or fiat currency to the extent that such Loss was caused by the negligence, fraud, willful or reckless misconduct of the SOL Custodian or breach by the SOL Custodian of its Standard of Care. The Custody Agreement provides that"Loss"means if, at any time the Trust's SOL Account or Fiat Account, as applicable, does not hold the SOL or fiat currency that had been (1) received by SOL Custodian in connection with the Trust's SOL Account or Fiat Account pursuant to the Custody Agreement, or (2) duly sent to the SOL Custodian by the Trust or Authorized

Participants in connection with the Trust's SOL Account pursuant to the Custody Agreement but not received because of a failure caused by the SOL Custodian. The Custody Agreement provides that"Loss"shall include situations where the SOL Custodian fails to execute a valid withdrawal request, SOL are withdrawn from the Trust's SOL Account other than pursuant to a withdrawal request, or the Trust is not able to timely withdraw SOL from the SOL Account pursuant to a withdrawal request, in each case due to a failure caused by the SOL Custodian; provided, however, that the SOL Custodian's failure to permit timely withdrawals because it has determined that it cannot do so due to the requirements of applicable laws and regulations or because of the operation of its fraud detection controls shall not be considered a Loss, provided the SOL Custodian is acting reasonably and in good faith. The Custody Agreement provides that should a Loss of the Trust's SOL or fiat currency due to the negligence, fraud, willful or reckless misconduct of the SOL Custodian or a breach by the SOL Custodian of its Standard of Care occur, the SOL Custodian will, as soon as practicable, return to the Trust a quantity of the same digital asset that is equal to the quantity of digital assets involved in the Loss, or return to the Trust a quantity of the same fiat currency that is equal to the quantity of fiat currency involved in the Loss (if the Loss involved the Fiat Account). The Custody Agreement provides that (i) the SOL Custodian does not own or control the underlying software protocols of networks which govern the operation of digital assets (including the Solana Blockchain), (ii) the SOL Custodian makes no guarantees regarding their security, functionality, or availability, and (iii) in no event shall the SOL Custodian be liable for or in connection with any acts, decisions, or omissions made by developers or promoters of digital assets, including SOL.
The Custody Agreement's"Force Majeure"provision provides that in no event shall the SOL Custodian be liable for any delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition, whether or not foreseeable, beyond the SOL Custodian's reasonable control, including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, or state of emergency; provided, however, that for the avoidance of doubt, the Custody Agreement's Force Majeure provision shall not apply in respect of System Failures or Downtime, which are subject to other respective provisions of the Custody Agreement. The occurrence of an event described in the Force Majeure provision shall not affect the validity and enforceability of any remaining provisions of the Custody Agreement.
Under the Custody Agreement, each of the SOL Custodian and the Trust has agreed to indemnify and hold harmless the other party from any third-party claim or third-party demand (including reasonable attorneys' fees and expenses) (collectively,"Damages") arising out of or related to the SOL Custodian's or the Trust's, as the case may be, non-performance of its obligations under or material breach of the Custody Agreement and inaccuracy in any of the SOL Custodian's or the Trust's, as the case may be, representations or warranties in the Custody Agreement. In addition, the SOL Custodian agrees to indemnify the Trust in the event of Damages relating to the holding of the Trust's SOL and fiat currency by the SOL Custodian as contemplated by the Custody Agreement, including any loss or damage caused by any act or omission of any employee of the SOL Custodian or any agent, representative or independent contractor engaged by the SOL Custodian, whether or not such act or omission occurred within the scope of his employment or engagement. The Custody Agreement provides that"Damages"shall not include any losses, claims, damages, liabilities or expenses arising from any fluctuation in market price, forks, governance changes, airdrops or other events which impact all holders of a digital asset such as SOL globally as a class.
The Custody Agreement provides the SOL Custodian, its affiliates, service providers, or any of their respective officers, directors, agents, joint venturers, employees or representatives, shall not be liable for (i) any losses or claims arising out of actions that are in the Trust's control and related to its use of the SOL Custodian's online platform, including but not limited to, the Trust's failure to follow security protocols, the SOL Custodian's controls, improper instructions, failure to secure the Trust's credentials from third parties, or anything else in the Trust's control and (ii) any amount greater than the value of the SOL on deposit in the Trust's SOL Account at the time of, and directly relating to, the events giving rise to the liability occurred, the value of which shall be determined in accordance with the Chicago Mercantile Exchange Solana Reference Rate or any successor thereto. No party shall be liable to the other parties (whether under contract, tort (including negligence) or otherwise) for any indirect, incidental, special, punitive or consequential losses suffered or incurred by the other parties (whether or not any such losses were foreseeable or within the contemplation of the parties). This means, by way of example only (and without limiting the scope of the above), that if the Trust claims that the SOL Custodian failed to process a withdrawal request properly, the Trust's damages are limited to no more than the value of the SOL at issue in the withdrawal request, and that the Trust may not recover for lost profits, lost business opportunities, or other types of special, incidental, indirect, intangible, or consequential damages in excess of the value of the SOL at issue in the withdrawal. The SOL Custodian shall not be liable to the Trust or anyone else for any loss or injury resulting directly or indirectly from any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect the Trust's computer or other equipment, provided such malware did not originate from the SOL Custodian or its agents.
The Custody Agreement provides that the SOL Custodian has obtained insurance coverage by a reputable insurance company with respect to digital assets custodied with the SOL Custodian, in accordance with its internal standards for maintaining such insurance and subject to change at the SOL Custodian's discretion. The Custody Agreement provides that the SOL Custodian shall provide the Trust with notice of material changes in its insurance coverage. For more information, see "CUSTODY OF THE TRUST'S ASSETS—Insurance" and "RISK FACTORS—The Lack Of Full Insurance And Shareholders' Limited Rights Of Legal Recourse Against The Trust, Trustee, Sponsor, Administrator, Cash Custodian, SOL Custodian And Additional SOL Custodian Expose The Trust And Its Shareholders To The Risk Of Loss Of The Trust's SOL For Which No Person Or Entity Is Liable."
The Custody Agreement will commence on the date of execution and continue until terminated in accordance with its provisions. The Custody Agreement may be terminated by either party upon 90 days written notice to the other party; provided, however, that if the Custody Agreement is terminated, the SOL Custodian shall use commercially reasonable efforts to cooperate with the Trust's transition to a replacement custodian and if the Trust is unable to engage a replacement custodian using commercially reasonable efforts within such 90 day period, the SOL Custodian terminates the Custody Agreement, then the SOL Custodian shall continue to act as SOL Custodian pursuant to the terms of the Custody Agreement until such time as the Trust engages a replacement custodian, provided that the Trust uses reasonable commercial efforts to promptly engage a replacement custodian. Either party (the "Terminating Party") may terminate the Custody Agreement at any time on written notice to the other party (the "Defaulting Party"), such termination to take effect (i) on the tenth business day after the delivery of written notice of termination by the Terminating Party to the Defaulting Party, unless the Defaulting Party has cured the event triggering a termination right to the satisfaction of the Terminating Party, acting reasonably, or (ii) immediately after delivery of written notice of termination by the Terminating Party to the Defaulting Party if the event triggering a termination right is incapable of being cured within ten business days, in the following circumstances. First, any representation, warranty, certification or statement made by the Defaulting Party under the Custody Agreement was or becomes incorrect in any material respect when made; second, the Defaulting Party materially breaches, or fails in any material respect to perform any of its obligations under, the Custody Agreement; third, the Defaulting Party requests a postponement of maturity or a moratorium with respect to any indebtedness or is adjudged bankrupt or insolvent, or there is commenced against the Defaulting Party a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Defaulting Party files a petition for bankruptcy or an application for an arrangement with its creditors, seeks or consents to the appointment of a receiver, administrator or other similar official for all or any substantial part of its property, admits in writing its inability to pay its debts as they mature, or takes any corporate action in furtherance of any of the foregoing, or fails to meet applicable legal minimum capital requirements; fourth, a Change of Control (as defined in the Custody Agreement) of the Defaulting Party, or an event, change or development that causes or is likely to cause a Material Adverse Effect (as defined in the Custody Agreement) on the Defaulting Party, or in the ability of the Defaulting Party to fulfill its responsibilities under the Custody Agreement, occurs; fifth, with respect to the Trust's right to terminate, the Solana Blockchain undergoes a fork and becomes a forked network, and the Trust disagrees with the SOL Custodian's choice of which forked network to support; or with respect to the Trust's right to terminate, applicable laws and regulations or any change therein or in the interpretation or administration thereof that may have a Material Adverse Effect (as defined in the Custody Agreement) on the Trust or the rights of the Trust with respect to any services covered by the Custody Agreement.
The SOL Custodian has the right to immediately (i) take actions the SOL Custodian determines appropriate to comply with applicable law and regulations and in accordance with its Bank Secrecy Act and Anti-Money Laundering compliance program ("BSA/AML Program"), (ii) suspend the Trust's SOL Account or Fiat Account, (iii) freeze/lock the funds and assets in all such accounts, and (iv) suspend the Trust's access to the SOL Custodian's platform or its account there (collectively, an "account suspension"), if: (A) the SOL Custodian is required to do so by a regulatory authority, court order, facially valid subpoena, or binding order of a governmental authority, (B) the SOL Custodian reasonably and in good faith believes the Trust has violated applicable laws and regulations in connection with the Trust's SOL Account or Fiat Account, or the SOL Custodian is required to do so under the SOL Custodian's BSA/AML Program, (C) the SOL Custodian believes someone is attempting to gain unauthorized access to the account, or (D) the SOL Custodian believes there is unusual activity in the account. Except as set forth above, the SOL Custodian shall not suspend the Trust's access to the SOL Account or the Fiat Account, and any suspension of the Trust's access to such accounts shall constitute a breach of the Custody Agreement. In the case of an account suspension due to (C) or (D) of this paragraph, the SOL Custodian shall restore the Trust's normal access to the SOL Account or Fiat Account as promptly as reasonably possible without putting the SOL and fiat currency in such accounts at risk. In the case of an account suspension due to (A) or (B) of this paragraph, the SOL Custodian shall permit the Trust to withdraw the Trust's SOL and fiat currencies from SOL Account or Fiat Account as soon as permitted by applicable laws and regulations or the applicable court order, subpoena, or regulatory or governmental authority, and for ninety (90) days thereafter.
The Sponsor may, in its sole discretion, add or terminate other SOL custodians. The Sponsor may, in its sole discretion, change the custodian for the Trust's SOL holdings, but it will have no obligation to do so or to seek any particular terms for the Trust from other such custodians. To the extent that the Sponsor adds or terminates other SOL custodians, or changes the custodian for the Trust's SOL holdings, notification will be made to Shareholders via a prospectus supplement and/or a current report filed with the SEC.
In addition to the SOL custodial services described herein, the SOL Custodian will also provide the Trust with clearing and settlement services for SOL purchase and sale transactions between the Trust and its trading partners. These services are detailed within the clearing agreement between the Trust and the SOL Custodian (the "Clearing Agreement").
The SOL Custodian’s Role in the Clearing Agreement
The SOL Custodian's clearing services ("Gemini Clearing") has been in operation since 2019 as a settlement platform to clear off-exchange trades, allowing the submission, acceptance, funding, and settlement of purchase and sale transactions with respect to SOL that the Trust arranges and negotiates with another party that is also a customer of the SOL Custodian ("Counterparty") without the involvement of the SOL Custodian (such transactions, "Clearing Transactions"). The Trust engages in Clearing Transactions with Liquidity Providers (as defined in "CREATION AND REDEMPTION OF SHARES—Creation Procedures") to source SOL in connection with purchase orders made in cash by Authorized Participants, or to sell SOL for cash to fill redemption orders in cash made by Authorized Participants.The Trust engages in Clearing Transactions with Authorized Participants or their designees in connection with in-kind transfers of bitcoin in connection with in-kind subscription and redemption processes.Gemini Clearing does not charge additional fees as the cost of Clearing Transactions is included in the SOL Custodian's custody fees. As further described below under "CREATION AND REDEMPTION OF SHARES", the Trust's Authorized Participant Agreement provides that transaction costs and slippage related to Basket creation and redemption are the responsibility of the Authorized Participant.
Gemini Clearing has adopted the Gemini BSA/AML Program for its digital asset trading platform and custody service in an effort to maintain the highest possible compliance with applicable laws and regulations relating to anti-money laundering in the U.S. and other countries where it conducts business. This program includes robust internal policies, procedures and controls that combat any attempted use of Gemini Clearing for illegal or illicit purposes, including, among others, a customer identification program, annual training of all employees and officers in anti-money laundering regulation, filing of Suspicious Activity Reports and Currency Transaction Reports with the U.S. Financial Crimes Enforcement Network and annual internal and independent audits of the Gemini BSA/AML Program.
Gemini has represented to the Sponsor that it has policies in place to mitigate conflicts of interest in connection with the Clearing Services, including a conflicts of interest policy and a trading policy for employees. The Trust's Clearing Account is subject to Gemini's User Agreement, which provides that SOL custodied in the Trust's Clearing Account are not treated as general assets of Gemini. Gemini has represented to the Sponsor that Gemini treats the

SOL credited to the Trust's Clearing Account as belonging to the Trust and does not pledge, hypothecate, or otherwise encumber the Trust's SOL in its Clearing Account except pursuant to instructions from the Trust, which the Trust has not granted and will not grant.
Each Clearing Transaction has one party that will act as buyer owing an amount of fiat currency (such party, the "Buyer" and such amount, the "Fiat Currency Amount") and a party that will act as a seller owing an amount of SOL (such party, the "Seller" and such amount, the "Digital Asset Amount"). The Trust will act as Buyer in connection with a purchase order or Seller in connection with a redemption order, while the Liquidity Provider (or Authorized Participant or their designee) – which must be a customer and have established accounts at the SOL Custodian – will be the Seller in connection with a purchase order or the Buyer in connection with a redemption order.
For each Clearing Transaction, the Trust or the Counterparty is responsible for submitting a request (such party, the "Submitting Party" and such request a "Clearing Request") to settle a transaction through Gemini Clearing in the form and manner, and otherwise in accordance with the instructions, technical specifications and other information, that the SOL Custodian may require. For each Clearing Transaction and Clearing Request, the Submitting Party must, at a minimum, (i) identify the account at the SOL Custodian ("Gemini Account") of the other party to the Clearing Transaction (such party, the "Confirming Party"), (ii) the Buyer and the applicable Fiat Currency Amount for the Clearing Transaction, (iii) the Seller and the applicable Digital Asset Amount for the Clearing Transaction, and (iv) the time period by when the Clearing Request will expire if not completed ("Expiration Time").
Once the Submitting Party successfully submits a Clearing Request, the SOL Custodian shall notify the Confirming Party of the Clearing Request and the relevant information in such Clearing Request. The Trust is responsible for funding its Fiat Account or SOL Account, as applicable, with the Fiat Currency Amount and the Digital Asset Amount, as applicable based on the Clearing Request, in each case prior to the Expiration Time. The Counterparty must fund its applicable account at the SOL Custodian as well.
If, prior to the Expiration Time, both the Trust and the Counterparty have funded their applicable account at the SOL Custodian with their respective obligation of the Fiat Currency Amount and the Digital Asset Amount, the SOL Custodian shall (i) transfer the Fiat Currency Amount from the Buyer's Gemini Account to the Seller's Gemini Account and (ii) transfer the Digital Asset Amount from the Seller's Gemini Account to the Buyer's Gemini Account. If the parties do not fund their respective accounts with the amounts specified in the Clearing Request by the Expiration Time, the Clearing Request will expire and Gemini have no obligations with respect to such Clearing Request.
The Trust acknowledges and agrees that the SOL Custodian is not involved in and does not have any responsibility for any Clearing Transaction, other than as specifically identified in the Clearing Agreement. The SOL Custodian has represented to the Sponsor that it has policies and procedures in place for mitigating conflicts of interest when executing the Trust's orders pursuant to the Clearing Services. Absent gross negligence, willful misconduct or fraud, the SOL Custodian shall not be liable for any loss resulting from a Clearing Request or the use of Clearing Services. Validation and confirmation procedures used by Gemini are designed only to verify the source of Clearing Requests and that each party has met its respective obligations in respect of a Clearing Request and not to detect errors in the content of that Clearing Request or to prevent duplicate Clearing Requests. The Trust is responsible for losses resulting from Clearing Requests provided by it and for any errors made by or on behalf of the Trust, any errors resulting, directly or indirectly, from fraud or the duplication of any Clearing Request by or on behalf of the Trust, or any losses resulting from the malfunctioning of any devices used by the Trust or loss or compromise of credentials used by the Trust to deliver Clearing Requests.
The Trust also agrees and understands that the SOL Custodian may reject, refuse to settle or otherwise not complete any request to settle a Clearing Request through Gemini Clearing for any reason necessary to comply with applicable laws and regulations or in connection with its fraud or other compliance controls and systems, and the Trust agrees that the SOL Custodian shall have no liability whatsoever to the Trust, any transaction counterparty or any other party in connection with or arising out of the SOL Custodian rejecting, refusing or otherwise not completing the settlement of a transaction through Gemini Clearing.

The SOL Custodian will not settle transactions through Gemini Clearing: (i) if either party to a Clearing Transaction has not fully funded its applicable account at the SOL Custodian, with the required Fiat Currency Amount or Digital Asset Amount, as applicable, prior to the Expiration Time; (ii) if either party to a Clearing Transaction has not confirmed its acceptance of the Clearing Request to the SOL Custodian prior to the Expiration Time; (iii) if either party to a transaction is not a customer of the SOL Custodian; or (iv) for any other reason as determined by the SOL Custodian in its sole discretion to comply with applicable laws and regulation or in connection with the SOL Custodian's fraud or other compliance controls and systems.
The Additional SOL Custodian
The Additional SOL Custodian for the Trust's SOL holdings is Coinbase Custody Trust Company, LLC, and the Trust has entered into the Additional SOL Custody Agreement with the Additional SOL Custodian. The Sponsor may, in its sole discretion, add or terminate SOL custodians. The Sponsor may, in its sole discretion, change the custodian for the Trust's SOL holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians.
The Additional SOL Custodian will keep custody of all of the Trust's SOL in segregated accounts in the Additional SOL Vault Balance. Trust assets held in the Additional SOL Vault Balance are held in segregated wallets and are not commingled with the assets of the Additional SOL Custodian's other customers.
The Additional SOL Custodian will keep all of the private keys associated with the Trust's SOL held at the Additional SOL Custodian in the Additional SOL Vault Balance in cold storage. Cold storage is a safeguarding method by which the private key(s) corresponding to SOL is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.
Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Additional SOL Custodian may receive deposits of SOL but may not send SOL without use of the corresponding private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Additional SOL Custodian are involved in private key management operations, and the Additional SOL Custodian has represented that no single individual has access to full private keys. The Additional SOL Custodian's internal audit team performs periodic internal audits over custody operations, and the Additional SOL Custodian has represented that Systems and Organizational Control ("SOC") attestations covering private key management controls are also performed on the Additional SOL Custodian by an external provider.
The Additional SOL Custodian has adopted the following security policies and practices with respect to SOL held in its hot wallet: hot wallet private keys are managed online within high security environments; the high security environments can only be accessed via limited programmatic access from pre-defined environments; all human access to the environment is exceptional and requires going through additional authentication mechanisms; private keys are stored in an encrypted, non-exportable format in dedicated resources. Operational redundancy is achieved through services being run in a redundant, high availability mode across geographically redundant facilities, accompanied by regular system backups, thus protecting against service disruptions and single points of failure.
Coinbase Global maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase's customers, is not specific to the Trust or to customers holding SOL with the Additional SOL Custodian and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
In the event of a fork, the Additional SOL Custody Agreement provides that the Additional SOL Custodian may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Additional SOL Custodian shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Additional SOL Custody Agreement provides that, other than as set forth therein, and provided that the Additional SOL Custodian shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Additional SOL Custodian shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Solana Network or an unsupported branch of a forked protocol and, accordingly, The Trust acknowledges and assumes the risk of the same. The Additional SOL Custody Agreement further provides that, unless specifically communicated by the Additional SOL Custodian and its affiliates through a written public statement on the Coinbase website, the Additional SOL Custodian does not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with SOL. The Sponsor has committed to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. The Trust has no right to receive any Incidental Right or IR Virtual Currency. Furthermore, the Additional SOL Custodian has no authority, pursuant to the Additional SOL Custody Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Incidental Right or IR Virtual Currency on behalf of the Trust or to transfer any such abandoned Incidental Right or IR Virtual Currency to the Trust if the Trust terminates its custodial arrangement with the Additional SOL Custodian. For more information on the Trust's and Sponsor's policies on forked or airdropped assets, see "Risk Factors— a temporary or permanent "fork" of the Solana Blockchain could adversely affect an investment in the trust." Neither the Additional SOL Custodian nor any other Coinbase entity is permitted to withdraw the Trust's SOL from the Trust's Additional SOL Vault Balance, or loan, hypothecate, pledge or otherwise encumber the Trust's SOL, without the consent of the Trust.
The Additional SOL Custodian's "Force Majeure Provision" provides that: Neither the Additional SOL Custodian nor the Client shall be liable to the other for delays, suspension of operations, whether temporary or permanent, failure in performance of the Additional SOL Custody Agreement, or interruption of service in each case to the extent it is directly due to a cause or condition beyond the reasonable control of the party whose performance is affected by it, including, to the extent beyond its reasonable control, any act of God; embargo; natural disaster; act of civil or military authorities; act of terrorists; hacking (provided that the Additional SOL Custodian has taken reasonable precautions and acts in a manner consistent with its applicable policies and procedures with respect to hacking risks and in doing so is not negligent); government prohibitions; civil disturbance; war; strike or other labor dispute; fire; severe weather; interruption in telecommunications, Internet services, or network provider services; unavailability of Fedwire, SWIFT or banks' payment processes; outbreaks of infectious disease or any other public health crises, including quarantine or other required employee restrictions; or any other catastrophe or material event which is beyond the reasonable control of the party affected by it.
Under the Additional SOL Custody Agreement, the Additional SOL Custodian's liability is limited as follows, among others: (i) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Additional SOL Custodian is not liable, even if the Additional SOL Custodian has been advised of or knew or should have known of the possibility thereof; (ii) the Additional SOL Custodian, its affiliates or its respective officers, directors, agents, employees and representatives shall in no event have any liability with respect to any breach of its obligations under the Additional SOL Custody Agreement which does not result from its negligence, fault, fraud or willful misconduct; and (iii) except for the: (i) Excluded Liabilities; (ii) fraud; or (iii) willful misconduct, in no event shall any Coinbase entity's aggregate liability with respect to any breach of its obligations under the Additional SOL Custody Agreement exceed the greater of (a) the value of the SOL involved in the transaction giving rise to such liability and (b) the aggregate amount of fees paid by the Trust to such Coinbase entity in respect of services relating to custody, trade execution, lending or post-trade credit (if applicable) and other services in the 12-month period prior to the event giving rise to such liability, and solely in respect of custodial services provided pursuant to the Additional SOL Custody Agreement, the liability of the Additional SOL Custodian shall not exceed the greater of (i) the aggregate amount of fees paid by the Trust to the Additional SOL Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability; or (ii) the value of the SOL on deposit in Trust's Additional SOL Account(s) involved in the event giving rise to such liability; provided, that in no event shall the Additional SOL Custodian's aggregate liability in respect of each cold storage address exceed one hundred million US dollars ($100,000,000.00 USD).

"Excluded Liabilities" means (x) with respect to the Trust, (1) the Trust's defense and indemnity obligations under the Additional SOL Custody Agreement; (2) any outstanding commissions or fees owed by the Trust under the Additional SOL Custody Agreement and (3) the Trust's breach of representations and warranties under the Additional SOL Custody Agreement; and (y) with respect to the Additional SOL Custodian, its defense and indemnity obligations under the Additional SOL Custody Agreement.
With respect to the Excluded Liabilities, the Additional SOL Custodian's liability to the Trust for any losses arising out of or in connection with the Additional SOL Custodian's defense and indemnity obligations under the Additional SOL Custody Agreement will be limited, in the aggregate, to an amount equal to five million U.S. dollars ($5,000,000.00 USD).
The Additional SOL Custodian requires up to twenty-four (24) hours between any request to withdraw SOL from the Trust's Additional SOL Account and submission of the Trust's withdrawal to the Solana Network. It may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal in accordance with the Trust's instructions, which may delay the initiation or crediting of such withdrawal from the Trust's Additional SOL Account. SOL shall not be deposited or withdrawn upon less than twenty-four (24) hours' notice initiated from the Trust's Additional SOL Account. The time of such request shall be the time such notice is transmitted from the Trust's Additional SOL Account. In the context of the foregoing and during such twenty-four (24) hours' notice period, the Additional SOL Custodian makes no representations or warranties with respect to the availability and/or accessibility of (1) the SOL, (2) a Custody Transaction (as defined in the Additional SOL Custody Agreement, which includes a deposit or withdrawal), (3) the Additional SOL Account, or (4) the Custodial Services (as defined in the Additional SOL Custody Agreement). While the Additional SOL Custodian will make reasonable efforts to process client initiated deposits in a timely manner, the Additional SOL Custodian makes no representations or warranties regarding the amount of time needed to complete processing of deposits as such processing is dependent upon many factors outside of the Additional SOL Custodian's control.
Under the Additional SOL Custody Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Additional SOL Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust's computer or other equipment, or any phishing, spoofing or other attack.
The Additional SOL Custodian could terminate services under the Additional SOL Custody Agreement for any reason and without Cause upon providing the applicable notice to the Trust for any reason, or immediately for Cause ("Cause" is defined in the Additional SOL Custody Agreement as (i) the Trust breaches any provision of the Additional SOL Custody Agreement and such breach is not cured within three (3) business days after notice of such breach is given to the Trust in the case of a payment-related breach or is not cured within ten (10) business days after notice of such breach is given to the Trust; (ii) the Trust takes any action to dissolve or liquidate (iii) the Trust becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) the Trust becomes subject to any bankruptcy or insolvency proceeding; (v) the Additional SOL Custodian becomes aware of any facts or circumstances with respect to the Trust's financial, legal, regulatory or reputational position which reasonably would materially adversely affect The Trust's ability to comply with its obligations under the Additional SOL Custody Agreement, and such facts and circumstances cannot be cured within five (5) business days; (vi) termination is required pursuant to a facially valid subpoena, court order or binding order of a government authority; (vii) the Trust's Additional SOL Account is subject to any pending litigation, investigation or government proceeding; or (viii) the Additional SOL Custodian reasonably suspects the Trust of attempting to circumvent the Additional SOL Custodian's controls in a manner the Additional SOL Custodian otherwise deems inappropriate or potentially harmful to itself or third parties).
The Transfer Agent
The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Marketing Agent
The Marketing Agent is responsible for: (1) working with the Administrator to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants with the Administrator; (2) providing assistance in the marketing of the Shares; (3) reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FIRA advertising laws, rules and regulations; and (4) maintaining a public website on behalf of the Trust, containing information about the Trust and the Shares. The internet address of the Trust's website is accessible at www.vaneck.com. This internet address is only provided here as a convenience, and the information contained on or connected to the Trust's website is not considered part of this Prospectus.
MarketVector Indexes GmbH is an indirectly wholly owned-subsidiary of Van Eck Associates Corporation.

CUSTODY OF THE TRUST'S ASSETS
The Trust's SOL Custodian will keep custody of all of the Trust's SOL relating to its SOL Account and Clearing Account. SOL private keys are stored in two different forms: "hot wallet" storage, whereby the private keys are stored on secure, internet-connected devices, and "cold" storage, where digital currency private keys are stored completely offline.
The Trust's Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents except in connection with cash creation and redemption orders. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis. The Custody Agreement requires the SOL Custodian to hold the Trust's SOL in its SOL Account in cold storage, unless required to facilitate withdrawals as a temporary measure. SOL temporarily held in the Clearing Account in connection with creations and redemptions or withdrawals of SOL to pay the Sponsor Fee or extraordinary expenses may be held in omnibus hot storage wallets.
As a fiduciary under Section 100 of the New York Banking Law, the SOL Custodian is held to specific capital reserve requirements and banking compliance standards. The SOL Custodian is also subject to the laws, regulations and rules of applicable governmental or regulatory authorities, including: money service business regulations under FinCEN; U.S. state money transmission laws; laws, regulations, and rules of relevant tax authorities; applicable regulations and guidance set forth by FinCEN; the Bank Secrecy Act of 1970; the USA PATRIOT Act of 2001; other anti-money laundering regulations as mandated by U.S. federal law and any other rules and regulations regarding anti-money laundering/counter-terrorist financing; issuances from the Office of Foreign Assets Control; the New York Banking Law; regulations promulgated by the NYDFS from time to time; the National Futures Association; the Financial Industry Regulatory Authority; and the Commodity Exchange Act.
The SOL Custodian provides custody, clearing/settlement, and other capital markets services specifically designed for digital asset exchange-traded funds and other fund vehicles. The SOL Custodian currently custodies and supports other exchange traded products.
The SOL Custodian has been providing services as a limited purpose trust company licensed by the NYSDFS since 2015. The SOL Custodian is a fiduciary under Section 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act, and it was the world's first digital asset platform to achieve a SOC 1 Type II and SOC 2 Type II certification for custody. Gemini Custody® is also regularly audited and subject to stringent capital reserve requirements. The SOL Custodian has represented to the Sponsor that it also maintains digital asset insurance consisting of a $100 million specie policy which provides certain coverage for digital assets held in its cold storage system as well as a $25 million crime policy which provides certain coverage for assets and funds including those digital assets held in its hot wallets. This insurance coverage applies to all digital assets held by the SOL Custodian. The Trust is not a named insured on such insurance policies and such insurance is not specific to the Trust, but the SOL Custodian has represented to the Sponsor that such insurance covers customer losses, including losses suffered by the Trust, arising from specified events, including fraud, theft, and cybersecurity breaches.
The SOL Custodian will use segregated cold storage SOL addresses for the Trust's SOL Account, which is separate from the SOL addresses that the SOL Custodian uses for its other customers and which are directly verifiable via the Solana Blockchain. The SOL Custodian will at all times record and identify in its books and records that such SOL constitute the property of the Trust. The SOL Custodian will not loan, hypothecate, pledge or otherwise encumber the Trust's SOL, as applicable, without the Trust's instruction, nor will the Sponsor or any other entity or service provider. The Trust will not lease or loan SOL held in the Trust's account with the SOL Custodian and will not give instructions to that effect.
SOL Storage Structure
SOL private keys are stored in two different forms: "hot wallet" storage, whereby the private keys are connected to the internet, and "cold" storage, where digital currency private keys are stored completely offline. The Trust's SOL will be stored by the SOL Custodian offline in cold storage. When under the purview of the SOL Custodian, SOL will only enter "hot" storage in the case of creations and redemptions or withdrawals to pay the Sponsor Fee or extraordinary expenses, meaning that the SOL will only be in "hot" storage for a temporary period. The SOL Custodian will store private keys in geographically diverse regions across the continental United States.
The SOL Custodian has adopted the following security policies and practices with respect to digital assets held in cold storage: HSMs are used to generate, store and manage cold storage private keys; multi-signature technology is used to provide both security against attacks and tolerance for losing access to a key or facility, eliminating single points of failure; all HSMs are stored offline in air-gapped environments within a diverse network of guarded, monitored and access-controlled facilities that are geographically distributed; multiple levels of physical security and monitoring controls are implemented to safeguard HSMs within storage facilities; and all fund transfers require the coordinated actions of multiple employees.
The SOL Custodian has adopted the following security policies and practices with respect to digital assets held in its hot wallet: HSMs are used to store and manage hot wallet private keys; operational redundancy is achieved through geographic disbursement of failover storage facilities and hardware, thus protecting against service disruptions and single points of failure; all hot wallet HSMs are stored within secured facilities that are access-controlled, guarded, and monitored; tiered access-controls are applied to the SOL Custodian's production environment to restrict access to employees based on role, following the principle of least-privilege; administrative access to its production environment requires multi-factor authentication; and it offers additional account level protections such as crypto address whitelisting, which allows customers to restrict withdrawals to addresses only included in the customer's whitelist.
The Trust will use the Clearing Account in connection with the Clearing Services. While the SOL Custodian maintains records of the Trust's SOL balance in its Clearing Account, the actual SOL relating to the Trust's Clearing Account is held in omnibus wallets by the SOL Custodian, meaning that SOL owned by multiple customers is held in the same wallet and at the same address on the Solana Blockchain. The Trust's Clearing Account balance therefore represents an omnibus claim on the SOL Custodian's SOL held in such wallets, and the Trust does not have an identifiable claim to specific SOL. The SOL Custodian holds the SOL across a combination of omnibus hot wallets and cold wallets. The Sponsor has no control over, and the SOL Custodian does not disclose to the Sponsor, the amount of SOL that the SOL Custodian holds in connection with the Trust's Clearing Account in omnibus hot wallets, as compared to omnibus cold wallets. The SOL Custodian could hold substantially all SOL connected to the Trust's Clearing Account in omnibus hot wallets.
Gemini BSA/AML Program
The SOL Custodian has adopted the Gemini BSA/AML Program for its digital asset trading platform and custody service in an effort to maintain the highest possible compliance with applicable laws and regulations relating to anti-money laundering in the U.S. and other countries where it conducts business. This program includes robust internal policies, procedures and controls that combat any attempted use of Gemini for illegal or illicit purposes, including a customer identification program, annual training of all employees and officers in anti-money laundering regulation, filing of Suspicious Activity Reports and Currency Transaction Reports with the U.S. Financial Crimes Enforcement Network and annual internal and independent audits of the Gemini BSA/AML Program.
Website Security
The SOL Custodian has implemented certain security policies and practices to enhance security on its website, including through the use of two-factor authentication for certain user actions, such as withdrawals; a requirement for strong passwords from its users, which are cryptographically hashed using modern standards; encryption of sensitive user information, both in transit and at rest; the application of rate-limiting procedures to certain account operations such as login attempts to thwart brute force attacks; the transmission of website data over encrypted transport layer security connections; the leveraging of content-security policy and HTTP strict transport security features in modern browsers; partnerships with enterprise vendors to mitigate-potential distributed denial-of-service attacks; and the use of separate access controls on internal-only sections of the SOL Custodian's website.

Internal Control
In addition to the security policies and procedures discussed above, the SOL Custodian has also instituted the following internal controls: multiple signatories are required to transfer funds out of cold storage; the SOL Custodian's Chief Executive Officer and President are unable to individually or jointly transfer funds out of cold storage; all private keys are stored offsite in secure facilities; all employees undergo criminal and credit background checks, and are subject to ongoing background checks throughout their employment; and all remote-access by employees uses public-key authentication (e.g. no passwords, one-time passwords or other phishable credentials are used).
Insurance
The SOL Custodian, as custodian of the Trust's SOL, is responsible for securing the Trust's SOL. The SOL Custodian currently maintains digital asset insurance consisting of a $100 million specie policy which provides certain coverage for digital assets held in its cold storage system, as well as a $25 million crime policy which provides certain coverage for assets and funds including those digital assets held in its hot wallets. This insurance coverage applies to all digital assets held by the SOL Custodian. Such insurance is shared with other customers and is not specific to the Trust. The Trust is not a named beneficiary under the SOL Custodian's insurance policies, though the SOL Custodian has represented to the Sponsor that the insurance covers customer losses, including losses suffered by the Trust, arising from specified events, including fraud, theft, and cybersecurity breaches. For more information, see "RISK FACTORS—The Lack Of Full Insurance And Shareholders' Limited Rights Of Legal Recourse Against The Trust, Trustee, Sponsor, Administrator, Cash Custodian, SOL Custodian And Additional SOL Custodian Expose The Trust And Its Shareholders To The Risk Of Loss Of The Trust's Bitcoins For Which No Person Or Entity Is Liable.ˮ The amounts and continuing availability of this coverage are subject to change at the SOL Custodian's sole discretion. The SOL Custodian also maintains separate commercial crime insurance coverage for digital assets custodied in its "hot wallet". To date, the SOL Custodian has never experienced a loss due to unauthorized access from its hot wallet or the cold storage vaults.
Each Liquidity Provider is required to maintain a Liquidity Provider SOL account at the Trust's SOL Custodian.
The Trust's Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents except in connection with cash creation and redemption orders. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis.

FORM OF SHARES
Registered Form
Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry ("Register"). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.
Book Entry
Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies ("DTC Participants"), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant ("Indirect Participants"), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants' accounts in DTC will follow the delivery practice applicable to securities eligible for DTC's Same-Day Funds Settlement System. Shares are credited to DTC Participants' securities accounts following confirmation of receipt of payment.
DTC
DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES
The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.
DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

PLAN OF DISTRIBUTION
Buying and Selling Shares
Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares have been approved for listing, subject to notice of issuance, on the Exchange under the ticker symbol VSOL.Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.
Authorized Participants
The offering of the Trust's Shares is a best efforts offering. The Trust continuously offers Baskets consisting of [  ] Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.
The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.
The per Share price of Shares offered in Baskets on any day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.
By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Basket it does create. Authorized Participants as of the date of this Prospectus are: [  ]. Additional Authorized Participants may be added at any time, subject to the Sponsor's discretion.
Current or future Liquidity Providers may be affiliates of, or have material relationships with, the Trust's current or future Authorized Participants.
Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a "distribution," as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed "underwriting." For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.
Dealers who are neither Authorized Participants nor "underwriters" but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an "unsold allotment" within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

The Authorized Participants may be indemnified by the Sponsor for (i) any material breach by the Sponsor of any provision of the Authorized Participant Agreement that relates to the Sponsor; (ii) any representations provided by the Sponsor relating to the Authorized Participant Agreement, the Registration Statement, the Prospectus or the issuance or distribution of Shares that is false or misleading in any material respect or omits material information necessary to make the statement contained therein complete; (iii) any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in the Authorized Participant Agreement; (iv) any failure by the Sponsor to comply with applicable laws in connection with the Authorized Participant Agreement and the offer, sale, creation, redemption and marketing of the Shares; (v) actions of the Authorized Participant taken in reasonable reliance upon any instructions issued or representations reasonably believed by it to be genuine and to have been given by or on behalf of the Sponsor; (vi) any (1) representation by the Sponsor that is not consistent with the Trust's then-current Registration Statement made in connection with the offer or the solicitation of an offer to buy or sell Shares or applicable prospectus, and (2) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally declared effective by the SEC or in any amendment thereof or applicable prospectus, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (vii) any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, made in any marketing materials prepared by or for the Sponsor or Trust and/or furnished to the Authorized Participant by the Sponsor or the Trust, or any disclosure provided by the Sponsor to the Authorized Participant for inclusion in marketing materials prepared by the Authorized Participant. Notwithstanding the foregoing, the Authorized Participants will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.
Seed Capital Investor
On June 10, 2025, Van Eck Associates Corporation (the "Seed Capital Investor"), the parent of the Sponsor, subject to certain conditions, purchased the "Seed Shares," comprising 4,000 Shares at a per-Share price of $25.00. Delivery of the Seed Shares was made on June 10,2025. Total proceeds to the Trust from the sale of the Seed Shares were $100,000. On [  ], 2025, the Seed Shares were redeemed for cash and the Seed Capital Investor purchased the "Seed Creation Baskets," comprising of [  ] Shares at a per-Share price equal to [     ] SOL. The price of SOL was determined using the Index on [  ], 2024. The Index price on [  ], 2025 was $[  ]. Total proceeds to the Trust from the sale of the Seed Creation Baskets were [  ] SOL. Delivery of the Seed Creation Baskets was made on [  ], 2025. The Seed Capital Investor has acted as a statutory underwriter in connection with this purchase.
The price of the Seed Creation Baskets was determined as described above and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

CREATION AND REDEMPTION OF SHARES
The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust of the amount of SOL represented by the Baskets being created or an amount of cash sufficient purchase such amount of SOL, the amount of which is equal to the combined NAV of the number of Shares included in the Baskets being created determined as of 4:00 p.m. Eastern time on the day the order to create Baskets is properly received. Baskets are only redeemed in exchange for delivery to the Trust of the amount of Shares represented by the Basket. The Authorized Participants will deliver cash or SOL to create Shares and will receive cash or SOL when redeeming Shares. For a redemption in cash, the Sponsor shall arrange for the SOL represented by the Basket to be sold to a Liquidity Provider selected by the Sponsor and the cash proceeds distributed from the Trust’s account at the Cash Custodian to the Authorized Participant. The Liquidity Providers as of the date of this Prospectus, that have agreed to serve as a Liquidity Provider and have consented to be named in this Prospectus are [  ]. Additional Liquidity Providers may be added at any time, subject to the Sponsor’s sole discretion. For an “in-kind” subscription, Authorized Participants will deliver, or arrange for the delivery by the Authorized Participant’s designee of, SOL to the Trust’s account with the SOL Custodian in exchange for Shares when they purchase Shares. For an “in kind” redemption transaction, when Authorized Participants redeem Shares with the Trust, the Trust, through the SOL Custodian, will deliver SOL to such Authorized Participants, or a designee thereof, in exchange for their Shares.
Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements.On May 15, 2025, the Division of Trading and Markets of the SEC and the Office of General Counsel of FINRA widely perceived as prohibiting broker-dealers from offering custodial services for crypto assets that are not securities. Additionally, on the same day, the SEC released a set of Frequently Asked Questions (FAQs) clarifying its views on broker-dealers' crypto asset activities. The FAQs stated that (i) SEC Rule 15c3-3 applies only to crypto asset securities, and (ii) broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products.
To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery, or facilitation of the delivery, of the SOL required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust or the Sponsor (as the case may be), without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits (directly in the case of cash creations and, indirectly in the case of SOL deposits) with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.
Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
The Trust will engage in SOL transactions for converting cash into SOL (in association with purchase orders) and SOL into cash (in association with redemption orders). The Trust will conduct its SOL purchase and sale transactions by trading directly with third parties selected by the Sponsor (each, a “Liquidity Provider”), who are not registered broker-dealers, pursuant to written agreements between such Liquidity Providers and the Trust. Liquidity Providers may be added at any time, subject to the discretion of the Sponsor. Alternatively, Liquidity Providers may

choose to terminate their participation as Liquidity Providers to the Trust at any time. The Trust is not aware of any other affiliation or material relationship between Liquidity Provider and the Authorized Participants or other service providers of the Trust in executing a transaction in SOL with the Trust. Each Liquidity Provider represents to the Trust that it is acting for itself and not for another person, and is not acting as agent or at the direction of any Authorized Participant. Upon receipt of an order from an Authorized Participant to create or redeem Baskets, the Trust may obtain quotes for a price to purchase or sell SOL from one or more Liquidity Providers. A Liquidity Provider may respond to the Trust’s request with an offer of a quote at which it is willing to sell the specified quantity of SOL, or a portion thereof, in the case of a creation, or a quote at which it is willing to buy the specified quantity of SOL, or a portion thereof, in the case of a redemption, as indicated in such offer. The Trust then determines, in its sole discretion, which Liquidity Provider that provided a quote to use. Once an offer is accepted it becomes a trade that is binding on both the Trust and the Liquidity Provider. Each Liquidity Provider is required to comply with U.S. federal and/or state laws including licensing and registration requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations. The Liquidity Providers as of the date of this Prospectus, that have agreed to serve as a Liquidity Provider and have consented to be named in this Prospectus are [ ]. Current or future Liquidity Providers may be affiliates of, or have material relationships with, the Trust’s current or future Authorized Participants.
The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.
Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Sponsor, who will in turn coordinate with the Trust’s SOL Custodian in order to facilitate settlement of the Shares and SOL as described in more detail in the Creation Procedures and Redemption Procedures sections below.
The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of SOL.
In addition, the use of cash creations and redemptions has transaction costs of buying and selling SOL. These costs include the bid-ask spread along with the operational costs from the labor and overhead involved in calculating, executing, monitoring, and accounting for transactions in the SOL markets and related cash movements. The Trust’s Authorized Participant Agreement provides that transaction costs and slippage related to Basket creation and redemption are the responsibility of the Authorized Participant. Under ordinary circumstances, the Trust does not anticipate that there would be fees or costs related to purchases and sales of SOL because Clearing Services are provided to the Trust without additional charges by the SOL Custodian. To the extent there are unusual or unanticipated fees or costs associated with SOL purchases and sales in connection with creation and redemption activity, the Sponsor would seek to pass these costs to the Liquidity Providers or the Authorized Participants. If unable to do so, the Sponsor would treat these as extraordinary expenses and could decide to seek reimbursement from the Trust to the extent the fees or expenses were paid by the Sponsor on the Trust’s behalf.
Creation Procedures
On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Currently, creation orders are only accepted in cash or in-kind. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading (“Business Day”). Purchase orders must be placed by the order cut-off time for a purchase order on a Business Day (the “Creation Order Cut-Off Time”). The Creation Order Cut-Off Time is 3:59:59 p.m. Eastern time on a trade date or as otherwise communicated by the Sponsor. The day on which an order is received by the Transfer Agent is considered the purchase order date.

Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order to offset the transfer and other transaction costs associated with the issuance of the Basket. Authorized Participants may not withdraw a creation request. The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a creation order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian or SOL, with the SOL Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.
For a cash creation, the total deposit of cash required to create each Basket is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received. On the trade date for a purchase order (the “Creation Trade Date”), following receipt of the purchase order from the Authorized Participant, the Trust shall, in its sole discretion, select a Liquidity Provider and execute a trade to purchase SOL from that Liquidity Provider in the amount of the Basket Deposit (the calculation of which is explained below), with the purchased SOL to be delivered by the Liquidity Provider on the Creation Settlement Date in exchange for a cash price to be delivered by the Trust on Creation Settlement Date. The Liquidity Provider, not the Authorized Participant, shall be responsible for delivering SOL to the Trust.
For an in-kind creation, following an Authorized Participant’s purchase order, the Trust’s SOL Custodian account must be credited with the required SOL by the end of the business day following the purchase order date, or in the case of cash deposits, the Trust’s Cash Custodian account must be credited with the required cash by the end of the business day following the purchase order date, as applicable. If the Authorized Participant or its designee fails to consummate the foregoing, the order shall be cancelled. Upon receipt of the SOL deposit amount in the Trust’s SOL Custodian account, or the cash deposit amount in the Trust’s Cash Custodian account, the SOL Custodian or Cash Custodian, respectively, will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the SOL or cash has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account.
No Shares will be issued unless and until the SOL Custodian (in the case of in-kind deposits) or Cash Custodian (in the case of cash deposits) has informed the Transfer Agent that the SOL or cash (as applicable) has been received. Disruption of services at the SOL Custodian would have the potential to delay settlement of the SOL related to Share creations. To the extent a Liquidity Provider, is not able to deliver SOL associated with a cash purchase order as of a specified time on the settlement date, the Authorized Participant will have the option to cancel the order, or the Sponsor may select an alternative execution method for the SOL purchase. To the extent that SOL transfers in connection with a creation order are delayed due to congestion or other issues with the Solana Network, such SOL will not be held in cold storage in until such transfers can occur.
SOL held in the Trust’s SOL Custodian account is the property of the Trust and is not leased, or loaned under any circumstances.
Determination of Required Deposits
The Basket Cash Component changes from day to day. To determine the Basket Cash Component, the Administrator starts by determining the number of SOL held by the Trust as of the opening of business on that trade date, and subtracts the amount of SOL constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that trade date. For the purposes of the computation of the Basket Deposit, the SOL quantity is displayed to the hundred millionth. Second, this figure, in SOL, is divided by the quotient of the number of Shares outstanding at the opening of business on the trade date divided by 25,000. This produces the Basket Deposit, which is the number of SOL attributable to each Basket as of the opening of business on the trade date. Third, the resulting SOL amount is then valued, in cash, at the Index calculated on the trade date, or in accordance with the other valuation policies described in the Registration Statement if the Index is not available. This produces the Basket Cash Component. The Basket Deposit, and the Basket Cash Component, so determined is communicated via electronic mail message to all Authorized Participants, and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket Deposit determined by the Administrator as indicated above.

In the case of a cash creation only, by the end of day Eastern time (or such other time as the parties may agree) on the trade date for a purchase order, the Administrator will calculate and transmit the Required Cash Creation Total, consisting of (1) the Basket Cash Component, (2) Cash Amount, and (3) any Purchase Slippage, to the Authorized Participant, which the Authorized Participant shall be responsible for delivering in cash on the settlement date for a purchase order (which shall be the Business Day immediately following the trade date unless the Trust, Sponsor, Authorized Participant agree to a different date) (the “Creation Settlement Date”) to the Trust’s account at the Cash Custodian is cleared, immediately available funds by 1:00 p.m. Eastern time. The Trust acknowledges that, if the actual cash purchase price of SOL from the Liquidity Provider is below the Basket Cash Component, the Authorized Participant shall be entitled to retain the difference and the Required Cash Creation Total shall be reduced accordingly.
Delivery of Required Deposits
On the Creation Settlement Date, the Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. In the case of a cash creation only, the Trust shall instruct the Cash Custodian to transfer the cash proceeds to the Trust’s Fiat Account. In the case of a cash creation only, the Liquidity Provider delivers SOL to the Trust’s Clearing Account in exchange for the cash purchase price, a delivery facilitated by the SOL Custodian under the Clearing Agreement. Upon settlement by the SOL Custodian, in its capacity as the provider of Clearing Services pursuant to the Clearing Agreement, of the SOL purchase from the Liquidity Provider and the deposit of SOL in the Trust’s Clearing Account, the Trust instructs the Transfer Agent to release the Shares to the Authorized Participant, and the Transfer Agent directs DTC to credit the number of Shares ordered to the applicable DTC account, by close of business on the Creation Settlement Date and the Creation Order is settled. If the SOL purchase transaction between the Trust and the Liquidity Provider fails to settle, the Authorized Participant shall have the option to cancel the Creation Order, in which case the Trust will return the Required Cash Creation Total less the Cash Amount to the Authorized Participant and the Shares will not be issued, or the Sponsor may use an alternative execution method for the Trust to purchase SOL, in which case the Authorized Participant agrees and acknowledges it is responsible for any Purchase Slippage and Cash Amount relating to such alternative execution method. The expense and risk of delivery and ownership of cash until such cash has been received in immediately available, cleared federal funds by the Cash Custodian on behalf of the Trust will be borne solely by the Authorized Participant.
Rejection of Purchase Orders
The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:
•the purchase order or Basket Deposit is not in proper form;
•it would not be in the best interest of the Shareholders of the Trust;
•the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;
•the acceptance or receipt of the purchase order or the Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or
•circumstances outside the control of the Trust, the Sponsor, the Marketing Agent or the SOL Custodian or Cash Custodian make it, for all practical purposes impracticable or not feasible to process Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).
None of the Sponsor, the Transfer Agent, the SOL Custodian or the Cash Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures
The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on SOL or cash being removed from the Trust’s SOL Custodian or Cash Custodian account. Currently, redemption orders are processed in cash or SOL. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the order cut-off time for an order on a Business Day (the “Redemption Order Cut-Off Time”). The Redemption Order Cut-Off Time is 3:59:59 p.m. Eastern time on a trade date or as otherwise communicated by the Sponsor. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).
For a cash redemption, on the trade date for a Redemption Order (the “Redemption Trade Date”), following receipt of the Redemption Order from the Authorized Participant, the Trust shall instruct the SOL Custodian to move the SOL in the amount of the Basket Deposit out of the Trust’s account at the SOL Custodian into the Trust’s Clearing Account. On the Redemption Trade Date, the Trust in its sole discretion, shall select a Liquidity Provider and execute a trade to sell the SOL in exchange for cash to be delivered on the settlement date for a Redemption Order (which shall be the Business Day immediately following the Redemption Trade Date unless the Trust, Sponsor, and Authorized Participant agree to a different date) (the “Redemption Settlement Date”). The Liquidity Providers as of the date of this Prospectus, that have agreed to serve as a Liquidity Provider and have consented to be named in this Prospectus are [ ]. Additional Liquidity Providers may be added at any time, subject to the Sponsor’s sole discretion. The Redemption Settlement Date shall be the immediately following Business Day after the Redemption Trade Date, unless the parties otherwise agree in writing. The Liquidity Provider, not the Authorized Participant, shall be responsible for purchasing SOL from the Trust. By placing a Redemption Order, an Authorized Participant agrees to facilitate the delivery of the Basket of Shares.
Once the Transfer Agent notifies the SOL Custodian or Cash Custodian (as applicable), the Sponsor and the Administrator that the Shares have been received in the Trust’s DTC account, the Administrator instructs the SOL Custodian or Cash Custodian (as applicable) to transfer the redemption SOL or cash amount from the Trust’s SOL Custodian or Cash Custodian account to the Authorized Participant.
SOL held in the Trust’s SOL Custodian account is the property of the Trust and is not leased, or loaned under any circumstances.
Determination of Redemption Distribution
By 8:00 p.m. Eastern time (or such other time as the parties may agree) on the Redemption Trade Date, the Administrator will calculate and transmit the Required Cash Redemption Total that the Trust is responsible for delivering in cash on Redemption Settlement Date to the Authorized Participant’s designated bank account. The Required Cash Redemption Total consists of (1) Basket Cash Component, minus (2) the Cash Amount, and minus (3) any Redemption Slippage. The Trust acknowledges that, if the actual cash sale price realized from selling SOL to the Liquidity Provider is above the Basket Cash Component, the Authorized Participant shall be entitled to retain the difference and the Required Cash Redemption Total shall be increased accordingly.
Delivery of Redemption Distribution
On the Redemption Settlement Date, the Liquidity Provider delivers cash to the Trust’s Fiat Account in exchange for the cash purchase price, as facilitated by the SOL Custodian under the Clearing Agreement. Upon settlement of the SOL sale by the Trust to the Liquidity Provider and the receipt of the Liquidity Provider’s cash in the Trust’s Fiat Account, the Trust instructs the SOL Custodian to transfer the cash to the Trust’s Cash Custodian account. The Trust then instructs the Transfer Agent to deliver the Authorized Participant’s Shares in the Basket Deposit back to the Trust, in exchange for which the Trust instructs the Cash Custodian to transfer the Required Cash Redemption Total to the Authorized Participant’s designated bank account and the Redemption Order is settled. If the SOL sale transaction between the Trust and the Liquidity Provider fails to settle, the Authorized Participant shall have the option to cancel the Redemption Order, in which case the Trust will retain its SOL and the Authorized Participant will retain the associated Shares and will not receive any cash, or the Sponsor may use an alternative execution method for the Trust to sell SOL, in which case the Authorized Participant agrees and acknowledges it is responsible for any Redemption Slippage and Cash Amount relating to such alternative execution method. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed.
Suspension or Rejection of Redemption Orders
The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of SOL is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of SOL decreases before such Authorized Participant is able to complete such redemption order, such Authorized Participant may sustain a loss with respect to the amount that it would have been able to obtain in exchange for the SOL received from the Trust upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, the provider of Clearing Services, the Cash Custodian or the SOL Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. To the extent that the Sponsor suspends the right of redemption, the Trust will notify Shareholders in a prospectus supplement and a current report on Form 8-K or in its annual or quarterly reports.
Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the SOL Custodian make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 25,000 Shares (i.e., 1 Basket) or less.
The Marketing Agent shall notify the Authorized Participant of a rejection or suspension of any redemption order. The Marketing Agent is under no duty, however, to give notification of any specific defects or irregularities nor shall the Marketing Agent or the Trust incur any liability for the failure to give any such notification. The Trust and the Marketing Agent may not revoke a previously accepted redemption order.
Creation and Redemption Transaction Fee
To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.
Tax Responsibility
Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions
As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of SOL (or corresponding amount of cash) equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.
As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.
Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of SOL or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.
Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of SOL.

USE OF PROCEEDS
Proceeds received by the Trust from the issuance of Baskets consist of SOL or cash. Deposits of SOL are held by the SOL Custodian or the Additional SOL Custodian on behalf of the Trust. Deposits of cash are delivered to the Cash Custodian, following which the Sponsor shall instruct the Cash Custodian to transfer the cash to the SOL Custodian to enable the SOL Custodian to facilitate the purchase of SOL from Liquidity Providers, followed by the transfer of such SOL to the SOL Custodian or the Additional SOL Custodian, in each case, at the Sponsor’s instruction.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST
The beneficial interest in the Trust is divided into shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.
All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Every Shareholder, by virtue of having purchased or acquired a Share, shall have expressly consented and agreed to be bound by the terms of the Trust Agreement.
The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST
There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.
The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.
The Sponsor has the authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have no voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.
The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.
Affiliates of the Sponsor, including Van Eck Associates Corporation, have and may in the future issue various exchange traded products and other pooled investment vehicles that provide exposure to certain digital assets in US and non-US jurisdictions. In addition, the Sponsor’s affiliates may engage in trading of SOL across affiliates. The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Ethics, which address conflicts of interest. Additionally, the Sponsor has adopted policies and procedures requiring that certain personnel pre-clear trading activity in certain digital assets, including SOL. The Sponsor believes that these pre-clearance requirements, in addition to other controls, are reasonably designed to mitigate the risk of conflicts of interest and other impermissible activity.
The Sponsor and affiliates thereof may participate in transactions related to SOL, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the SOL held by the Trust and, consequently, on the market value of SOL.
Because these parties may trade SOL for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in SOL which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.
If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.
MarketVector is the index sponsor and index administrator for the MarketVectorTM Solana Benchmark Rate and a wholly-owned subsidiary of VanEck, which may create conflicts of interest as a result of such relationship. In addition, CryptoCompare Data Limited is the calculation agent for the MarketVectorTM Solana Benchmark Rate and an affiliate of VanEck. Appropriate procedures have been implemented to avoid any conflicts of interest adversely affecting the interests of Shareholders. However, Shareholders should be aware that MarketVector has not taken the interests of the Shareholders into consideration when creating the MarketVectorTM Solana Benchmark Rate, and MarketVector will have no obligation to take the interests of the Shareholders into account when maintaining, modifying, rebalancing, reconstituting or discontinuing the MarketVectorTM Solana Benchmark Rate. Actions taken by MarketVectorTM in respect of the MarketVectorTM Solana Benchmark Rate may have an adverse impact on the value or liquidity of the Shares. The interests of MarketVector and the Shareholders may not be aligned. MarketVector will have no responsibility or liability to the Shareholders.
VanEck is a minority interest holder in the parent company of Gemini Trust Company, LLC, which is the SOL Custodian, representing less than 1% of its equity. The SOL Custodian serves as a fiduciary and custodian on the Trust's behalf, and is responsible for safeguarding the SOL, and holding the private keys that provide access to the SOL in the Trust's SOL Account.
Resolution of Conflicts Procedures
The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

DUTIES OF THE SPONSOR
The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).
Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:
•execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;
•retain independent public accountants to audit the accounts of the Trust;
•employ attorneys to represent the Trust;
•select the Trust’s Trustee, administrator, transfer agent, custodian(s), SOL trading platform counterparties and OTC market participant counterparties, index provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);
•negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in the Prospectus;
•develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;
•maintain the Trust’s website;
•acquire and sell SOL, which may be facilitated by the SOL Custodian, with a view to providing Shareholders with exposure to SOL at a price that reflects the performance of the price of SOL less the expenses of the Trust’s operations, valuing the Trust’s Shares daily based on the reported MarketVectorTM Solana Benchmark Rate, or any other pricing or valuation methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing or valuation methodology without Shareholder approval);
•determine the Trust’s NAV and NAV per Share, and select, remove, change, or replace the pricing or valuation methodology or policies used to value the Trust’s assets and determine NAV and NAV per Share, in its sole discretion;
•enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;
•receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as described in the Trust Agreement and in the Authorized Participant Agreement;
•in connection with purchase orders, receive directly or through its delegates the number of SOL and/or cash in an amount equal to the Basket Deposit from Authorized Participants;
•in connection with purchase orders, after accepting an Authorized Participant’s purchase order and receiving SOL in an amount equal to the Basket Deposit, or the amount of cash needed to purchase the quantity of SOL corresponding to the Basket Deposit, the Sponsor or its delegate will direct the Trust’s appointed transfer agent to credit the Baskets to fill the Participant’s purchase order within one Business Day immediately following the receipt of SOL and/or cash;

•receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as described in the Trust Agreement and in the Authorized Participant Agreement;
•in connection with redemption orders, after receiving the redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Trust’s DTC account has been credited with the Baskets to be redeemed, the Sponsor or its delegates will transfer to the redeeming Authorized Participant: i) in the case of an in- kind redemption, an amount of SOL equal to the amount of SOL represented by the Baskets being redeemed; ii) in the case of a redemption for cash, the cash proceeds of the sale of such SOL;
•the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Solana Network, is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Trust’s purposes;
•assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;
•use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration;
•monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;
•perform such other services as the Sponsor believes the Trust may from time to time require; and
•in general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.
To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION
Trustee
The Trustee will not be liable for the acts or omissions of the Sponsor, the Transfer Agent or any other person, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor, the Transfer Agent, the Trust or any other person under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:
(a)the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;
(b)no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
(c)under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;
(d)the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;
(e)the Trustee has not prepared or verified, and shall have no duty, responsibility or obligation or any liability therefore, for any information, disclosure, or other statement in any memorandum or other documents issued in connection with the sale or transfer of any Shares;
(f)the Trustee will not be liable or any actions taken or omitted to be taken by it in accordance with the written instructions of the Sponsor;
(g)the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement, or to institute, conduct or defend any litigation under the Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Sponsor unless the Sponsor has offered CSC Delaware Trust Company (in its individual capacity and in its capacity as Trustee) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by it (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;
(h)Notwithstanding anything contained herein to the contrary, the Trustee will not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent, approval, authorization or order of, giving of notice to, or the registration with or taking any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge becoming payable by the Trustee under the laws of any jurisdiction or any political subdivision thereof other than the State of Delaware, or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the actions of the trustee contemplated by this Trust Agreement;
(i)the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;
(j)in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;
(k)except as expressly provided in Article 3 of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and
(l)the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.
The Trustee, in its individual capacity and in its capacity as Trustee, or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.
Sponsor
The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any SOL or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.
In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

PROVISIONS OF LAW
According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.
Provisions of Federal and State Securities Laws
This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.
These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS
The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders have no voting rights under the Trust Agreement.
The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.
The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Sponsor is not governed by a board of directors. The following persons, in their respective capacities as directors or executive officers of the Sponsor perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them. The principals and executive officers of the Sponsor are as follows:
Jan F. van Eck
Mr. van Eck, (born 1963), serves as the Chief Executive Officer and President of the Sponsor and VanEck. Mr. van Eck joined VanEck in 1992 and its Executive Management Team in 1998. Additionally, he is the President and CEO of Van Eck Securities Corporation. Furthermore, Mr. van Eck is a Trustee, the President and Chief Executive Officer of VanEck Vectors ETF Trust, VanEck Funds and VanEck VIP Trust. Furthering VanEck’s mission to anticipate asset classes and trends, Mr. van Eck has created strategic beta, tactical allocation, emerging markets, and commodity- related investment strategies in mutual fund, ETF, and institutional formats. Mr. van Eck founded the VanEck’s ETF business in 2006. One of the world’s largest ETF sponsors, the Van Eck offers ETFs, branded VanEck Vectors®, globally across equity and fixed income asset classes. Mr. van Eck holds a JD from Stanford University and graduated Phi Beta Kappa from Williams College with a major in Economics. He has registrations with the National Futures Association and the Financial Industry Regulatory Authority. Mr. van Eck is a Director of the National Committee on United States- China Relations. He routinely appears on CNBC and Bloomberg Television, and was a 2013 Finalist for Institutional Investor’s Fund Leader of the Year and a 2019 finalist for ETF.com’s Lifetime Achievement Award.
John J. Crimmins
Mr. Crimmins (born 1957) serves as Vice President, Treasurer and Chief Financial Officer of the Sponsor. Mr. Crimmins joined VanEck in 2009 as Vice President of Portfolio Administration. He is primarily responsible for overseeing portfolio accounting and administration. He also serves as Chief Financial Officer and Treasurer to the VanEck Funds, VanEck VIP Trust and VanEck ETF Trust. Prior to joining VanEck, Mr. Crimmins was the Chief Financial, Operating and Compliance Officer for Kern Capital Management LLC from 1997 to 2009 and the Vice President and Director of Mutual Fund Administration for Evergreen Investment Services from 1987 to 1997. Previously, Mr. Crimmins acted as Vice President and Controller for Pilgrim Group for three years and was in public accounting for six years. Mr. Crimmins is a Certified Public Accountant and received a BS in Accounting from St. John’s University.

BOOKS AND RECORDS
The Trust keeps its books of record and account at the office of the Sponsor located at 666 Third Avenue, 9th Floor, New York, NY 10017, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.
The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS
After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.
The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.
The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR
The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION
The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the 1933 Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, the Exchange Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor and the Trust.
Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

LEGAL MATTERS
Litigation and Claims
Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.
Legal Opinion
Clifford Chance US LLP has advised the Sponsor in connection with the Shares being offered and has also rendered an opinion regarding the material federal income tax consequences relating to the shares. Clifford Chance US LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.
EXPERTS
The financial statements of VanEck Solana ETF are included herein in reliance on the report of [  ] an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS
Additional SOL Custodial Services Agreement
For more information, see the description of the Additional SOL Custodial Services Agreement provided in “THE TRUST’S SERVICE PROVIDERS—The Additional SOL Custodian” above.
Administration and Accounting Agreement
For more information, see the description of the Administration and Accounting Agreement provided in “THE TRUST’S SERVICE PROVIDERS—The Administrator” above.
Cash Custody Agreement
For more information, see the description of The Cash Custody Agreement provided in “THE TRUST’S SERVICE PROVIDERS—The Cash Custodian”.
Clearing Agreement
For more information, see the description of The Clearing Agreement provided in “THE TRUST’S SERVICE PROVIDERS—The Clearing Agreement – The SOL Custodian’s Role in the Clearing Agreement”.
Custodial Services Agreement
For more information, see the description of the Custodial Services Agreement provided in “THE TRUST’S SERVICE PROVIDERS—The SOL Custodian” above.
Transfer Agency Agreement
On [   ], 2025, the Trust entered into a transfer agency and service agreement (the “Transfer Agency Agreement”) with [ ].
Pursuant to the Transfer Agency Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) establishing and maintaining each Authorized Participant’s account in the Trust; (ii) receiving and processing orders for the purchase of creation units from the Sponsor or Trust and deliver any cash payment to the custodian; (iii) receiving and processing redemption requests and directions from the Sponsor or Trust; and (iv) recording the issuance of Shares of the Trust and maintaining a record of the total number of Shares of the Trust which are issued and outstanding, based upon data provided to it by the Trust.
The Transfer Agreement will have a one-year initial term and will automatically be renewed for successive one year periods, unless terminated pursuant to the terms of the agreement.
Marketing Agreement
On June 10, 2025, the Sponsor entered into a marketing agent agreement (the “Marketing Agreement”) with the Marketing Agent.
Under the Marketing Agreement, the Sponsor has agreed to develop and prepare, subject to the review and written approval of the Marketing Agent, marketing materials for the Trust, which will comply with all applicable laws, rules and regulations in all material respects. The Sponsor shall prepare and make all regulatory filings for all marketing materials prepared by either party on a timely basis.
The Marketing Agreement also provides that the Marketing Agent shall develop and prepare, subject to the review and written approval of the Sponsor, marketing materials for the Trust, which will comply with all applicable laws, rules and regulations in all material respects. If the Marketing Agent becomes the sponsor of the trust, it shall prepare and make all regulatory filings for all marketing materials prepared by either party on a timely basis.

The Marketing Agent will use its best efforts to market the Shares in accordance with the terms of the Marketing Agreement. In addition, the Marketing Agent will develop a “landing page” for the Trust, which can be part of an existing non-exclusive website. The website may include, among other things, sales material, prospectuses, and closing prices.
Sublicense Agreement
On June 11, 2025, the Trust entered into an index sublicense agreement (the “Sublicense Agreement”) with the Sponsor, pursuant to which the Sponsor has granted the Trust a transferable, worldwide license to use (i) the MarketVector™ Solana Benchmark Rate and (ii) the trade name and service mark rights to “Market Vector”. The Sublicense Agreement is effective for three years and shall automatically renew for successive one-year terms unless the Trust terminates the agreement in accordance with the terms of the Sublicense Agreement or provides notice of its intent to not renew the Sublicense Agreement.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below) represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Clifford Chance US LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax- advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, Shareholders who do not acquire their Shares solely for cash, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences (or any consequences under any U.S. federal tax law other than U.S. federal income tax law) that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.
For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.
Taxation of the Trust
The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Clifford Chance US LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of Clifford Chance US LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.
Taxation of U.S. Shareholders
Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying SOL related to such Shares.
Current IRS guidance on the treatment of convertible virtual currencies classifies SOL as “property” that is not currency for U.S. federal income tax purposes and clarifies that SOL could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of SOL. Because SOL is a new technological innovation, the U.S. federal income tax treatment of SOL or transactions relating to investments in SOL may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving SOL. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any SOL the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.
Although the Trust generally does not intend to sell SOL, it may use SOL to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such SOL, and/or it may periodically sell SOL in an amount sufficient to pay those expenses using fiat currency. If the Trust sells SOL (for example to generate cash to pay fees or expenses) or is treated as selling SOL (for example by using SOL to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the SOL that was sold. A Shareholder’s tax basis for its share of any SOL sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the SOL held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of SOL sold, and the denominator of which is the total amount of the SOL held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the SOL remaining in the Trust should be equal to its tax basis for its share of the total amount of the SOL held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the SOL that was sold.
Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the SOL held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the SOL held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current

IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling SOL) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the SOL that was sold. The Trust plans to treat a redemption of a some or all of a Shareholder’s Shares, in exchange for cash, in the same manner as a sale of some or all of a Shareholder’s Shares (as described above) for that amount of cash, though no assurance can be provided that the IRS will not take a different position.
Gains or losses from the sale of SOL to fund cash redemptions are expected to be treated as incurred by the Shareholder that is being redeemed, and the amount of such gain or loss generally will equal the difference between (a) the amount realized pursuant to the sale of the SOL, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the SOL held in the Trust that is sold to fund the redemption, as determined in the manner described in the paragraph that is two paragraphs above this one. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event to the Shareholder.
An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying SOL represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the SOL received in the in-kind redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the SOL held in the Trust immediately prior to the in-kind redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the SOL received should include the period during which the Shareholder held the Shares redeemed in kind. A subsequent sale of the SOL received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.
After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the SOL held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the SOL held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the SOL received by the Shareholder in the redemption.
If a hard fork occurs in the Solana Blockchain, the Trust could temporarily hold both the original SOL and the alternative new asset as the Sponsor determines, in its sole discretion, which asset it believes is generally accepted as SOL. The other asset will be treated as an Incidental Right and/or IR Virtual Currency, in accordance with the procedures specified herein. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. The receipt, distribution and/or sale of the new alternative asset may cause Shareholders to incur a U.S. federal income tax liability. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income and it is anticipated that any gain or loss from disposition of any assets received in the airdrop would generally be treated as giving rise to capital gain or loss that generally would be short-term capital gain or loss, unless the holding period of those assets were treated as being greater than one year as of the time they are sold. The Sponsor has committed to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Trust to retain those assets.
3.8% Tax on Net Investment Income
Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses
Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale. It is also possible that, based on the mechanics associated with redemptions, a Shareholder may recognize some amount of income, expense, gain or loss in connection with redemptions of other Shareholders, based on differences between the prices at which Shareholders generally will be redeemed and the actual prices at which the Trust sells SOL.
Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of SOL by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income.
Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.
Investment by Certain Retirement Plans
Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.
United States Information Reporting and Backup Withholding
The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.
The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Taxation in Jurisdictions Other Than the United States
Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.
PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS
The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.
“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.
In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.
It is intended that: (a) none of the Sponsor, the Trustee, the SOL Custodian, the Additional SOL Custodian, the Cash Custodian or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW
This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.
You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.
You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.
We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL
The Trust expects to use the following sales material it has prepared:
•the Trust’s website, which is accessible at www.vaneck.com; and
•the Trust Fact Sheet found on the Trust’s website.
The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY
The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.
The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION
The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.
Information about the Trust and the Shares can also be obtained from the Trust’s website, which is accessible at www.vaneck.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.
The reports and other information is available online at www.sec.gov.

PRIVACY POLICY
The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.
The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.
The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.
Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.
A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at www.vaneck.com.

APPENDIX A
GLOSSARY OF DEFINED TERMS
In this Prospectus, each of the following terms have the meanings set forth after such term:
“1933 Act”: The Securities Act of 1933.
“1940 Act”: Investment Company Act of 1940.
“Administrator”: [ ].
“Advisers Act”: Investment Advisers Act of 1940.
“Additional SOL Account”: The special account opened by the Additional SOL Custodian for the purpose of holding the Trust’s SOL.
“Additional SOL Custodian”: Coinbase Custody Trust Company, LLC.
“Additional SOL Custody Agreement”: The agreement which establishes the rights and responsibilities of the Additional SOL Custodian, the Sponsor and the Trust with respect to the custody of the Trust’s SOL.
“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.
“Authorized Participant Agreement”: An agreement entered into by an Authorized Participant, the Sponsor and the Trustee that provides the procedures for the creation and redemption of Baskets.
“Basket”: A block of 25,000 Shares used by the Trust to issue or redeem Shares. “Basket Deposit”: The total deposit required to create each basket.
“Business Day”: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.
“Cash Custodian”: [ ].
“Cash Custody Agreement”: The agreement pursuant to which the Cash Custodian acts as custodian for the Trust’s cash and non-SOL assets, if any.
“Custody Agreement”: The agreement which establishes the rights and responsibilities the SOL Custodian, the Sponsor and the Trust with respect to the custody of the Trust’s SOL.
“CBDC”: Central Bank Digital Currencies.
“CEA”: Commodity Exchange Act of 1936.
“CFPB”: The U.S. Consumer Financial Protection Bureau.
“CFTC”: The U.S. Commodity Futures Trading Commission.
“Code”: Internal Revenue Code of 1986, as amended.
“DOL”: The U.S. Department of Labor, responsible for promulgating and enforcing rules under ERISA.
“DSTA”: The Delaware Statutory Trust Act.
“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.
“DTC Participant”: An entity that has an account with DTC.
“ERISA”: The Employment Retirement Income Security Act of 1974.

“SOL Account”: The special account opened by the SOL Custodian for the purpose of holding the Trust’s SOL and facilitating the transfer of SOL required for the operation of the Trust.
“Exchange Act”: The Securities Exchange Act of 1934.
“Expenses”: Any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including those under State or federal securities laws) of any kind of nature whatsoever for which an Indemnified Person will be entitled to Indemnification, to the fullest extent permitted by law, from the Sponsor or the Trust.
“FinCEN”: The U.S. Department of Treasury Financial Crimes Enforcement Network.
“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.
“IIV”: Intraday indicative value.
“Incidental Rights”: Rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, other than SOL, which rights are incident to the Trust’s ownership of SOL and arise without any action of the Trust, or of the Sponsor or Trustee on behalf of the Trust. The Sponsor shall cause the Trust to irrevocably abandon Incidental Rights.
“Indemnified Person”: The Trustee or any officer, affiliate, director, employee, or agent of the Trustee who is entitled to indemnification from the Sponsor or the Trust.
“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.
“IR Virtual Currency”: Any virtual currency tokens, or other asset or right, that is not SOL, and is acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.
“IRA”: Individual retirement account.
“IRS”: U.S. Internal Revenue Service.
“Marketing Agent”: Van Eck Securities Corporation.
“MarketVector”: MarketVector Indexes GmbH, the sponsor of MarketVectorTM Solana Benchmark Rate.
“NAV”: Net asset value of the Trust.
“NFA”: National Futures Association.
“OTC”: Over-the-counter market.
“Plans”: Employee benefit plans and/or certain other plans and arrangements subject to Title I of ERISA and/or Section 4975 of the Code.
“Plan Assets Regulation”: U.S. Department of Labor (DOL) Regulation 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, which defines plan assets.
“Redemption Order Date”: The date a redemption order is received in satisfactory form and approved by the Marketing Agent. “Register”: The record of all shareholders and holders of the Shares in certificated form kept by the Administrator.
“SEC”: The U.S. Securities and Exchange Commission.
“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.
“Shareholders”: Holders of Shares.

“SOL Account”: The special account opened by the SOL Custodian for the purpose of holding the Trust’s SOL and facilitating the transfer of SOL required for the operation of the Trust.
“SOL Custodian”: Gemini Trust Company, LLC.
“Solana Network”: The decentralized, open source protocol, peer-to-peer electronic network that comprises the infrastructure of Solana.
“Sponsor Indemnified Party”: The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries who are indemnified by the Trust and held harmless against any loss, liability, or expense incurred arising out of or in connection with the performance of its obligations under or actions taken according to the Trust Agreement, except for those incurred as a result of gross negligence, bad faith, or willful misconduct.
“The Sponsor”: VanEck Digital Assets, LLC, a Delaware limited liability company.
“The Sponsor Fee”: The unified fee of [ ] to be paid to the Sponsor by the Trust as compensation for services performed under the Trust Agreement.
“The Trust”: VanEck Solana ETF.
“Transfer Agent”: [ ].
“Trust Agreement”: The Amended and Restated Declaration of Trust and Trust Agreement of VanEck Solana ETF, dated as of March 10, 2025.
“Trustee”: CSC Delaware Trust Company, a Delaware trust company.
“VanEck”: Van Eck Associates Corporation.
“You”: The owner or holder of Shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
[          ]

VanEck Solana ETF
STATEMENT OF ASSETS AND LIABILITIES
(Unaudited)
At June 10, 2025

ASSETS:
Cash	$100,000
Total Assets	100,000
LIABILITIES:
Total Liabilities	—
Commitments and contingent liabilities (Note 6)	—
NET ASSETS	$100,000

Shares issued and outstanding (a)	4,000
Net Asset Value per Share (Note 2)	25.00
(a)No par value, unlimited amount authorized
See Notes to Financial Statement

NOTES TO FINANCIAL STATEMENT (Unaudited)
June 10, 2025
Note 1. Organization:
The VanEck Solana ETF (the “Trust”), a Delaware statutory trust, is an exchange-traded fund that issues common shares of beneficial interest in an ownership of the Trust. The shares are traded on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to reflect the performance of Solana (“SOL”) less the operating expenses of the Trust. The Trust is managed and controlled by VanEck Digital Assets, LLC (the “Sponsor”), a wholly-owned subsidiary of Van Eck Associates Corporation (“VanEck”). The Delaware Trust Company, is the “Trustee” of the Trust. The Trust had no operations other than the initial seed transaction.
Note 2. Significant Accounting Policies:
A.    Basis of Preparation and Use Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.
The Trust qualifies as an investment company solely for accounting purposes and not for any other purpose and follows accounting and reporting requirements of Accounting Standards Codification (“ASC”) 946 Financial Services—Investment Companies, but is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended.
B.    Cash
Cash represents cash deposits held at a major financial institution and is subject to credit risk to the extent its balance exceeds the federally insured limits. As of June 10, 2025, the Trust’s cash balance did not exceed the federal insured limits.
C.    Investment Valuation
The Trust values its investments in SOL and other assets and liabilities at fair value daily. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.
The Trust identifies and determines the SOL principal market (or in the absence of a principal market, the most advantageous market) for GAAP financial statement purposes consistent with the application of fair value measurement framework in Financial Accounting Standards Board (“FASB”) ASC 820 at 11:59 p.m. EST. Under ASC 820, a principal market is the market with the greatest volume and activity level for the asset or liability. The Sponsor on behalf of the Trust will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.
Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (observable inputs) or they may be internally developed (unobservable inputs). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The three levels of the fair value hierarchy are as follows:
Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 – Unobservable inputs where there are little or no market activity for the asset or liability, including the Trust’s assumptions used in determining the fair value of investments.
D.    Solana
SOL transactions are accounted for on trade date. Realized gains and losses on the sale of SOL are determined based on the average cost method. Under ASC Topic 946, the average cost method is an accepted method to determine realized gains and losses on the sale of SOL. Proceeds received by the Trust from the issuance of baskets consist of SOL. Deposits of SOL will be held by Gemini Trust Company, LLC (the “SOL Custodian”) and will also held at Coinbase Custody Trust Company, LLC (the “Additional SOL Custodian”, and collectively the “SOL Custodians”), on behalf of the Trust until (i) delivered out in connection with redemptions of baskets or cash or (ii) sold by the Sponsor, which may be facilitated by the SOL Custodians to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.
There was no SOL, held as of June 10, 2025.
E.    Calculation of Net Asset Value
The Trust’s net asset value (“NAV”) is calculated based on the Trust’s net asset holdings as reconciled to the SOLCustodians’ accounts on a market approach, determined on a daily basis in accordance with the MarketVectorTM Solana Benchmark Rate price at 4:00 pm EST. The Trust’s NAV per Share is calculated by taking the current market value of its total assets, subtracting any liabilities, and then dividing that total by the total number of outstanding Shares. The Trust Agreement gives the Sponsor the exclusive authority to determine the Trust’s NAV and the Trust’s NAV per Share, which it has delegated to the Administrator.
F.    Federal Income Taxes
The Trust is treated as a grantor trust for federal income tax purposes and, therefore, no provision for federal income taxes is required. Any interest, expenses, gains and losses are passed through to the holders of Shares of the Trust. The Sponsor has reviewed the tax positions as of June 10, 2025, and has determined that no provision for income tax is required in the Trust’s financial statements.
G.    Segment Reporting
The Trust adopted FASB Accounting Standards Update 2023-07 Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures (“ASU 2023-07”). The provisions of the new standard require additional financial statements disclosures related to segment reporting to enable investors to better understand an entity’s overall performance and to assess its potential future cash flows. The adoption of the ASU 2023-07 had no impact on the Trust’s financial position or results of operations.
Note 3. Trust Expenses and Other Agreements
The Trust will pay to the Sponsor a unified fee (the “Sponsor Fee”) that will accrue daily. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. The Sponsor from time to time will sell SOL, which may be facilitated by the custodian, in such quantity as is necessary to permit payment of the Sponsor Fee and Trust expenses and liabilities not assumed by the Sponsor.
The Trustee’s fee is paid by the Sponsor and is not an expense of the Trust.
The Trust will hold its SOL at the SOL Custodians, both of which are regulated third-party custodians that carry insurance and are responsible for safekeeping of SOL owned by the Trust and holding private keys that provide access to the SOL in the Trust’s SOL account.
State Street Bank and Trust Company serves as the Trust’s administrator, transfer agent and cash custodian.

Note 4. Related Parties
The Sponsor is considered to be a related party to the Trust.
MarketVector Indexes GmbH is the index sponsor and index administrator for the MarketVector Solana Benchmark Rate, which is used by the Trust to determine its net asset value. MarketVector Indexes GmbH is an indirectly wholly-owned subsidiary of Van Eck Associates Corporation.
Van Eck Securities Corporation, a marketing agent to the Trust, is a wholly owned-subsidiary of VanEck.
Van Eck Associates Corporation is the initial seed investor on June 10, 2025.
Note 5. Capital Share Transactions
Investors can buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol VSOL. Shares are bought and sold throughout the trading day like other publicly traded securities.
The Trust continuously offers the Trust Shares in creation baskets consisting of 25,000 Shares to authorized participants. Authorized participants pay a transaction fee for each order they place to create or redeem one or more creation baskets. The Administrator calculates the cost to purchase (or sell in the case of a redemption order) the amount of SOL represented by the baskets being created (or redeemed); the amount of SOL represented is equal to the combined NAV of the number of Shares included in the baskets being created (or redeemed).
The Trust creates and redeems Shares, but only in one or more creation baskets. Creation baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of SOL represented by the baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. EST on the day the order to create or redeem baskets is properly received. Only authorized participants may place orders to create and redeem baskets through the transfer agent. The transfer agent will coordinate with the Trust’s custodian in order to facilitate settlement of the Shares and SOL.
Share activity is as follows:

	Shares		Amount
Shares issued	4,000	(a)	100,000
Shares redeemed	—		—
Net increase	4,000		100,000
______________
(a)Van Eck Associates Corporation is the sole shareholder as of June 10, 2025.
Note 6. Commitments and Contingent Liabilities
In the normal course of business, the Trust enters into contracts that contain a variety of general indemnifications. The Trust’s maximum exposure under these agreements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred. However, the Sponsor believes the risk of loss under these arrangements to be remote.
Note 7. Concentration Risk
Substantially all of the Trust’s assets are holdings of SOL, which creates a concentration risk associated with fluctuations in the value of SOL due to number of factors. Accordingly, a decline in the value of SOL will have an adverse effect on the value of the Shares of the Trust. Factors that may have the effect of causing a decline in the value of SOL include high volatility, which could have a negative impact on the performance of the Trust. SOL exchanges are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. The value of the Shares depends on the development and acceptance of the Solana Network. The slowing or stopping of the development or acceptance of the Solana Network may adversely affect an investment in the Trust. The price of SOL on the SOL market has exhibited periods of extreme volatility. The Trust is subject to risks due to its concentration of investments in a single asset class. Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price. The amount of SOL represented by the Shares may decline over time.
Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust. Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act. Future legal or regulatory developments may negatively affect the value of SOL or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to liquidate.
The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares. The market infrastructure of the SOL spot market could result in the absence of active authorized participants able to support the trading activity of the Trust.
Shareholders that are not authorized participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.
Note 8. Subsequent Event Review
The Trust has evaluated subsequent events and transactions for potential recognition or disclosure through the date the financial statements were issued and has determined that there are no material events that would require disclosure.

VANECK SOLANA ETF
PROSPECTUS
[    ], 2025
Until [     ], 2025 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the Sponsor in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in this registration statement.

SEC registration fee (actual)	$		*
Listing fee (actual)	$	[4,500]
Auditor’s fees and expenses	$	$20,000.00
Legal fees and expenses	$	$500,000.00
Printing expenses	$	$50,000.00
Miscellaneous expenses	$	$12,500.00
Total	$	[587,000]
__________________
*An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.
Item 14. Indemnification of Directors and Officers.
The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.
Item 15. Recent Sales of Unregistered Securities.
None.
Item 16. Exhibits and Financial Statement Schedules.
(a)Exhibit.
The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.
(b)Financial Statement Schedules.
Not applicable.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Fee Tables” or “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
(1)Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)If the registrant is relying on Rule 430B:
(A)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Certificate of Trust
3.2	Certificate of Amendment
4.1	Amended and Restated Declaration of Trust and Trust Agreement
5.1	Opinion of Clifford Chance US LLP as to legality*
8.1	Opinion of Clifford Chance US LLP as to tax matters*
10.1	Form of Initial Authorized Participant Agreement
10.2	Marketing Agreement
10.3	Gemini Custody Agreement
10.4	Trust Administration and Accounting Agreement
10.5	Transfer Agency Agreement
10.6	Index SubLicense Agreement
10.7	Cash Custody Agreement
10.8	Subscription Agreement
10.9	Clearing Agreement
10.10	Additional SOL Custodian Agreement
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Clifford Chance US LLP (included in Exhibits 5.1 and 8.1)*
107	Filing Fee Tables
_________________
*To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 13, 2025.

VanEck Solana ETF

By:	VanEck Digital Assets, LLC, as Sponsor of the Trust

By:	/s/ Matthew A. Babinsky
Name: Matthew A. Babinsky
Title: Vice President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Jan F. van Eck	Jan F. van Eck	June 13, 2025
President and Chief Executive Officer
(Principal Executive Officer)

/s/ John J. Crimmins	John J. Crimmins	June 13, 2025
Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)
__________________
*The registrant will be a trust and the persons are signing in their capacities as officers of VanEck Digital Assets, LLC, the Sponsor of the registrant.